UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
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of the Securities Exchange Act of 1934
(Amendment No.      )

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PROG Holdings, Inc.
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PROG
Holdings, Inc.

2026

Notice of Annual Meeting of Stockholders and Proxy Statement

256 West Data Drive Draper, Utah 84020
March 26, 2026
To My Fellow Shareholders:
I would like to invite you to our 2026 Annual Meeting of Shareholders, which will be held on Wednesday, May 6, 2026, at 8:00 a.m. Mountain Time at the Little America Hotel, 500 Main Street, Salt Lake City, Utah 84101.
I am pleased to report that, during 2025, our three-pillar strategy to Grow, Enhance and Expand – which is our strategy for delivering compelling value for our customers, partners and shareholders – continued to drive strong results. As we discussed during our Investor Day earlier this month, a key goal of our strategy is to evolve from a leasing-centric business to a multi-product ecosystem of transparent and inclusive payment solutions for near- and below-prime customers and their families.
To that end, our acquisition of Purchasing Power earlier this year significantly expanded our suite of integrated offerings with a scalable and highly complementary payroll deduction payment solution that provides us with a tremendous opportunity to deepen customer engagement, diversify our revenue streams and accelerate profitable growth. Purchasing Power partners with some of the largest employers in the United States and we intend to grow the business by adding new employer-client relationships, as well as growing the active base of customers by addressing more of their needs through the wide array of payment solutions that our multi-product platform provides.
Four Technologies, our Buy Now, Pay Later (BNPL) business, is an additional channel we are very excited about. With an industry-leading growth rate, Four’s GMV grew by 144.2% to $736.6 million. Further, the number of active shoppers using Four in 2025 increased by 164%, with new shoppers growing by 168%. Going forward, Four will remain focused on continuing to drive responsible, profitable growth by adding new features, increasing marketing and enhancing customer support. As BNPL’s penetration deepens into everyday spending categories, this is a segment we believe will be a meaningful growth engine for us in the days ahead.
Another area we are watching closely is the need for dynamic and transparent short-term liquidity solutions for budget-constrained consumers. Nearly 70% of American consumers are living paycheck to paycheck and need access to short-term cash for essential expenses. Our MoneyApp cash advance product is designed to bridge the gap, providing a cost-effective and attractive alternative to traditional bank-overdraft products that typically charge around $35 per overdraft. MoneyApp’s average fee is approximately $13 per transaction for customers who choose to expedite their advances, with no fee if they elect the standard delivery time. Further, MoneyApp’s simple app- and web-based user interface delivers one of the fastest and most frictionless experiences in the cash advance industry. While MoneyApp continues to be in its early stages of growth, we are excited about its prospects to rapidly scale and meaningfully contribute to the PROG platform.
While Purchasing Power, Four and Money App represent our evolution into a multi-product, unified ecosystem that serves – and has the ability to grow with – underserved customers and their families, we continue to be very bullish on our largest business, Progressive Leasing. Progressive Leasing is the leading virtual-lease-to-own provider among large, national retailers. Over 70% of Progressive Leasing’s GMV is now subject to exclusive contracts with its retail partners into the 2030’s – which we believe is a testament to the value Progressive Leasing brings to its retail partners. When coupled with Progressive Leasing’s highly efficient business model and strong cash generating capabilities, the stability provided by these exclusive contracts provides Progressive Leasing with significant financial flexibility to reinvest in the business and drive long-term profitable growth. We believe one of those growth drivers will be Progressive Leasing’s DTC platform, PROG Marketplace, which enables direct engagement with thousands of retailers and allows customers to shop with those retailers at any time. In the last year, PROG Marketplace nearly doubled its GMV to $82 million, which we believe will continue to see rapid growth as awareness of leasing as a payment option among younger customers increases.
It goes without saying that our vision of building a connected, multi-product platform designed to serve one core customer across a broader set of transparent and inclusive payment solutions would not be possible without a shared digital and data foundation. For example, we are leveraging our proprietary dataset built from years of customer behavioral and payment performance to improve marketing effectiveness, personalization, and decisioning accuracy across products. We believe our focus on tech and data integration is a deep competitive advantage that we intend to capitalize on as we execute our strategic vision.
Before closing, I want to say that while the evolution currently underway at PROG is certainly exciting, it simply would not be possible without the extraordinary effort, grit and commitment of our employees – the men and women we refer to as PROG Nation. The evolution we are undertaking is not easy. Meaningful change rarely is. But I have every confidence that PROG Nation will get it done, as it always has. And, for that, I am deeply grateful.
Thank you for your continued support. We appreciate your confidence in us.

Sincerely,

Steven A. Michaels
President and Chief Executive Officer

256 West Data Drive Draper, Utah 84020
Notice of Annual Meeting of Shareholders

Annual Meeting Logistics
The 2026 Annual Meeting of Shareholders of PROG Holdings, Inc. (“PROG Holdings” or the “Company”), will be held on Wednesday, May 6, 2026, at 8:00 a.m., local time, and currently is scheduled to be held at The Little America Hotel, 500 Main Street, Salt Lake City, Utah 84101, for the purpose of considering and voting on the following items:

Date
May 6, 2026	1	To elect ten directors to serve for a term expiring at the 2027 Annual Meeting of Shareholders.

	2	To vote on a non-binding, advisory resolution approving PROG Holdings’ executive compensation.
Time	3	To ratify the appointment of Ernst & Young LLP as PROG Holdings' independent registered public accounting firm for 2026.
8:00 a.m., local time
	4	To amend the PROG Holdings, Inc. Amended and Restated 2015 Equity and Incentive Plan.

	5	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Location
Information relating to these items is provided in the accompanying Proxy Statement.
Only shareholders of record, as shown on the stock transfer books of PROG Holdings, as of the close of business on March 9, 2026, are entitled to notice of, or to vote at, the meeting. If you hold shares through a bank, broker or other nominee, more commonly known as holding shares in “street name,” you must contact the firm that holds your shares for instructions on how to vote your shares.
If you were a shareholder of record as of the close of business on March 9, 2026, you are strongly encouraged to vote in one of the following ways whether or not you plan to attend the Annual Meeting: (1) by telephone; (2) via the Internet; or (3) by completing, signing and dating a written proxy card and returning it promptly to the address indicated on the proxy card.

The Little America Hotel 500 Main Street Salt Lake City, Utah 84101

Record Date
March 9, 2026

BY ORDER OF THE BOARD OF DIRECTORS

	Todd King	Draper, Utah
	Corporate Secretary and Chief Legal and Compliance Officer	March 26, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 6, 2026.

We are pleased to announce that this year we are delivering your proxy materials for the 2026 Annual Meeting of Shareholders via the Internet. Because we are delivering proxy materials via the Internet, the Securities and Exchange Commission requires us to mail a notice to our shareholders notifying them that these materials are available on the Internet and how these materials may be accessed. This notice, which we refer to as our “Notice of Proxy Materials,” will be mailed to our shareholders on or about March 26, 2026.
Our Notice of Proxy Materials will instruct you on how you may vote your proxy via the Internet or by telephone, or how you can request a full set of printed proxy materials, including a proxy card to return by mail. If you would like to receive printed proxy materials, you should follow the instructions contained in our Notice of Proxy Materials. Unless you request them, you will not receive printed proxy materials by mail.

The Proxy Statement and Annual Report are available free of charge on our website at http://investor.progholdings.com/proxy-statement and
http://investor.progholdings.com/annual-report, respectively, and at http://www.ProxyVote.com

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among others, statements that involve expectations, plans or intentions, such as those relating to management strategies, future business, future results of operations or financial condition, customer payment behavior and capital allocation. These forward-looking statements may be identified by words such as "may," “will,” “would,” “should,” "assumes," “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” "strategy," “future,” “opportunity,” “plan,” “project,” “forecast,” and other similar expressions. These forward-looking statements involve risks and uncertainties that could cause our actual results and financial condition to differ materially from those expressed or implied in our forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our Annual Report on Form 10-K for the year ended December 31, 2025 and our other filings with the Securities and Exchange Commission. We do not intend, and undertake no obligation except as required by law, to update any of our forward-looking statements after the date of this Proxy Statement to reflect actual results or future events or circumstances.

Proxy Summary
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board of Directors”) of PROG Holdings, Inc. (“PROG Holdings”) of proxies for use at its 2026 Annual Meeting of Shareholders, including any adjournment or postponement thereof (the “Annual Meeting”). This summary highlights certain important information relating to the Annual Meeting contained elsewhere in this Proxy Statement, but does not contain all of the information you should consider prior to casting your vote. As a result, you should read this entire Proxy Statement carefully before voting. We anticipate that our Notice and Access letter will first be mailed, and this Proxy Statement, the enclosed proxy card and our Annual Report for our 2025 fiscal year will first be made available to our shareholders beginning on or about March 26, 2026.

Annual Meeting Logistics

Date May 6, 2026	Time 8:00 a.m., local time	Place The Little America Hotel 500 Main Street Salt Lake City, Utah 84101	Record Date March 9, 2026

Voting
Shareholders as of the record date are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on at the Annual Meeting.
Admission
Attendance at the Annual Meeting will be limited to shareholders as of the record date or their authorized representatives.
Matters to be Considered and Voting Recommendations

Proposal		Board Recommendation
1	Elect ten directors to serve for a term expiring at the 2027 Annual Meeting of Shareholders	"FOR" each director nominee
2	Vote on a non-binding advisory resolution approving PROG Holdings' executive compensation	"FOR"
3	Ratify the appointment of Ernst & Young LLP as PROG Holdings' independent registered public accounting firm for 2026	"FOR"
4	Amend the PROG Holdings, Inc. Amended and Restated 2015 Equity and Incentive Plan	"FOR"
See “Matters To Be Voted On” beginning on page 8 for more information.

PROG Holdings, Inc. 2026 Proxy Statement	1

Proxy Summary
Company Overview
Who We Are and What We Offer
PROG Holdings, Inc. (the "Company"), headquartered in Salt Lake City, Utah, is a financial technology holding company that provides transparent and competitive payment options to consumers. The Company owns Progressive Leasing, an in-store, app-based, and e-commerce point-of-sale lease-to-own solutions provider, and Four Technologies, Inc. ("Four"), a modern, cloud-native mobile app which offers Buy Now, Pay Later ("BNPL") payment options to consumers through the Four platform. The Company also owns MoneyApp, a mobile application that offers customers interest-free cash advances. On January 2, 2026, PROG Holdings acquired Purchasing Power, a company that provides the employees of Purchasing Power's employer-clients with a voluntary employee benefit program that allows employees to purchase brand-name products and services from Purchasing Power and pay for those purchases through either automatic payroll deductions or allotments.
Importantly, we are evolving from a leasing-centric platform to a multi-product ecosystem that enables us to align the right solutions to the right consumer needs and drive diversified growth. We believe we are creating a unified leader in flexible, inclusive financial solutions.

2	PROG Holdings, Inc. 2026 Proxy Statement

Proxy Summary
Going forward, we expect to capitalize on our sustainable, competitive advantages to deliver value to our customers, clients, partners and shareholders.

Unified, proprietary data engine powering decisioning, personalization, and risk accuracy

Multi-channel distribution of products across retail partners, employers, and DTC

Personalized, data-driven marketing driving higher conversion and repeat usage

Award-winning customer care that builds trust and retention

Regulatory and compliance excellence trusted by leading national retailers and employers

Exclusive long-term partnerships that are integrated with Leasing and Purchasing Power platforms

Our 2025 Performance

$2.4B	$269M	(+) 12.1%

We reported consolidated revenues from continuing operations of $2.4 billion in 2025, an increase of 0.4% compared to 2024. The revenue increase was driven primarily by growth at Four. This increase was partially offset by having a smaller lease portfolio throughout 2025 as compared to the beginning of 2024 due to a large retail partner bankruptcy and the tightening of our lease decisioning in early 2025.

Adjusted EBITDA[1] from continuing operations was $269 million in 2025, compared to $270 million in 2024. The decrease was primarily due to the lower GMV for Progressive Leasing, offset in part by the Adjusted EBITDA achieved by our Four Technologies business.

Consolidated GMV[2] from continuing operations increased 12.1% to $2.5 billion in 2025, compared to $2.2 billion in 2024. This increase was mainly attributable to the GMV growth at Four, which increased by 144.2% compared to 2024 and was partially offset by an 8.6% decrease in GMV at Progressive Leasing, primarily due to the bankruptcy of a large retail partner and the tightening of our lease decisioning in early 2025.

1.Adjusted EBITDA from continuing operations is a measurement of our performance not calculated in accordance with generally accepted accounting principles in the United States ("GAAP"). For reconciliation of Adjusted EBITDA from continuing operations to the closest GAAP measure, Net Earnings from continuing operations, refer to the reconciliation set forth in Appendix A. Our Net Earnings from continuing operations for 2025 and 2024 was $146.8 million and $197.3 million, respectively.
2.For Progressive Leasing, we define gross merchandise volume ("GMV") as the retail price that Progressive Leasing pays POS partners for the merchandise that it leases to its customers. For Four, we define GMV as gross loan originations.

PROG Holdings, Inc. 2026 Proxy Statement	3

Proxy Summary
Our 2025 Key Accomplishments
We achieved several key accomplishments in 2025, despite continuing to operate in a challenging macroeconomic environment, including:

Attaining consolidated GMV of $2.5 billion, an increase of 12.1% compared to 2024, including a 144.2% increase in Four's GMV to $736.5 million
Growing the size of our consolidated active customer count to 1.4 million in 2025 from 1.1 million in 2024
Increasing the percentage of Progressive Leasing's revenue derived from e-commerce channels to 23.3% in 2025 from 17.0% in 2024
Reshaping our payment offerings through the sale of nearly all of the Vive Financial portfolio, and entering into an agreement to acquire Purchasing Power

Repurchasing approximately 4.5% of the Company's outstanding shares and paying four quarterly cash dividends during 2025 — equating to $72.5 million of capital being returned to shareholders — without impacting the Company's future ability to invest in organic and strategic growth

Winning the American Business Awards' Silver Stevie Award for outstanding customer service in the Financial Services industry

4	PROG Holdings, Inc. 2026 Proxy Statement

Proxy Summary
Our Strategy for Growth
Our strategy to drive growth in our business, which we believe positions us for success over the long-term, includes the following:

GROW our GMV through existing merchant partners, new partners, and direct-to-consumer initiatives – We plan to grow GMV through strategic collaboration and marketing efforts with our existing POS partners and by focusing on converting our pipeline of retailers into new POS partners. Our ability to maintain and strengthen new and existing relationships, including addressing the changing needs of our POS partners, is critical to the long-term growth of our business. We will also continue to expand our direct-to-consumer marketing efforts to attract new customers and drive more GMV through in-store and online retailers. In addition, we plan to grow GMV through Four, which, as a cloud-enabled mobile app is capable of scaling rapidly and efficiently. Four enables us to reach a broader customer base beyond traditional lease-to-own transactions and capture incremental GMV through short-term installment plans across a wide range of merchants and categories by engaging customers directly, as well as providing cross-promotion opportunities.

ENHANCE our industry-leading consumer experience – We are investing in technology platforms that promote customer engagement and simplify the application, origination and servicing experience. We are committed to providing our customers with transparency, flexibility, and more choices on how and where they choose to shop. We are expanding and innovating our e-commerce capabilities to benefit existing and new POS partners and customers. Through Four, we are also investing in digital payment technologies that provide customers with transparent and flexible installment options, integrated with an intuitive mobile app experience.

EXPAND our ecosystem to increase access and deliver more value to our customers – We expect to broaden our financial technology product ecosystem through research and development ("R&D") efforts and strategic acquisitions that will result in a larger, more loyal and engaged customer base. We will leverage our extensive database of lease and other agreements to offer current and previous customers products that meet their needs. Our ecosystem expansion includes scaling Four as a key digital payments offering that broadens our reach across adjacent and overlapping consumer segments. Our acquisition of Purchasing Power in January 2026 adds a highly complementary and important new platform to our growing ecosystem of payment solutions and provides us with an opportunity to cross-market our other offerings to Purchasing Power's customers.

PROG Holdings, Inc. 2026 Proxy Statement	5

Proxy Summary
ESG Reporting
We are committed to being transparent and informing all of our stakeholders about our Environmental, Social and Governance ("ESG") initiatives and performance on ESG matters. In furtherance of this commitment, we recently published our annual ESG Review, which provides information on how we identify, address and measure our performance on ESG topics that we believe are important to the long-term success and sustainability of our business. Our ESG Review is available under the Ethics and ESG tab on our investor relations website at investor.progholdings.com. We encourage all of our stakeholders to read our ESG Review, and the various policies referenced within that document, including our Environmental Policy, Human Rights Policy and our Vendor Code of Conduct, all of which are also available under the Ethics and ESG tab on our investor relations website, investor.progholdings.com.
Social Considerations
Through our social-related initiatives, we strive to respect and value our customers; recruit, develop, promote and retain a group of highly motivated and talented employees who reflect the customers we serve and the communities in which we operate; and invest in improving the communities where our customers and employees live and work.
Respecting and Valuing Our Customers
We appreciate our customers and recognize that they are the lifeblood of our business. Our commitments to ethical and transparent selling practices, providing excellent customer service, working with our customers to help them achieve success with our offerings, including when they face unexpected financial hardships or other life challenges, and protecting the security of their personal information are all part of how we show our customers that we respect and value them.
Recruiting, Hiring, Developing, Promoting and Retaining Our Employees
Our Board of Directors and management team believes that recruiting, hiring, developing, promoting, and retaining a diverse and highly motivated and qualified team of employees is critical to the long-term success and sustainability of our business. To further those objectives during 2025, we (i) hosted internal and guest speakers to discuss topics related to fostering a welcoming and inclusive work place, (ii) conducted employee semi-annual engagement surveys and implemented other programs and initiatives to promote and increase employee engagement, (iii) increased the amount and variety of training opportunities available to our employees, (iv) provided our employee resource groups, in which all employees are invited to participate, with resources to support their missions, and expanded opportunities for employees to volunteer together to further enhance camaraderie, and (v) reviewed and enhanced our compensation and benefits packages to ensure they are competitive. In addition, we continued to focus our efforts on keeping our employees safe and well.
Investing in Our Communities
Our Board of Directors and management team are committed to giving back to, and making a positive impact in, our communities. The ways in which we carry out this commitment include the PROG Holdings Foundation, which makes contributions to non-profit organizations focused on educational, developmental and technological tools to empower socioeconomic improvement and mobility for historically under-resourced communities, and also through our Employee Matching Gift program, which matches employee donations to most non-profit organizations, with a maximum annual match of $1,000 per employee. In addition to investing money in our communities, we encourage and enable our employees to invest their time in improving their communities, including through our Paid Service Program, which provides each employee with up to eight hours of paid time annually to volunteer with eligible non-profit organizations.

6	PROG Holdings, Inc. 2026 Proxy Statement

Proxy Summary
Governance Considerations
Our Board of Directors oversees our ESG program and initiatives at an enterprise-wide level, including ESG strategy and risk assessment, all as reported up from management and applicable committees of the Board of Directors from time to time. While we believe our ESG efforts benefit from the engagement of the full Board of Directors, efficiently managing the breadth and diversity of ESG initiatives and matters requires delegation to appropriate committees of the Board of Directors as developments may warrant.

Environmental Considerations
Our Board of Directors and management team believe it is critical that businesses across all industries, including ours, all do their part to improve the environment, including reducing greenhouse gas ("GHG") emissions. During the past several years, we have taken a number of steps designed to help us understand our current environmental footprint and impacts, and to evaluate and develop a strategy around further reducing our energy, water and paper use, as well as our direct and indirect GHG emissions.

PROG Holdings, Inc. 2026 Proxy Statement	7

Matters To Be Voted On

Proposal 1:
Election of Directors
Our Board of Directors recommends the election of the nominees listed below, each of whom will have a term of office expiring at our 2027 Annual Meeting of Shareholders. Each nominee elected to serve as a director will hold office until the expiration of his or her term and until his or her successor is duly elected and qualified or until his or her earlier resignation, removal from office or death. If, at the time of the Annual Meeting, any of such nominees should be unable to serve, the persons named in the proxy will vote for such substitutes as our Board of Directors recommends. In no event will the proxy be voted for more than ten nominees. Our management has no reason to believe that any nominee for election at the Annual Meeting will be unable to serve if elected.
The following table provides summary information about each nominee, all of whom currently serve on our Board of Directors. All of the nominees listed below have consented to serve as directors if elected. We invite you to read the more fulsome description of our director nominees under "Governance - Board of Directors".

Nominee	Age	Occupation	Independent	Joined Our Board
Douglas C. Curling	71	Former President, Chief Operating Officer and Chief Financial Officer ChoicePoint, Inc.	Yes	January 2016
Cynthia N. Day	60	President and Chief Executive Officer Citizens Bancshares Corporation and Citizens Trust Bank	Yes	October 2011
Curtis L. Doman	53	Special Advisor to the President and Chief Executive Officer PROG Holdings, Inc.	No	August 2015
Robert K. Julian	63	Former Chief Financial Officer TheRealReal, Inc.	Yes	November 2024
Ray M. Martinez	52	Co-Founder and President of Financial Services EVERFI, Inc.	Yes	September 2021
Steven A. Michaels	54	President and Chief Executive Officer PROG Holdings, Inc.	No	November 2020
Daniela Mielke	60	Managing Partner Commerce Technology Advisors, LLC	Yes	November 2024
Ray M. Robinson	78	Former President for the Southern Region AT&T	Yes	November 2002
Caroline S. Sheu	52	Retired Global Director, Digital and Direct-to-Consumer Marketing Google	Yes	September 2021
James P. Smith	59	Former Executive Vice President, Head of Digital & Direct Virtual Channels Wells Fargo & Company	Yes	May 2021
Assuming a quorum is present, a nominee will be elected upon the affirmative vote of a majority of the total votes cast at the Annual Meeting, which means that the number of votes cast in favor of a nominee’s election exceeds the number of votes cast against that nominee’s election. If an incumbent director fails to receive a majority of the votes cast, the incumbent director will promptly tender his or her resignation to our Board of Directors. Our Board of Directors can then choose to accept the resignation, reject it or take such other action that our Board of Directors deems appropriate.

Our Board of Directors recommends that you vote "FOR" the election of each of the nominees above.

8	PROG Holdings, Inc. 2026 Proxy Statement

Matters To Be Voted On
Proposal 2:
Advisory Vote on Executive Compensation
Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, and in accordance with the results of the "say-on-frequency" vote at our 2023 Annual Meeting of Shareholders, we provide our shareholders with the annual opportunity to cast an advisory vote on the compensation of our named executive officers. The vote on this proposal represents an additional means by which we obtain feedback from our shareholders about executive compensation. Among other responsibilities, our Compensation & Human Capital Committee sets executive compensation for our named executive officers, which is designed to link pay with performance while enabling us to competitively attract, motivate and retain key executives. The overall objective of our executive compensation program is to encourage and reward the creation of sustainable, long-term shareholder value.
To meet this objective, the Compensation & Human Capital Committee's deliberations regarding how much to pay our named executive officers included, among other performance metrics:
▪objective measurements of business performance;
▪the accomplishment of financial and compliance objectives;
▪the development and retention of management talent;
▪enhancement of shareholder value; and
▪external market, competitive and benchmarking data.
We believe the compensation outcomes described in this Proxy Statement demonstrate and underscore our strong commitment to creating a meaningful linkage between executive pay and the Company's financial and operational performance. See the “Compensation Discussion and Analysis” section of this Proxy Statement, which further discusses how our compensation policies and programs support our compensation philosophy, as well as how our Compensation & Human Capital Committee addressed these matters. Our Board of Directors and the Compensation & Human Capital Committee believe these policies and programs are strongly aligned with the long-term interests of our shareholders.
Accordingly, we are asking our shareholders to approve the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure, is hereby APPROVED.”
This vote is advisory and therefore not binding on us, our Board of Directors or the Compensation & Human Capital Committee. At last year’s annual meeting of shareholders, 94% of votes cast were in support of the compensation paid to our named executive officers. Our Board of Directors and the Compensation & Human Capital Committee value the opinions of our shareholders, and the Compensation & Human Capital Committee takes seriously its role in the governance of compensation. The Compensation & Human Capital Committee will consider the result of this year’s vote, as well as other communications from shareholders relating to our compensation practices, and take them into account in future determinations concerning our executive compensation program.
Assuming a quorum is present, the resolution above approving our executive compensation will be approved if the votes cast by holders of shares of common stock present, in person or by proxy, at the Annual Meeting in favor of the resolution exceed the votes cast against the resolution.

Our Board of Directors recommends that you vote "FOR" the resolution approving our executive compensation.

PROG Holdings, Inc. 2026 Proxy Statement	9

Matters To Be Voted On
Proposal 3:
Ratification of the Appointment of the Independent Registered Public Accounting Firm
The Audit Committee of our Board of Directors has appointed Ernst & Young LLP, which we refer to as “EY,” to audit our consolidated financial statements for the year ending December 31, 2026, as well as the effectiveness of our internal controls over financial reporting as of December 31, 2026. A representative of EY will be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions from shareholders.
We are asking our shareholders to ratify EY's appointment as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, our Board of Directors is submitting the selection of EY to our shareholders for ratification because we value our shareholders’ views on our independent registered public accounting firm and view the ratification vote as a matter of good corporate practice. In the event that our shareholders fail to ratify the appointment, it is anticipated that no change in our independent registered public accounting firm would be made for fiscal year 2026 because of the difficulty and expense of making any change during the current fiscal year. However, our Board of Directors and the Audit Committee would consider the vote results in connection with the engagement of an independent registered public accounting firm for fiscal year 2027. Even if EY's appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its shareholders.
Assuming a quorum is present, the proposal to ratify the appointment of our independent registered public accounting firm for 2026 will be approved if the votes cast by holders of shares of common stock present, in person or by proxy, at the Annual Meeting in favor of the proposal exceed the votes cast against the proposal.

Our Board of Directors recommends that you vote "FOR" the ratification of the appointment of our independent registered public accounting firm for 2026.

10	PROG Holdings, Inc. 2026 Proxy Statement

Matters To Be Voted On
Proposal 4:
Amendment to the PROG Holdings, Inc. Amended and Restated 2015 Equity and Incentive Plan
We are seeking your vote to approve an amendment (the "EIP Amendment") to the PROG Holdings, Inc. Amended and Restated 2015 Equity and Incentive Plan (the "EIP") to increase the number of shares of common stock authorized for issuance under the EIP to 13,298,000 shares to permit us to continue to offer this important incentive and retention program to our employees and directors. The EIP Amendment will also amend the EIP to limit the grant date fair market value of awards granted under the EIP to each of the non-employee members of the Board of Directors during a calendar year to no more than $750,000. The Board of Directors, upon the recommendation of the Compensation & Human Capital Committee (the "Compensation Committee"), approved and adopted the EIP Amendment on March 16, 2026, subject to shareholder approval.
The EIP is an important tool that we use to promote the long-term growth and profitability of the Company and its subsidiaries by providing employees, directors, consultants, advisors, and other persons who work for the Company and its subsidiaries with incentives to maximize shareholder value and otherwise contribute to the success of the Company. In addition, we believe the EIP helps us attract, retain, and reward talented individuals and align their interests with shareholders.
As of March 10, 2026, only 1,426,626 shares remained available for future grants under the EIP, and the closing price of our common stock was $30.34. To ensure that the Company has an appropriate number of shares available for grant under the EIP to properly incentivize employees, directors, consultants, advisors, and other persons who work for the Company and its subsidiaries, we are asking shareholders to approve an increase in the number of shares of common stock available for issuance under the EIP by 2,318,000 shares, from 10,980,000 shares to 13,298,000 shares. For further information regarding outstanding awards under our EIP, see Executive Compensation — Securities Authorized for Issuance under Equity Compensation Plans — Footnote 2.
If shareholders do not approve the EIP Amendment, the EIP Amendment will not become effective, the EIP will continue in full force and effect, and we may continue to grant awards under the EIP, subject to its terms, conditions and limitations, using the shares remaining available for issuance thereunder. Because our directors and executive officers are eligible to receive awards under the EIP, they may be considered to have an interest in this proposal.
Background of the EIP and EIP Amendment
The EIP was initially approved by shareholders at our 2015 Annual Meeting of Shareholders. An amendment to the EIP was approved by shareholders at our 2019 Annual Meeting of Shareholders in order to (i) increase the remaining number of shares of common stock available for issuance by 3,000,000 shares and (ii) revise the EIP in light of amendments to Internal Revenue Code Section 162(m) in the Tax Cuts and Jobs Act. The EIP was then amended again in October 2020 in connection with the Company’s holding company reorganization (the "Reorganization") and to facilitate the spin-off of our former Aaron's Business operating segment. Most recently, an amendment to the EIP was approved by shareholders at our 2022 Annual Meeting of Shareholders to increase the remaining number of shares of common stock available for issuance by 2,980,000 shares.
We also recognize that equity compensation programs, such as the EIP, dilute shareholder equity and need to be used judiciously. Notably, if the EIP Amendment is approved by our shareholders, the number of shares that will be subject to the EIP as a percentage of the total equivalent common shares outstanding, as of March 10, 2026, will be 8.3%, which results in only 5.5% of additional potential dilution. However, we believe the anti-dilutive effects

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of the share repurchases the Company has carried out has significantly offset the dilutive effects of the EIP. For example, since the spin-off of our former Aaron's operating segment on November 30, 2020, the Company has repurchased shares on the open market and through a Dutch "modified auction" tender offer in December 2021 representing approximately 44.8% of our outstanding shares, for an aggregate purchase price of $1.12 billion. This includes the repurchase of approximately 4.5% of our outstanding shares, for an aggregate purchase price of $51.8 million during the year ended December 31, 2025. We believe that the anti-dilutive impact of these actions sufficiently offset the increase in the number of shares to be authorized for issuance pursuant to the EIP Amendment.
We also believe that the EIP is designed to be consistent with competitive market practice and our historical share utilization has been prudent and mindful of shareholder interests. Key features of the EIP designed to protect shareholder interests and reflect compensation and governance best practices, none of which will be eliminated through the EIP Amendment, include:
▪Independent Committee. Awards under the EIP are administered by the Compensation Committee, which is comprised entirely of independent directors.
▪No Evergreen Feature / Shareholder Approval Required. The EIP does not provide for an annual increase to the share reserve, and provides that material amendments to the EIP require shareholder approval.
▪No Liberal Share Recycling. The EIP does not provide for liberal share recycling and limits share recycling to forfeited shares and the expiration or cancellation of an option, SAR, restricted stock, restricted stock unit, performance share, performance unit, or other award, or settlement of any award in cash rather than shares.
▪No Discounted Stock Options or SARs. All stock option awards and all stock appreciation rights ("SARs"), under the EIP must have an exercise price that is not less than the fair market value of the underlying common stock on the date of the grant.
▪No Automatic Single-Trigger Vesting Acceleration. Unless otherwise provided in an award agreement, the EIP does not provide for automatic acceleration of the vesting of outstanding awards upon the occurrence of a change in control so long as such awards are assumed and continued in connection with such transaction. The EIP does provide for double-trigger vesting acceleration in the event of a termination of employment without cause within two years following the occurrence of a change in control.
▪One Year Minimum Vesting. Awards granted under the EIP may not vest earlier than one year from the date of the grant, subject to certain limited exceptions.
▪Dividend and Dividend Equivalent Restrictions. The EIP prohibits the payment of dividends or dividend equivalents on awards granted under the EIP that are unvested.
▪Clawback Policy. All incentive-based awards granted to our executive officers under the EIP are subject to our existing clawback policy, which provides that, if we restate our consolidated financial statements for any reason such executive officers would be required to repay to the Company the difference between the amount of incentive-based compensation received and the amount that would have been payable under the restated financial statements, on a pre-tax basis.
If our shareholders approve the EIP Amendment, the EIP will also limit the grant date fair market value of awards granted under the EIP to each of the non-employee members of the Board of Directors during a calendar year to no more than $750,000.

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In its determination to approve the EIP Amendment, our Compensation Committee reviewed an analysis prepared by Exequity LLP, its independent compensation consultant, which included an examination of our potential dilution, burn rate, overhang and historical grant practices. Based on this analysis, as well as further consideration and discussion, the Compensation Committee currently believes that approval of the EIP Amendment should result in an adequate number of shares of common stock for future issuance for approximately three-to-four years; however, this forecast includes several assumptions and there are several factors that could impact the Company’s future common stock issuances, including, but not limited to, employee participation levels remaining consistent with historical levels, equity compensation levels offered by our peer group and the impact of macroeconomic factors, such as the ones discussed above, and other factors on the future price of our shares.
For purposes of clarity, the key provisions of the EIP, as amended by the EIP Amendment, are substantially the same as those of the EIP.
Summary of the Material Terms of the EIP
The following summary of the material terms of the EIP is qualified in its entirety by reference to the full text of the EIP, as amended by the EIP Amendment, which is attached to this Proxy Statement as Appendix B. Capitalized terms used in this summary, but not otherwise defined in this summary, shall have the respective meanings ascribed to them in the EIP, as amended by the EIP Amendment.
Shares Available for Issuance
The aggregate number of shares that will be available for issuance pursuant to awards granted under the EIP is 3,744,626 shares (the "Share Pool"), subject to adjustment as described in the EIP Amendment. The shares issued by the Company under the EIP Amendment will be authorized but unissued shares or shares currently held (or subsequently acquired) as treasury shares, including shares purchased on the open market or in private transactions. As of March 10, 2026, the aggregate number of shares of common stock available for issuance under the EIP was 1,426,626.
If shares awarded under the EIP are not issued, or are reacquired by the Company, as a result of a forfeiture of restricted stock or a restricted stock unit ("RSU"), or the termination, expiration or cancellation of non-qualified stock options ("NQSOs"), incentive stock options ("ISOs"), SARs, performance shares or performance units, or the settlement of an award in cash in lieu of shares, that number of shares will be added back to the Share Pool. If the exercise price of an option, or the purchase price and/or tax withholding obligation under any award is satisfied by the Company retaining shares or by the participant tendering shares (either by actual delivery or attestation), the number of shares so retained or tendered shall be deemed delivered for purposes of determining the Share Pool and shall not be available for further awards under the EIP. To the extent a SAR is settled in shares of common stock, the gross number of shares subject to such SAR shall be deemed delivered for purposes of determining the Share Pool and shall not be available for further awards under the EIP. Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options shall not be added back to the Share Pool.
Administration
The Board of Directors may appoint the Compensation Committee or such other committee consisting of two or more independent Board members (in each case, the "Committee") to administer the EIP, and the Board of Directors has currently designated the Compensation Committee to serve this function. The Committee has the right to select the persons who receive awards under the EIP, to set the terms and conditions of such awards (including the term, exercise price, vesting conditions, and the consequences of termination of employment), and to interpret and administer the EIP. Subject to the express provisions of the EIP, the Committee is authorized and

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empowered to do all things that the Committee in its discretion determines to be necessary or appropriate in connection with the administration and operation of the EIP.
Eligibility
Employees of the Company or certain affiliates, non-employee members of the Board of Directors, and any other individual who provides bona fide services to the Company or certain affiliates not in connection with the offer or sale of securities in a capital raising transaction (subject to certain limitations) will be eligible for selection by the Committee for the grant of awards under the EIP. As of December 31, 2025, there were two employee and eight non-employee members of the Board of Directors who could be eligible to receive awards under the EIP. While technically permitted, the Company does not currently anticipate granting awards to individuals who are not employees or directors providing services to the Company or certain affiliates.
Minimum Vesting Provisions
Awards granted under the EIP will vest no earlier than one year measured from the date of grant and no award agreement may reduce or eliminate such minimum vesting requirement, provided that an award may provide that such minimum vesting restrictions may lapse or be waived upon a participant’s termination of service. In addition, up to an aggregate of 5% of the number of shares available for issuance under the EIP may be granted without regard to the one-year vesting requirement. For the purposes of awards to non-employee directors, a vesting period shall be deemed to be one year if it runs from the date of one annual meeting of the Company’s shareholders to the next annual meeting of the Company’s shareholders, so long as the period between such meetings is not less than 50 weeks.
Non-Employee Director Limitation
The EIP will limit the grant date fair market value of awards granted under the EIP to non-employee members of the Board of Directors during a calendar year to no more than $750,000.
Types of Awards
The EIP provides for the grant of NQSOs, ISOs, SARs, restricted stock, RSUs, performance shares, performance units, annual incentive awards and other stock-based awards to eligible participants. ISOs may only be granted to employees of the Company or its subsidiaries.
Individual Limits
Subject to adjustment as described in the EIP, the maximum number of options and SARs that, in the aggregate, may be granted in any one fiscal year to any participant is 1,000,000.
Adjustments
The Committee will make equitable adjustments in the number and class of securities available for issuance under the EIP (including under any awards then outstanding), the number and type of securities subject to the individual limits set forth in the EIP, and the terms of any outstanding award, as it determines are necessary and appropriate, to reflect any merger, reorganization, consolidation, recapitalization, reclassification, stock split, reverse stock split, spin-off, combination, or exchange of shares, distribution to shareholders (other than an ordinary cash dividend), or similar corporate transactions or events.
Stock Options
A stock option provides the participant with the right to buy a specified number of shares at a specified price ("exercise price") after certain conditions have been met. The Committee may grant both NQSOs and ISOs under

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the EIP. The tax treatment of NQSOs is different from the tax treatment of ISOs, as explained in the section below entitled "Federal Income Tax Consequences." The Committee will determine and specify in the award agreement whether the option is an NQSO or ISO, the number of shares subject to the option, the exercise price of the option and the period of time during which the option may be exercised (including the impact of a termination of employment). No option can be exercisable more than ten years after the date of grant and the exercise price of a stock option must be at least equal to the fair market value of a share on the date of grant of the option. However, with respect to an ISO granted to a participant who is a shareholder holding more than 10% of the Company’s total voting stock, the ISO cannot be exercisable more than five years after the date of grant and the exercise price must be at least equal to 110% of the fair market value of a share on the date of grant.
Each option shall be counted as one share subject to an award and deducted from the Share Pool.
A participant may pay the exercise price under an option (i) in cash, by check, bank draft, money order or other cash equivalent approved by the Committee; or (ii) if approved by the Committee, by tendering previously-acquired shares having an aggregate fair market value at the time of exercise equal to the total option price (provided that the tendered shares must have been held by the participant for any period required by the Committee), pursuant to a cashless exercise procedure adopted by the Committee, by any other means which the Committee determines to be consistent with the EIP’s purpose and applicable law, including net exercise, or (iii) by a combination of these payment methods. No shares will be delivered until the full option price has been paid.
Stock Appreciation Rights
A SAR entitles the participant to receive cash, shares, or a combination thereof, in an amount equal to the excess of the fair market value of a share on the exercise date over the exercise price for the SAR, after certain conditions have been met. The Committee will determine and specify in the SAR award agreement the number of shares subject to the SAR, the SAR exercise price (which generally must be at least equal to the fair market value of a share on the date of grant of the SAR), the conditions upon which the SAR becomes vested and exercisable, and the period of time during which the SAR may be exercised (including the impact of a termination of employment). No SAR can be exercisable more than ten years after the date of grant. Each SAR that may be settled in shares of common stock shall be counted as one share subject to an award and deducted from the Share Pool. SARs that may not be settled in shares of common stock shall not result in a reduction from the Share Pool.
Restricted Stock and RSUs
The Committee will specify the terms of a restricted stock or RSU award in the award agreement, including the number of shares of restricted stock or units, the purchase price, if any, to be paid for such restricted stock/unit, any restrictions applicable to the restricted stock/unit such as continued service or achievement of performance goals, the length of the restriction period and whether any circumstances, such as death or disability, shorten or terminate the restriction period, and whether RSUs will be settled in cash, shares or a combination of both. Unless the Committee specifies otherwise, RSUs will be settled in shares of common stock.
Except as provided in the EIP or in the award agreement, a participant who receives a restricted stock award will have all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive dividends; provided, however, the Committee may require that any dividends during the restriction period be subject to the same restrictions on vesting as the underlying award. A participant receiving an RSU will not have voting rights and will accrue dividend equivalents only to the extent provided in the RSU agreement and subject to the same vesting and payment restrictions as on the underlying award. Each share of restricted stock and each RSU that may be settled in shares of common stock shall be counted as one share subject to an award and deducted from the Share Pool. RSUs that may not be settled in shares of common stock will not result in a deduction from the Share Pool.

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Performance Shares and Units
A performance share will have an initial value equal to the fair market value of a share on the date of grant. A performance unit will have an initial value that is established by the Committee at the time of grant. In addition to any non-performance terms applicable to the performance share or performance unit, the Committee will set performance goals which, depending on the extent to which they are met, will determine the number or value of the performance shares or units that will be paid out to the participant. The Committee may provide for payment of earned performance shares/units in cash or in shares or in the form of other awards granted under the EIP which have a fair market value equal to the value of the earned performance shares/units at the close of the applicable performance period. Unless the Committee specifies otherwise, earned performance shares/units will be settled in the form of shares of common stock.
Performance shares/units will not possess voting rights and will accrue dividend equivalents only to the extent provided in the agreement relating to the award and subject to the same restrictions on vesting and payment as the underlying award.
Each performance share that may be settled in shares of common stock shall be counted as one share subject to an award, based on the number of shares that would be paid under the performance share for achievement of target performance, and deducted from the Share Pool. Each performance unit that may be settled in shares of common stock shall be counted as a number of shares subject to an award, based on the number of shares that would be paid under the performance unit for achievement of target performance, and this number shall be deducted from the Share Pool. In the event that the performance shares or performance units are later settled based on above-target performance, the additional number of shares of common stock corresponding to the above-target performance shall be deducted from the Share Pool at the time of such settlement; in the event that the award is later settled based on below-target performance, the difference between the number of shares of common stock awarded based on the below-target performance and the number previously deducted from the Share Pool based on the target performance shall be added back to the Share Pool. Performance shares and performance units that may not be settled in shares of common stock will not result in a deduction from the Share Pool.
Other Awards
The Committee will have the authority to grant other forms of equity-based or equity-related awards, not otherwise described herein, that the Committee determines consistent with the purpose of the EIP and the best interests of the Company and its shareholders. These other awards may include an award of, or the right to acquire, shares of common stock that are not subject to restrictions, or provide for cash payments based in whole or in part on the value or future value of shares, for the acquisition or future acquisition of shares, or any combination thereof. Where the value of such an award is based on the difference in the value of a share at different points in time, the grant or exercise price may not be less than 100% of the fair market value of a share on the date of grant. The Committee will determine all terms and conditions of such awards, including the performance measures (as described below), the performance period, the potential amount payable, and the timing of the payment. Other awards that may be settled in shares of common stock shall be counted as a number of shares subject to an award and deducted from the Share Pool. Other awards that may not be settled in shares of common stock shall not result in a deduction from the Share Pool.
Annual Incentive Awards
The Committee may grant annual incentive awards to participants in such amounts and upon such terms as the Committee shall determine. Unless provided otherwise at the time of grant, annual incentive awards (i) shall be payable in cash, and (ii) are intended to be exempt from Section 409A as short-term deferrals, and, thus, will be payable no later than two and a half (2 1/2) months after the end of the Company’s fiscal year to which the award relates.

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Performance Measures
The Committee may establish performance measures for awards granted to participants under the EIP. The performance measure or measures may include, but are not limited to, one or more of the following performance criteria: earnings, earnings before income taxes, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, earnings before interest, taxes, depreciation, amortization and rent (EBITDAR), Adjusted EBITDAR, gross margin, operating margin, profit margin, market value added, market share, revenue, revenue growth, return measures (including but not limited to return on equity, return on shareholders’ equity, return on investment, return on assets, return on net assets, return on capital, return on sales, and return on invested capital), total shareholder return (either in absolute terms or relative to that of a peer group determined by the Committee), profit, economic profit, capitalized economic profit, operating profit, after-tax profit, net operating profit after tax (NOPAT), pretax profit, cash, cash flow measures (including but not limited to operating cash flow, free cash flow, cash flow return, cash flow per share, and free cash flow per share), earnings per share (EPS), consolidated pretax earnings, net earnings, operating earnings, segment income, economic value added, net income, net income from continuing operations available to common shareholders excluding special items, operating income, adjusted operating income, assets, sales, net sales, sales volume, sales growth, net sales growth, number of active retail and/or merchant stores at which the Company has entered into lease-to-own arrangements and/or other Company products during a specified time period, number of customers, gross merchandise volume, debt/capital ratio, return on total capital, cost, unit cost, cost control, expense targets or ratios, charge-off levels, operating efficiency, operating expenses, customer satisfaction, improvement in or attainment of expense levels, working capital, working capital targets, improvement in or attainment of working capital levels, debt, debt to equity ratio, debt reduction, capital targets, capital expenditures, price/earnings growth ratio, acquisitions, dispositions, projects or other specific events, transactions or strategic milestones, the Company’s common stock price (and stock price appreciation, either in absolute terms or in relationship to the appreciation among members of a peer group determined by the Committee), and book value per share.
All criteria may be measured on a Generally Accepted Accounting Principles ("GAAP") basis, adjusted GAAP basis, or non-GAAP basis. Any performance measure for an award may be described in terms of Company-wide objectives or objectives that are related to a specific segment, division, subsidiary, employer, department, region, or function in which the participant is employed or as some combination of these (as alternatives or otherwise). A performance objective may be measured on an absolute basis or relative to a pre-established target, results for a previous year, the performance of other corporations, or a stock market or other index. The Committee will specify the period over which the performance goals for a particular award will be measured.
The Committee may specify such other conditions and criteria as it chooses and may exercise discretion as it determines appropriate.
The Committee will determine whether the applicable performance goals have been met with respect to a particular award. In determining whether any performance objective has been satisfied, the Committee is authorized to include or exclude the effects of extraordinary items and/or other items that are unusual or nonrecurring, changes in tax laws or regulations or accounting procedures, or any other factors as the Committee may determine.
Dividends and Dividend Equivalents
Dividends or dividend equivalents settled in cash or Company shares may be granted to an EIP participant in relation to an award with payments made either currently or credited to an account. No dividend or dividend equivalents granted in relation to the award that is subject to vesting shall be settled prior to the date such award (or applicable portion thereof) becomes vested.

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Change in Control
Unless otherwise provided in an award agreement, upon a change in control of the Company, any outstanding option, SAR, restricted stock and RSU shall vest as of or immediately prior to the change in control if such award is not assumed, continued or replaced with a "replacement award." If the participant receives a replacement award in connection with a change in control, and the participant’s employment is terminated without cause within two years following the consummation of a change in control, outstanding options, SARs, restricted stock and RSUs held by such participant shall vest on the participant’s termination date. "Replacement award" means an award (a) of the same type (e.g., option, RSU, etc.) as the award, (b) that has a value at least equal to the value of the award, (c) that relates to publicly traded equity securities of the Company or its successor or is payable solely in cash, and (d) that has other terms and conditions of which are not less favorable to the participant than the terms and conditions of the award.
With respect to awards that are subject to performance objectives, the Committee may, in its sole discretion, provide that any such full or prorated award will be paid prior to when any or all such performance objectives are certified (or without regard to whether they are certified) or may make necessary and appropriate adjustments in the performance objectives.
Clawback and Cancellation Policies
Awards under the EIP are subject to any clawback policy adopted by the Company from time to time, including clawback policies adopted to comply with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. For information regarding the Company’s existing clawback policy, see "Compensation Discussion and Analysis – Executive Compensation Policies – Clawback Policy."
Transferability
Awards generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, except in the event of a participant’s death to his beneficiary, or by will or the laws of descent and distribution, and each option or SAR may be exercisable only by the participant during his or her lifetime. However, the Committee may provide in an award agreement for a NQSO that the NQSO be transferable consistent with securities law and other applicable law. NQSOs and SARs may not be transferred for value or consideration.
Amendment and Termination
The Board of Directors or the Committee may amend or terminate the EIP in whole or in part at any time, but the amendment or termination cannot adversely affect any rights or obligations with respect to an award previously granted without the affected participant’s written consent. The Company must obtain the approval of the shareholders before amending the EIP to the extent required by Section 422 of the Code or the rules of the NYSE or other applicable law.
The Committee may amend an outstanding award agreement in a manner not inconsistent with the terms of the EIP, but the amendment will not be effective without the participant’s written consent if the amendment is materially adverse to the participant. The Committee cannot amend outstanding awards, without shareholder approval, to reduce the exercise price of outstanding awards, or cancel outstanding options or SARs in exchange for cash, another award or stock option or SAR with an option exercise price or SAR price that is less than the option exercise price or SAR price of the original stock option or SAR.
Federal Income Tax Consequences
The following is a summary of the general federal income tax consequences to our Company and to U.S. taxpayers of awards granted under the EIP. Tax consequences for any particular individual or under state or non-U.S. tax laws may be different.

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Incentive Stock Options. A participant does not recognize taxable income upon the grant or upon the exercise of an ISO (although the exercise of an ISO may in some cases trigger liability for the alternative minimum tax). Upon the sale of ISO shares, the participant recognizes income in an amount equal to the excess, if any, of the fair market value of those shares on the date of sale over the exercise price of the ISO shares. The income is taxed at the long-term capital gains rate if the participant has not disposed of the stock within two years after the date of the grant of the ISO and has held the shares for at least one year after the date of exercise, and we are not entitled to a federal income tax deduction. ISO holding period requirements are waived when a participant dies. If a participant sells ISO shares before having held them for at least one year after the date of exercise and two years after the date of grant, the participant recognizes ordinary income to the extent of the lesser of: (a) the gain realized upon the sale; or (b) the excess of the fair market value of the shares on the date of exercise over the exercise price. Any additional gain is treated as long-term or short-term capital gain depending upon how long the participant has held the ISO shares prior to disposition. In the year of any such disposition, we are entitled to a federal income tax deduction in an amount equal to the ordinary income that the participant recognizes, if any, as a result of the disposition.
Nonqualified Stock Options. A participant does not recognize taxable income upon the grant of an NQSO. Upon the exercise of such a stock option, the participant recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the NQSO on the date of exercise exceeds the exercise price. We are entitled to an income tax deduction in an amount equal to the ordinary income that the participant recognizes upon the exercise of the stock option.
Restricted Stock. A participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the participant recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either: (a) freely transferable or (b) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares less the cash, if any, paid for the shares. A participant may make an election under Internal Revenue Code Section 83(b) to recognize income at the time of grant of restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award. We are entitled to a deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the participant had filed a timely election to accelerate recognition of income).
Restricted Stock Units. A participant who receives an award of RSUs will recognize ordinary income equal to the amount of any cash received and the fair market value of any shares issued and received at the time of and as a result of vesting. We are entitled to an income tax deduction in an amount equal to the ordinary income that the participant recognizes.
SARs. A participant who exercises a SAR will recognize ordinary income upon the exercise equal to the amount of any cash received and the fair market value of any shares received as a result of the exercise. We are entitled to an income tax deduction in an amount equal to the ordinary income that the participant recognizes upon the exercise of the SAR.
Performance Units, Performance Shares and Other Awards. In the case of an award of performance unit awards, performance share awards, or other stock-based awards, the participant would generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment. In that taxable year, we would be entitled to a federal income tax deduction in an amount equal to the ordinary income that the participant has recognized.
Section 409A. Section 409A of the Internal Revenue Code provides special tax rules applicable to programs that provide for a deferral of compensation. Failure to comply with those requirements will result in accelerated recognition of income for tax purposes along with an additional tax equal to 20% of the amount included in income, and interest on deemed underpayments in certain circumstances. While certain awards under the EIP

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could be subject to Section 409A, the EIP has been drafted to comply with the requirements of Section 409A, where applicable.
Shares Awarded under the EIP
All future awards will be made at the discretion of the Compensation Committee. Therefore, we cannot determine future benefits for any other awards under the EIP at this time. The table below shows awards granted under the EIP for fiscal year 2025.

Name and Position	2025 Incentive Award Value on Grant Date	# of RSUs Granted	# of PSUs Granted
Steven A. Michaels	$7,883,435	77,135	179,971
President and Chief Executive Officer
Brian J. Garner	$1,964,329	19,220	44,846
Chief Financial Officer
Todd King	$873,809	8,550	19,949
Chief Legal and Compliance Officer
All current executive officers as a group (7 persons)	$12,076,699	119,360	274,789
All current directors, who are not executive officers, as a group	$1,199,820	44,736	—
All employees, including all current officers who are not executive officers, as a group	$16,444,728	417,099	142,625
Approval by Shareholders
Assuming a quorum is present, the proposal to approve the EIP Amendment will be approved if the votes cast by holders of shares of common stock present, in person or by proxy, at the Annual Meeting in favor of the proposal exceed the votes cast against the proposal.

Our Board of Directors recommends that you vote "FOR" the Amendment to the PROG Holdings, Inc. Amended and Restated 2015 Equity and Incentive Plan.

20	PROG Holdings, Inc. 2026 Proxy Statement

Governance
Nominees to Serve as Directors

Biographical Information:
Mr. Curling has been the managing principal of New Kent Capital LLC, a family-run investment business, since March 2009. In addition, he was the managing principal of New Kent Consulting LLC, a privacy and mergers and acquisitions consulting business, from March 2009 to December 2024. From 1997 until September 2008, Mr. Curling held various executive positions at ChoicePoint Inc., a provider of identification and credential verification services that was sold to Reed Elsevier in 2008, including serving as President from April 2002 to September 2008, as Chief Operating Officer from 1999 to September 2008 and as Executive Vice President, Chief Financial Officer and Treasurer from 1997 to May 1999. Mr. Curling also served as a director of ChoicePoint Inc. from May 2000 to September 2008. Mr. Curling served on the Board of Directors of CoreLogic, a New York Stock Exchange listed company providing global property information, analytics and data-enabled services to financial services organizations and real estate professionals, until June 2021, when it became a private company.
Qualifications:
Among other qualifications, Mr. Curling brings substantial experience in managing and operating businesses with privacy, data analytics and other data-enabled matters to our Board of Directors. His prior service as a Chief Financial Officer provides him with valuable accounting and financial expertise, and his consulting experience provides him with significant mergers and acquisitions expertise, all of which is utilized by our Board of Directors. These skills and experiences qualify him to serve on our Board of Directors.

Douglas C. Curling

Age: 71 Director Since: January 2016 Committees: Audit; Compensation & Human Capital (Chair)

Biographical Information:
Ms. Day has been the President and Chief Executive Officer of Citizens Bancshares Corporation and Citizens Trust Bank since February 2012. Citizens Bancshares Corporation was a publicly held corporation until January 2017. She served as Chief Operating Officer and Senior Executive Vice President of Citizens Trust Bank from February 2003 to January 2012. She previously served as the Executive Vice President and Chief Operating Officer and in other capacities at Citizens Federal Savings Bank of Birmingham from 1993 until its acquisition by Citizens Trust Bank in 2003. Before joining Citizens Trust Bank, Ms. Day served as an audit manager for KPMG. Ms. Day also serves on the board of directors of Primerica, Inc., the Federal Reserve Bank of Atlanta, the National Banker’s Association, the American Banker's Association, the Metro Atlanta Chamber of Commerce, and the Atlanta Area Council of Boy Scouts of America. She is also a member of the Rotary Club of Atlanta, the Georgia Society of CPAs, and the AICPA.
Qualifications:
Among other qualifications, Ms. Day brings significant management and financial experience to our Board of Directors. Her experience in multiple senior executive leadership positions and service on other boards, provide her with accounting and financial expertise, which are utilized by our Board of Directors. In addition, the customer base served by Citizens Bancshares Corporation is very similar to that served by the Company, giving her a great understanding of their buying habits, the products they purchase and effective marketing and communication methods. These skills and experiences qualify her to serve on our Board of Directors.

Cynthia N. Day

Age: 60 Director Since: October 2011 Committees: Audit (Chair); Compensation & Human Capital

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Governance

Biographical Information:
Mr. Doman currently serves as a Special Advisor to our President and Chief Executive Officer, and is a co-founder of Progressive Leasing. Previously he served as Chief Technology Officer of Progressive Leasing from 1999 until December 2017, Chief Product Officer from January 2018 until December 2019, and Chief Innovation Officer from December 2019 to February 2024. He was also President of IDS, Inc. from September 1993 until October 2015.
Qualifications:
Among other qualifications, Mr. Doman brings significant experience in technology and data analytics matters to our Board of Directors. Mr. Doman’s intimate knowledge of our Progressive Leasing segment, including as the creator of the dynamic decision engine used by that business in evaluating decisioning criteria for our lease products, is utilized by our Board of Directors. These skills and experiences qualify him to serve on our Board of Directors.

Curtis L. Doman

Age: 53 Director Since: August 2015 Committees: N/A

Biographical Information:
Prior to his retirement in January 2024, Mr. Julian served as the Chief Financial Officer of TheRealReal, Inc., the world’s largest online marketplace for authenticated, consigned luxury goods, where he was responsible for developing and shaping company strategy and driving profitable growth. Prior to TheRealReal, Mr. Julian was Executive Vice President and Chief Financial Officer at Sportsman’s Warehouse, from 2019 to 2021, and Executive Vice President and Chief Financial Officer and Treasurer, at Deluxe Entertainment Services Group, from 2017 to 2018. Previously in his career, Mr. Julian held senior financial roles for Callaway Golf Company, Lydall Inc., Rockwell International, Honeywell, Cisco Systems, Fisher Scientific and Legrand S.A. Mr. Julian also serves on the board of directors of Shoals Technologies Group, Inc., a leading provider of electrical balance of systems (EBOS) solutions for the energy transition market, as well as Rayton Solar Inc., a privately-held producer of engineered wafers that can serve as the basis for next-generation electronics.
Qualifications:
Among other qualifications, Mr. Julian brings significant senior management experience to our Board of Directors. His prior service as Chief Financial Officer of several publicly traded companies provides him with valuable accounting and financial expertise. He also brings substantial experience in managing businesses with direct-to-consumer e-commerce platforms and in the retail industry. These skills and experiences qualify Mr. Julian to serve on, and are utilized by, our Board of Directors.

Robert K. Julian

Age: 63 Director Since: November 2024 Committees: Audit; Nominating, Governance & Corporate Responsibility

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Biographical Information:
Mr. Martinez is the Co-Founder and President of Financial Services for EVERFI, Inc., an international technology company driving social change on the most challenging issues affecting society through online education, which was founded in 2008. EVERFI’s courses are implemented in K-12 schools, the workplace, and communities nationwide, reaching more than seven million learners each year. As a leader in digital learning, Mr. Martinez oversees the development of a variety of educational programs related to financial wellness, healthcare literacy, data science, and mental health, among other subjects. Mr. Martinez is a thought leader and frequent speaker and author on topics related to systemic inequality. He also serves on the board of the JumpStart Coalition for Personal Financial Literacy in Washington, D.C.
Qualifications:
Among other qualifications, Mr. Martinez brings consumer financial services regulatory experience to our Board, having worked closely with the Consumer Financial Protection Bureau and multiple states’ Attorneys General on financial literacy and other matters. He also has expertise leading large-scale strategic partnerships with global financial services companies, and utilizing digital technologies and data to deliver content and messaging to a wide range of businesses and consumers. Our Board of Directors utilizes these skills and experiences, and they qualify Mr. Martinez to serve on our Board of Directors.

Ray M. Martinez

Age: 52 Director Since: September 2021 Committees: Compensation & Human Capital; Nominating, Governance & Corporate Responsibility

Biographical Information:
Mr. Michaels has served as our Chief Executive Officer since November 30, 2020. He was also named President of the Company as of April 1, 2021. From July 31, 2020 through November 2020, Mr. Michaels served as the Chief Executive Officer of the Company’s Progressive Leasing operating segment. Mr. Michaels previously served as the Company’s Chief Financial Officer and President of Strategic Operations from February 2016 until July 31, 2020, President of the Company from April 2014 until February 2016, Vice President, Strategic Planning & Business Development from 2013 until April 2014, Vice President, Finance from 2012 until April 2014 and Vice President, Finance, Aaron’s Sales & Lease Ownership Division from 2008 until 2011.
Qualifications:
Among other qualifications, Mr. Michaels brings significant operational and financial experience to our Board of Directors. His considerable experience in senior management, and his leadership and intimate knowledge of our business provide him with strategic and operational expertise generally and for the Company specifically, which are utilized by our Board of Directors. These skills and experiences qualify him to serve on our Board of Directors.

Steven A. Michaels

Age: 54 Director Since: November 2020 Committees: N/A

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Governance

Biographical Information:
Ms. Mielke is the Managing Partner of Commerce Technology Advisors, LLC, a privately held firm she founded in April 2016, which provides consulting services to technology, financial services, and private equity companies regarding organic and inorganic growth strategies including building payment businesses and using artificial intelligence. Prior to founding Commerce Technology Advisors, Ms. Mielke served as the North American CEO of RS2 Inc., a leading provider of payment processing services in Europe and Asia Pacific, from 2018 to 2020. Previously in her career, Ms. Mielke held senior strategic roles for Vantiv, Inc., PayPal Holdings, Inc. and Visa International. Ms. Mielke also serves on the board of directors of WisdomTree, Inc., an exchange-traded fund and product sponsor and asset manager. She served on the boards of directors of Nuvei, a global payment technology provider, from 2020 until November 2024, when Nuvei became a private company and Bancorp, Inc., a provider of banking solutions for non-bank financial companies, from 2019 until November 2024.
Qualifications:
Among other qualifications, Ms. Mielke brings over 25 years of leadership experience working with digital payments, fintech, and e-commerce businesses, areas of expertise that are especially relevant to the Company. In addition, Ms. Mielke has served on several public company boards of directors, which provides her with valuable insights regarding how such boards perform their oversight roles. These skills and experiences qualify Ms. Mielke to serve on our Board of Directors.

Daniela Mielke

Age: 60 Director Since: November 2024 Committees: Audit; Nominating, Governance & Corporate Responsibility

Biographical Information:
Mr. Robinson has served as our Chairman since April 2014. From November 2012 until his appointment as Chairman, Mr. Robinson was the Company’s independent lead director. Mr. Robinson started his career at AT&T in 1968, and prior to his retirement in 2003, he held several executive positions, including President of the Southern Region, its largest region, President and Chief Executive Officer of AT&T Tridom, Vice President of Operations for AT&T Business Customer Care, Vice President of AT&T Outbound Services, and Vice President of AT&T Public Relations. Mr. Robinson is also a director of FTAI Aviation Ltd., a global supplier of aircraft engines, modules and other materials associated with aircraft engine maintenance and removal, and FTAI Infrastructure, Inc., an owner and operator of assets in the energy, intermodal transport and rail market sectors in North America, all of which are public companies. Since 2003, Mr. Robinson has also served as a director and non-executive Chairman of Citizens Bancshares Corporation and its subsidiary, Citizens Trust Bank, the largest African American-owned bank in the Southeastern United States and the nation’s second largest. As of January 2017, Citizens Bancshares Corporation's stock is traded only on over-the-counter markets. Its subsidiary, Citizens Trust Bank, is not a publicly traded company. Mr. Robinson previously served as a director of RailAmerica, Inc. from 2010 to 2012, Avnet, Inc. from 2000 to 2018, Acuity Brands, Inc. from 2001 to 2023 and American Airlines Group, Inc. from 2005 to 2023. Mr. Robinson has also been Vice Chairman of the East Lake Community Foundation in Atlanta, Georgia since November 2003.
Qualifications:
Among other qualifications, Mr. Robinson brings experience in senior management and board service for numerous public companies to our Board of Directors. His service on the boards of a number of organizations of varying sizes provides him with extensive operational skills and governance expertise, which are utilized by our Board of Directors. These skills and experiences qualify him to serve on our Board of Directors.

Ray M. Robinson

Age: 78 Director Since: November 2002 Committees: Compensation & Human Capital; Nominating, Governance & Corporate Responsibility

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Governance

Biographical Information:
Ms. Sheu served as the Global Director, Digital and Direct-to-Consumer Marketing for Google, where she led digital marketing for Google Store and drove Google's direct-to-consumer marketing vision and agenda for Google Devices & Services, from September 2020 to December 2024. Prior to that, she served as the Senior Vice President of North America Marketing at Ancestry, Inc. from 2017 to 2020. Ms. Sheu has also served as Vice President, Global Digital & Customer Marketing for GAP, Inc., where she led the central marketing organization and managed digital and mobile transformation initiatives across the company's omnichannel brands (Gap, Old Navy, Banana Republic, Athleta, and Intermix). Ms. Sheu has also served as Senior Vice President and Chief Marketing Officer for Care.com, the leading online marketplace for care services. Before joining Care.com, Ms. Sheu spent ten years in management positions in the digital gaming and entertainment industry, heading marketing at Disney Interactive, Sony Network Entertainment, and EA Online. Ms. Sheu also served on the Board of Directors of Lulus from March 2023 until September 2024.
Qualifications:
Among other qualifications, Ms. Sheu has nearly twenty years of experience transforming marketing focused organizations to adapt to rapidly changing consumer and technology trends. She has significant expertise in the areas of data analytics and digital marketing, as well as optimizing marketing spending across multiple channels and platforms. She also has a proven record of driving brand engagement and loyalty. Our Board of Directors utilizes these skills and experiences, and they qualify Ms. Sheu to serve on our Board of Directors.

Caroline Sheu

Age: 52 Director Since: September 2021 Committees: Compensation & Human Capital; Nominating, Governance & Corporate Responsibility

Biographical Information:
Mr. Smith served in a variety of senior management positions at Wells Fargo & Company, most recently serving as Executive Vice President, Head of Digital & Direct Virtual Channels from June 2014 to September 2020, where he was responsible for enterprise digital strategy, capabilities and channels along with enterprise responsibility for retail contact centers (phone, email, chat) and served on the Wells Fargo & Company Management Committee. Mr. Smith has also served as a founding member of the board of directors of Akoya LLC, a privately-held financial data access network that allows aggregators and fintech companies to directly connect with financial institutions to securely obtain consumer-permissioned financial data. Mr. Smith also served as an external advisor to Bain & Company, a management consulting firm, until 2025. Mr. Smith previously served as a member of the board of directors of clearXchange from 2011 to 2015. Mr. Smith is also a mentor for the Miller Center for Social Entrepreneurship at Santa Clara University.
Qualifications:
Among other qualifications, Mr. Smith brings significant fintech expertise to our Board of Directors, particularly as a leader and pioneer with over 30 years’ experience leveraging emerging technologies and data in the financial services industry, including assisting with the development of the first ever Internet Banking offering in 1995 and development of many other industry firsts including mobile banking, ApplePay, and Zelle, a digital payments network started by a consortium of U.S. banks, including Bank of America, JPMorgan Chase and Wells Fargo. His experience in senior executive leadership positions, as well as his consulting experience, driving digital strategy, transformation and product development with respect to consumer financial service offerings are utilized by our Board of Directors. These skills and experiences qualify him to serve on our Board of Directors.

James P. Smith

Age: 59 Director Since: May 2021 Committees: Audit; Nominating, Governance & Corporate Responsibility (Chair)

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Governance
Executive Officers Who Are Not Directors
Set forth below are the names and ages of each current executive officer of the Company who is not a director. All positions and offices with the Company held by each such person are also indicated.

Name (Age)	Position with the Company and Principal Occupation During the Past Five Years
Brian J. Garner (46)	Chief Financial Officer since December 2020. Previously, Mr. Garner served in the Company’s Progressive Leasing operating segment as Senior Vice President of Finance and Accounting from January 2019 through November 2020, Vice President of Finance and Accounting from March 2015 through December 2018, and Controller from 2012 to February 2015.
Todd King (57)
Chief Legal and Compliance Officer since May 2023. Previously, Mr. King served as the Company's Chief Corporate Governance, Securities Law and M&A Counsel from January 2017 through April 2023. Prior to joining the Company, Mr. King served as Deputy General Counsel, Corporate Secretary, and Chief Compliance Officer of Axiall Corporation (formerly known as Georgia Gulf Corporation).

Matt Sewell (51)	Senior Vice President, Financial Reporting and Principal Accounting Officer since February 2026. Previously, Mr. Sewell served as Vice President, Financial Reporting and Principal Accounting Officer beginning in December 2020. Prior to that, he served as Director of Financial Reporting of the Company from October 2016 through November 2020. Prior to joining the Company, Mr. Sewell served as Director of Financial Reporting of Novelis Inc. from June 2014 to October 2016.
Composition, Meetings and Committees of the Board of Directors
Our Board of Directors is currently comprised of ten directors having terms expiring at the Annual Meeting. Each of our directors will continue to hold office until the expiration of his or her term and until his or her successor is duly elected and qualified or until his or her earlier resignation, removal from office or death.
Our Corporate Governance Guidelines include categorical standards adopted by our Board of Directors to determine director independence that meet the listing standards of the New York Stock Exchange, or “NYSE.” Our Corporate Governance Guidelines also require that at least a majority of our Board of Directors be “independent,” a requirement that aligns with the NYSE listing requirement that a majority of the Board of Directors be independent, as determined under the rules of the NYSE. Our Board of Directors has affirmatively determined that all of our directors are “independent” in accordance with NYSE listing requirements and the requirements of our Corporate Governance Guidelines, other than Mr. Michaels, our President and Chief Executive Officer, and Mr. Doman, a Special Advisor to our President and Chief Executive Officer.
Our Board of Directors currently has three standing committees consisting of an Audit Committee, Compensation & Human Capital Committee, and Nominating, Governance & Corporate Responsibility Committee. From time to time, our Board of Directors may establish ad hoc committees at its discretion. Our Board of Directors has adopted a charter for each of its standing committees, copies of which are available on the Investor Relations section of our website located at investor.progholdings.com.

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The current members of each committee are identified in the table below:

Director	Audit Committee*	Compensation & Human Capital Committee	Nominating, Governance & Corporate Responsibility Committee
Douglas C. Curling

Cynthia N. Day

Robert K. Julian

Ray M. Martinez

Daniela Mielke

Ray M. Robinson

Caroline S. Sheu

James P. Smith

Number of Meetings in Fiscal Year 2025	8	5	4

Member Chair

*	Each of Ms. Day and Messrs. Curling and Julian have been designated as an “audit committee financial expert” as defined by Securities and Exchange Commission, or "SEC", regulations.
Meetings
Our Board of Directors held eight meetings during 2025. The number of meetings held by each of our committees in 2025 is shown in the table above. Each of our directors attended 75% or more of the total of all meetings of our Board of Directors and the committees on which he or she served during 2025 that occurred during the time when he or she served as a director. In addition to regularly scheduled meetings of our Board of Directors, individual directors each made themselves available for consultation with management on an ad hoc basis with respect to various matters throughout the year.
It is our policy that directors are expected to attend the annual meeting of shareholders in the absence of a scheduling conflict or other valid reason. All of the individuals serving on our Board of Directors on the date of the 2025 Annual Meeting of Shareholders, May 7, 2025, attended the meeting.
The non-management and independent members of our Board of Directors meet frequently in executive session, without management present. Mr. Robinson, the Chairman of our Board of Directors, chairs these meetings.

PROG Holdings, Inc. 2026 Proxy Statement	27

Governance
Committees

Audit Committee
Responsibilities:
The function of the Audit Committee is to assist our Board of Directors in fulfilling its oversight responsibility relating to:
▪the integrity of the Company’s consolidated financial statements;
▪the financial reporting process and the systems of internal accounting and financial controls;
▪the performance of the Company’s internal audit function and independent auditors;
▪the independent auditors’ qualifications and independence;
▪the Company’s compliance with ethics policies (including oversight and approval of related party transactions and reviewing and discussing certain calls to the Company’s ethics hotline and the Company’s investigation of and response to such calls) and legal and regulatory requirements;
▪the adequacy of the Company’s policies and procedures to assess, monitor and manage business risks including financial, regulatory and cybersecurity risks and its corporate compliance programs, including receiving quarterly reports related to such risks and programs; and
▪the adequacy of the Company's information security and privacy program and cybersecurity initiatives.
The Audit Committee is directly responsible for the appointment, compensation, retention, and termination of our independent auditors, who report directly to the Audit Committee, and for recommending to our Board of Directors that the Board recommend to our shareholders that the shareholders ratify the retention of our independent auditors. In connection with its performance of these responsibilities, the Audit Committee regularly receives reports from and holds discussions with Company management, the independent auditors, and leaders from the Company’s audit services, compliance, information security, legal and enterprise risk management departments and functional areas. Many of those discussions are held in executive session with the Audit Committee.

Members:
Ms. Day (Chair)
Mr. Curling
Mr. Julian
Ms. Mielke
Mr. Smith
Number of Meetings:
8
Each member of the Audit Committee satisfies the independence requirements of the NYSE and SEC rules applicable to audit committee members, and each is financially literate. Our Board of Directors has designated each of Ms. Day and Messrs. Curling and Julian as an “audit committee financial expert” as defined by SEC regulations.

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Compensation & Human Capital Committee
Responsibilities:
The purpose of the Compensation & Human Capital Committee is to assist our Board of Directors in fulfilling its oversight responsibilities relating to:
▪executive and director compensation;
▪equity compensation plans and other compensation and benefit plans; and
▪human capital management strategies, programs and practices.
The Compensation & Human Capital Committee has the authority to:
▪review and approve performance goals and objectives for the named executive officers in connection with the Company’s compensation programs;
▪evaluate the performance of the named executive officers, in light of such performance goals and objectives and other matters, for compensation purposes;
▪determine the compensation of the named executive officers, including our President and Chief Executive Officer, based on such evaluations and other matters;
▪approve grants of equity incentives; and
▪consider from time to time, and recommend to our Board of Directors, changes to director compensation.
Compensation & Human Capital Committee Interlocks and Insider Participation
For the year ended December 31, 2025, the Compensation & Human Capital Committee consisted of Mses. Betty, Day and Sheu and Messrs. Curling, Robinson and Martinez, each of whom our Board of Directors determined was independent in accordance with NYSE listing requirements. In connection with Ms. Betty's retirement at the 2025 Annual Meeting of Shareholders, Ms. Sheu and Mr. Martinez were appointed to the Compensation & Human Capital Committee effective May 7, 2025.
No member of the Compensation & Human Capital Committee during 2025 is or was formerly an officer or employee of the Company or any of its subsidiaries or was a related person in a related person transaction with the Company required to be disclosed under applicable SEC rules.

Members:
Mr. Curling (Chair)
Ms. Day
Mr. Robinson
Mr. Martinez
Ms. Sheu
Number of Meetings:
5
Each member of the Compensation & Human Capital Committee satisfies the independence requirements of the NYSE applicable to compensation committee members and is a non-employee director under Rule 16b-3 of the Securities Exchange Act of 1934, or the “Exchange Act.”

Nominating, Governance & Corporate Responsibility Committee
Responsibilities:
The purpose of the Nominating, Governance & Corporate Responsibility Committee is to assist our Board of Directors in fulfilling its responsibilities relating to:
▪board and committee membership, organization, and function;
▪director qualifications and performance;
▪management succession;
▪corporate governance principles and policies; and
▪the Company's overall approach to environmental, social and governance, or "ESG" and corporate responsibility matters.
The duties of the Nominating, Governance & Corporate Responsibility Committee include:
▪from time to time, identifying and recommending to our Board of Directors individuals to be nominated for election as directors;
▪developing and recommending to our Board of Directors for adoption corporate governance principles applicable to the Company;
▪reviewing the Company's Environmental, Social and Governance, or "ESG" programs and disclosures, and monitoring and discussing ESG developments and trends;
▪discussing the self-evaluation process for the Board of Directors and its committees;
▪receiving updates about the Company's directors' and officers' insurance coverage;
▪reviewing the Company's Code of Conduct and recommending any changes to the Code to the Board of Directors;
▪discussing the Company's governmental and regulatory affairs programs and initiatives; and
▪receiving updates about the Company's director orientation and continuing education offerings.

Members:
Mr. Smith (Chair)
Mr. Martinez
Mr. Robinson
Ms. Sheu
Ms. Mielke
Mr. Julian
Number of Meetings:
4
Each member of the Nominating, Governance & Corporate Responsibility Committee satisfies the independence requirements of the NYSE.

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Governance
Assessment of Director Candidates and Required Qualifications
The Nominating, Governance & Corporate Responsibility Committee is responsible for considering and recommending to our Board of Directors nominees for election as director at our annual meeting of shareholders and nominees to fill any vacancy on our Board of Directors. Our Board of Directors, after taking into account the assessment provided by the Nominating, Governance & Corporate Responsibility Committee, is responsible for considering and recommending to our shareholders nominees for election as director at our annual meeting of shareholders. In accordance with our Corporate Governance Guidelines, both the Nominating, Governance & Corporate Responsibility Committee and our Board of Directors, in evaluating director candidates, consider the experience, talents, skills and other characteristics of each candidate and our Board of Directors as a whole in assessing potential nominees to serve as director.
We believe that, at a minimum, a director should have the highest personal and professional ethics, moral character and integrity, demonstrated accomplishment in his or her field and the ability to devote sufficient time to carry out the duties of a director. To help ensure the ability to devote sufficient time to board matters, no director may serve on the board of more than four other public companies while continuing to serve on our Board of Directors, and no director that serves as chief executive officer of another company may serve on the board of more than two other public companies while continuing to serve on our Board of Directors, unless our board determines in its business judgment that such simultaneous service will not impair the director's ability to serve on our Board of Directors, and that such simultaneous service is otherwise in the best interests of the shareholders.
In addition to these minimum qualifications, our Board of Directors may consider all information relevant in their business judgment to the decision of whether to nominate a particular candidate for a particular board seat. These factors may include a candidate’s professional and educational background, reputation, industry knowledge and business experience and the relevance of those characteristics to us and our Board of Directors. In addition, candidates will be evaluated on their ability to complement or contribute to the mix of talents, skills and other characteristics needed to maintain the effectiveness of our Board of Directors and their ability to fulfill the responsibilities of a director and of a member of one or more of the standing committees of our Board of Directors.
We also believe that new ideas and fresh perspectives are critical to a forward-looking and strategic Board of Directors, as is the institutional knowledge and deep understanding of the Company’s business and industries that longer-tenured directors offer. Our Corporate Governance Guidelines therefore do not contain established term limits for directors, but do provide for a general policy that no person may be nominated for election to our Board of Directors or appointed to fill a vacancy on the Board of Directors if he or she will be age 75 or older upon his or her election or appointment. The Board of Directors believes that it is important to monitor its composition, skills and needs in the context of the Company’s long-term strategic goals, and, therefore, upon the recommendation of our Nominating, Governance & Corporate Responsibility Committee, may exercise its judgment and elect to waive this policy in individual cases when it deems appropriate. The Board of Directors believes it is important to balance refreshment of the Board of Directors with the need to retain directors who have developed, over time, significant insight into the Company and its operations and who continue to make valuable contributions to the Company that benefit our shareholders.
In 2025, the Nominating, Governance & Corporate Responsibility Committee recommended to the Board of Directors that it grant a waiver to its retirement policy for our Chairman, Ray M. Robinson, currently age 78, to allow Mr. Robinson to be nominated for re-election to the Board of Directors at the Annual Meeting. Among others, the Board of Directors and Nominating, Governance & Corporate Responsibility Committee considered the following factors regarding a waiver of the retirement policy for Mr. Robinson at that time:
▪his extensive knowledge of the Company and the industries in which it operates;
▪his effective and professional leadership as our Chairman of the Board of Directors;
▪his diversity of background, knowledge and perspective; and
▪his desire and ability to continue to guide and serve the Company.

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In connection with its annual review and recommendation of candidates to serve as nominees to our Board of Directors this year, the Nominating, Governance & Corporate Responsibility Committee once again considered these and other factors in recommending to the Board of Directors that it grant a waiver to its retirement policy to allow Mr. Robinson to be nominated for re-election at the Annual Meeting. In making this recommendation, the Nominating, Governance & Corporate Responsibility Committee also again recognized the success of the Board of Directors' recent refreshment efforts, noting that five new independent directors have been added to the Board of Directors since 2020, including Mr. Julian and Ms. Mielke, who were appointed to the Board of Directors in November 2024. The Nominating, Governance & Corporate Responsibility Committee also noted that five of the Board of Directors' directors have served on the Board for less than five years and six of the Board of Directors' directors have served on the Board of Directors less than ten years. The Board of Directors and Nominating, Governance & Corporate Responsibility Committee therefore reaffirmed its view that this has continued to result in a balanced range of tenures, ensuring both continuity and fresh perspectives among our director nominees. After considering these facts and circumstances, the Board of Directors determined that it is in the best interests of the Company and its shareholders to waive the retirement policy for Mr. Robinson to allow for his nomination for election at the Annual Meeting.
Director Tenure

5

New independent directors added to our Board of Directors since 2020
A director is required to offer his or her resignation immediately in the event the director, or any of his or her respective affiliates or associates, takes any action (including encouraging or supporting others) to (i) nominate, propose or vote in favor of any candidate to serve on our Board of Directors (other than the nominees proposed by our Board of Directors) or oppose for election any nominee proposed by our Board of Directors or (ii) solicit proxies with respect to any of our securities within the meaning of the Exchange Act and the rules thereunder (other than any proxy solicitation in favor of a matter approved by our Board of Directors).
In determining whether to nominate an incumbent director for re-election, the Nominating, Governance & Corporate Responsibility Committee and our Board of Directors evaluate each incumbent’s continued service, in light of these collective requirements. When the need for a new director arises (whether because of a newly created seat or vacancy), the Nominating, Governance & Corporate Responsibility Committee and our Board of Directors proceed to identify a qualified candidate or candidates and to evaluate the qualifications of each candidate identified. Final candidates are generally interviewed by one or more members of the Nominating, Governance & Corporate Responsibility Committee or other members of our Board of Directors before a decision is made.

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Governance
Shareholder Recommendations and Nominations for Election to the Board
Our Nominating, Governance & Corporate Responsibility Committee will consider nominees recommended by shareholders. Any shareholder wishing to nominate a candidate for director at the next annual shareholders’ meeting must submit a proposal as described under “Additional Information—Shareholder Proposals for the 2027 Annual Meeting of Shareholders” and otherwise comply with the advance notice provisions and information requirements contained in our bylaws. The shareholder submission should be sent to the President of PROG Holdings, Inc. at 256 West Data Drive, Draper, Utah 84020.
Shareholder nominees are evaluated under the same standards as other candidates for board membership described above in “Assessment of Director Candidates and Required Qualifications.” In addition, in evaluating shareholder nominees for inclusion with the board’s slate of nominees, the Nominating, Governance & Corporate Responsibility Committee and our Board of Directors may consider any other information they deem relevant, including (i) the factors described in “Assessment of Director Candidates and Required Qualifications,” (ii) whether there are or will be any vacancies on our Board of Directors, (iii) the size of the nominating shareholder’s holdings in the Company, (iv) the length of time such shareholder has owned such holdings and (v) any statements by the nominee or the shareholder regarding proposed changes in our operation.
Board Leadership Structure
We currently separate the roles of Chairman and Chief Executive Officer in recognition of the differences between the two roles. The Chairman is responsible for leading our Board of Directors in its duty to oversee the management of our business and affairs. The Chief Executive Officer is responsible for oversight of our day-to-day operations and business affairs, including directing the business conducted by our employees, managers and officers.
Our Chief Executive Officer serves on our Board of Directors, which we believe helps to serve as a bridge between management and our Board of Directors, ensuring that both groups act with a common purpose. We believe that Mr. Michaels' presence on our Board of Directors enhances his ability to provide insight and direction on important strategic initiatives to both management and the independent directors.
Our Board of Directors does not have a formal policy on whether the Chairman and Chief Executive Officer roles should be separated or combined but, instead, makes that determination from time to time employing its business judgment. Our Board of Directors, however, does believe that if the Chairman and Chief Executive Officer roles are combined, or if the Chairman is not an independent director, that our Board of Directors should appoint an independent Lead Director to serve as the leader and representative of the independent directors in interacting with the Chairman and Chief Executive Officer and, when appropriate, our shareholders and the public. Our Board of Directors has determined that Mr. Robinson, who serves as our Chairman, is independent under NYSE listing requirements. As a result, our Board of Directors has not designated a Lead Director.
Board of Directors and Committee Evaluations
Our Board of Directors and each of its committees conduct an annual evaluation, which includes a qualitative assessment by each director of the performance of our Board of Directors and the committee or committees on which the director sits. In 2025, our Board of Directors engaged a third-party legal advisor to facilitate our board self-evaluation process and board and committee reviews. The results of the evaluation and any recommendations for improvement were reported to the Nominating, Governance & Corporate Responsibility Committee, which oversees the evaluation process.

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Board and Committee Roles in Risk Oversight
As part of its risk oversight role, our full Board of Directors periodically receives reports from management, external professional advisors and others regarding various types of risks faced by the Company and the Company’s risk mitigation efforts related to such risks. Senior management is responsible for day-to-day risk management, while our Board of Directors oversees planning for and responding to risks, as a whole, through its committees and independent directors. Although our Board of Directors has ultimate responsibility with respect to risk management oversight, primary responsibility for certain areas has been delegated, as appropriate, to its committees.
For example, the Audit Committee is charged with, among other matters, overseeing risks attendant to the integrity of our financial statements; our financial reporting process; systems of internal accounting and financial controls; and performance of our internal audit function and independent auditors. The Audit Committee considers the steps management has taken to monitor and control such risks, including our risk assessment and risk management policies. The Audit Committee also considers issues relating to our legal and regulatory compliance obligations, including consumer protection laws.
Likewise, the Compensation & Human Capital Committee considers risks that may be implicated by our compensation programs. During 2025, our Compensation & Human Capital Committee, aided by its independent third-party compensation consultant, reviewed our compensation policies and practices and determined that they do not encourage excessive or unnecessary risk taking, and do not otherwise create risks that are reasonably likely to have a material adverse effect on the Company.
Board Diversity
We endeavor to have a Board representing diverse experience at policymaking levels of business, government, education and technology, and in other areas that are relevant to the Company’s activities. While our Corporate Governance Guidelines do not prescribe precise diversity standards, they do include a “Rooney Rule” policy confirming our Board of Directors’ commitment to including in any pool of candidates for membership to our Board of Directors highly qualified candidates who would bring racial, ethnic, and/or gender diversity to the Board of Directors if chosen.
We believe our Board of Directors is comprised of individuals with diverse business and professional experiences, skills, talents and expertise, as well as age, gender and racial and ethnic diversity.

52-78	30%	40%

Age range of our directors	Of our Board is comprised of female directors	Of our Board is comprised of ethnically and racially diverse directors, including African-American, Latino and Asian-American directors
Environmental, Social and Governance Matters
ESG Oversight
Our Board of Directors oversees our ESG program and initiatives at an enterprise-wide level, including ESG strategy and risk assessment, as reported to the Board of Directors from management and applicable committees from time to time. While we believe our ESG efforts benefit from the engagement of the full Board of Directors, efficiently managing the breadth and diversity of ESG matters requires delegation to appropriate committees of the Board of Directors as developments may warrant. For example, our Nominating, Governance & Corporate Responsibility Committee is often charged with monitoring and considering investor priorities and

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preferences with respect to ESG issues and discussing them with the Board of Directors and management. Additionally, our Compensation & Human Capital Committee monitors and discusses with management the status of our human capital management programs and our Audit Committee works with our Vice President of Audit Services regarding the policies, processes and procedures relating to our ESG disclosures.
ESG Reporting
We are committed to being transparent and informing all of our stakeholders about our ESG programs and initiatives, including our performance with respect to ESG matters. We recently published our annual ESG Review, covering our 2025 fiscal year. The ESG Review provides information on how we identify, address and measure our performance on ESG topics that we believe are important to the long-term success and sustainability of our business. Our ESG Review for our 2025 fiscal year is available in the Ethics and ESG section of our investor relations website at investor.progholdings.com. We encourage all of our stakeholders to read our ESG Review, and the various policies referenced within the ESG Review, including our Environmental Policy, Human Rights Policy and our Vendor Code of Conduct, all of which also are available in the Ethics and ESG section of our investor relations website at investor.progholdings.com.
Recruiting, Hiring, Developing, Promoting and Retaining a Diverse Group of Highly-Motivated and Qualified Employees
Our Board of Directors and management team believes that recruiting, hiring, developing, promoting, and retaining a diverse and highly motivated and qualified team of employees is critical to the long-term success and sustainability of our business. For this reason, our management team is especially focused on policies and initiatives that address our “human capital management,” and provides frequent updates to our Board of Directors regarding these efforts. In connection with these efforts, we also focus on identifying and hiring individuals who are adaptable, curious, and positioned to grow as roles, tools, and ways of working continue to evolve. To support a secure and consistent hiring experience, as part of our recruiting and onboarding processes, we utilize identity verification and background screening tools designed to support a secure, compliant, and consistent hiring experience.
Creating an Inclusive Workplace
We believe in being an inclusive workplace for all of our employees and are committed to having a workforce of highly qualified employees who are representative of our customers and the communities in which we operate our businesses. A variety of perspectives enriches our culture, leads to innovative solutions for our business and enables us to better meet the needs of our diverse customer base. Our aim is to develop well rounded leaders that value inclusivity.
We believe that recruiting and hiring a highly qualified pool of employees who are representative of our customers and the communities in which we operate is only the first step in creating an inclusive and welcoming workplace. Our goals also include developing, promoting and retaining employees, and ensuring that they feel a sense of belonging with the Company and their coworkers. One of the ways we strive to achieve those goals is by providing executive, monetary and other support to our ERGs, all of which encourage and welcome participation from all employees in all positions and locations. Our ERGs work to ensure their members have a voice in the Company’s on-going conversations about creating an inclusive and welcoming workplace.

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Currently, our ERGs include:

The Black Inclusion Group "BIG" has a mission to enrich the experience of our African American employees by providing professional and leadership development, networking, mentoring and social opportunities, while also promoting understanding of their concerns and views among all of our employees. BIG is focused on inclusion, engagement, learning and advancement initiatives and is open to and encourages participation from all employees.

Women In Leadership "WIL" is an organization created to inspire female employees to develop their leadership abilities, prepare for and take advantage of career growth opportunities, and increase their knowledge of the Company for organizational and personal success. This organization is focused on helping all employees gain an appreciation of issues and topics of importance to our female employees.

Adelante! provides a platform for highlighting and celebrating the richness of the Hispanic and Latino communities’ heritages to promote cultural and issues awareness among all of our employees. This organization also facilitates professional and leadership development, networking, mentoring and social opportunities for Hispanic and Latino employees.

PROGPeople Respecting Individuality, Diversity and Equality "PRIDE" seeks to foster a culture of understanding, inclusion and equality with our LGBTQ+ employees and allies, and encourage individuality, respect, professional development, and awareness of the challenges faced by, and issues that are important to, the LGBTQ+ community.

Veterans and Allies Leading the Organization Responsibly "VALOR" has developed a mission that embraces the proud military community of employee veterans and brings together their unique backgrounds of military service to harness their strengths to better serve the Company and its customers and communities.

Pacific Islanders & Asians Celebrating Equality "PACE" seeks to promote cultural awareness and appreciation for Asian American and Pacific Islander heritage, foster a welcoming community, and provide personal and leadership development opportunities. This organization strives to create a culture of respect and understanding across the organization, celebrating the unique perspectives and experiences of their members.

The following information summarizes the gender, ethnicity and race of our employees as of December 31, 2025, and is based on responses from employees who chose to disclose such information.
Employee EEO Classification

Employee EEO Classification	Hispanic or Latino	White	Black or African American	Native Hawaiian or Pacific Islander	Asian	American Indian or Alaskan Native	Two or More Races

Executives	6.1%	78.8%	3.0%	—	12.1%	—	—
First/Mid Managers	8.5%	78.4%	*	*	9.8%	—	2.0%
All Other Employees	33.6%	49.4%	8.0%	1.2%	4.6%	*	2.9%
*Less than 1%

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Retaining Our Employees
We believe that recruiting and hiring employees who are positioned to help us achieve our mission and goals, and deliver long-term value to our shareholders and other stakeholders, is of limited value if we do not retain those employees. We recognize that competition for skilled and experienced employees has increased in recent years, as work models and recruiting practices continue to evolve. As such, we are especially focused on improving employee retention through training and development, employee engagement with a focus on a mission‑based culture of giving, and competitive and fair compensation and benefits. We also recognize that employee retention is influenced by the day-to-day experience at work, including the ease of accessing support, information, and development resources in real time.
Training and Development
We are dedicated to providing training, development opportunities, and tools for our employees that not only enable professional growth, but also provide them with the experiences and learning to enable them to succeed professionally and personally. We have continued to make significant investments in our learning ecosystem, expanding our enterprise learning platform and using AI-enabled tools to build and refresh training more quickly and consistently, while offering both synchronous and asynchronous learning opportunities that support continuous skill development and career growth. Additionally, we offer a dynamic tool that identifies and provides information on career opportunities available within the Company, including information about the competencies required to be successful in each of those positions, the tools and training that are available to develop those competencies, and Company-sponsored experiences that help prepare employees for their next internal career promotion or other internal assignment. We also provide a mentorship program designed to further enhance the development of our employees.
Additional training and development opportunities we provide to our employees throughout their career development cycles include:

Providing employees with access to a broad catalog of thousands of on-demand learning courses through partnerships with third-party content providers, enabling employees to pursue skill development aligned with their roles, interests, and career goals

Offering tuition assistance reimbursement of up to $5,250 per year for full time employees and $2,625 per year for part time employees, a program on which we spent $340,000 over the past three years; and continuing our partnership with NYU Tandon School of Engineering to offer a free Cyber Fellows program for those seeking an advanced degree in Cybersecurity

Providing employees at every level with tailored training specific to their department, helping them strengthen both technical and soft skills, unlock their potential, enhance individual and team performance, and achieve measurable results

Compliance related training continued to be a focus area for our management team in 2025. Our Board's commitment to compliance is further evidenced by aligning a portion of executive compensation to completion of compliance goals. In addition, supervisors and the Company’s executive officers routinely receive reports describing the percentage of their employees who have completed required compliance courses, and identifying any employees who have failed to do so. Any employees who fail to complete required compliance courses in a timely manner may face disciplinary action, and are required to complete the training that they previously failed to complete by the specified deadline.
The table below summarizes the hours of training completed by our employees during each of the past three years, our expenditures for tuition reimbursement during those years, and the number of employees promoted internally during those years, which we believe is an especially relevant example of how we are providing opportunities for career advancement and growth to our employees, and “promoting from within,” thereby increasing the likelihood of employee retention and success within the Company.

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	2025	2024	2023
Total training hours	159,000	142,000	158,000
Tuition reimbursement dollars	$95,040	$109,950	$134,590
Internal promotions	157**	117	138*
*Promotions in 2023 reflect promotions obtained by employees who applied for posted positions.
**Includes employees who left the Company in 2025.
Employee Engagement
We believe that regular, on-going engagement with our employees is an important step in our effort to retain them. In addition to utilizing formal employee engagement surveys, we have implemented a number of additional programs and initiatives to promote and increase employee engagement, as further described below.
The Company distributes engagement surveys to employees semi-annually. Employee participation rates in those surveys has ranged from 83% to 75% during the past three years, which we believe reflects the importance of the surveys to our employees. We use the results from employee engagement surveys to identify areas to further enhance the employee experience and implement improvements. Leaders receive the survey results for their teams through an interactive dashboard and are charged with developing action plans in response to those results to continue to improve employee engagement.
We also focus on engagement by reducing friction in the day-to-day employee experience. As a technology-driven company, we invest in tools that help employees get answers and support quickly, which helps them stay productive, confident, and connected to the organization. For example, our in-house employee support bot, PIPER, is available 24/7 to help employees find information and get support the moment they need it. PIPER is expanding to include additional high-frequency needs such as technology help desk support and policy information, and it continues to evolve toward becoming a one-stop destination for employee-related questions.
We have also implemented numerous other programs and initiatives to promote and increase employee engagement, including:

A Company-wide, digital peer recognition tool that allows employees at any level of the organization to recognize other employees for notable accomplishments;	Creative townhall “all hands on” meetings held at least twice per year to update employees on Company initiatives and performance, and recognize employee and/or departmental accomplishments;	Manager meetings to review the status of Company and departmental initiatives and projects, and discuss employee career development and training opportunities;

Community service projects, designed to bring employees and management together for a common cause and expanded mentorship for employees;	Service awards given at 5, 10, 15, 20, and 25 years of service, through which employees are provided with a bonus award and Company-wide recognition; and	Employee and family appreciation events are also held each year that bring employees and their families together.
We will continue to strive to enhance, expand and improve our employee engagement initiatives during 2026 to keep employees engaged and feeling a sense of belonging with the Company and their co-workers. Connecting employees with each other and their managers through activities within the communities where they live and work is, and will remain, an important part of our employee engagement strategy.

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Competitive and Fair Employee Benefits and Compensation
The Company is committed to providing a comprehensive, competitive benefits package, which our employees are able to customize to meet their specific needs and goals. Those benefits include:

Core benefits	Disability, Life and Accidental Death and Dismemberment insurance, including certain threshold levels of coverage, that require no contribution from the employee;
An Employee Assistance Program that provides employees and their immediate family members with professional referrals, counseling sessions (provided at no charge for the first five sessions), financial planning services, family assistance and legal assistance is also provided without cost to the employee;

Health and wellness programs and perks for employees and their spouses or partners, which includes personalized health coaching, team and individual challenges, live wellness webinars and a monthly stipend for gym memberships and fitness classes;

Company-sponsored health benefits	Multiple options for medical insurance coverage for all eligible employees, including hourly employees;
A 401(k) plan that matches employees’ contributions after 90 days of service with a 100% match on the first 3% of pay that the employee contributes, and a 50% match on the next 2% of pay that the employee contributes;

Voluntary benefits
Access to Vision Insurance, Health Savings and Flexible Spending accounts, Supplemental Life and AD&D Insurance, Critical Illness, Accident, and Hospital Indemnity plans, Legal Insurance, Identity Theft, and Pet Insurance plans;

An employee stock purchase program with above-market discounts for eligible employees, for which 271 employees were enrolled at the end of 2025, which we believe aligns those employees’ interests with those of our shareholders; and

Family planning benefits
Paid Parental Leave is provided for full-time employees who have a parental event (birth or adoption). In combination with disability payment, birth parents receive twelve weeks of paid time off for their own recovery as well as bonding. All other parents receive four weeks of paid time off.

All of our employees earn more than the federal minimum wage. The average wage of a full-time hourly employee of the Company as of December 31, 2025 was $20.75, with approximately 95% of those employees earning an average hourly wage of $15 or more. The average total compensation and benefits for a full-time hourly employee of the Company at December 31, 2025 was approximately $62,423, including base wages, average overtime wages, bonuses and benefits.
Employee Retention Statistics for 2025
The voluntary and involuntary turnover rates in 2025 for all employees other than those who work in our Operations area, which is comprised primarily of our hourly customer service agents, were 8% and 12%, respectively. The voluntary and involuntary turnover rates for employees working in our Operations area for 2025 were 28% and 16%, respectively. We strive for voluntary turnover below the industry standard and have a goal of less than 40% in our Operations area, which we continue to meet.
Employee Health & Safety
We believe in providing employees with a safe and healthy workplace, a commitment that is reflected in our Human Rights Policy. In recent years, we have implemented enhanced reporting requirements, and training related to those requirements, to better understand injuries in an effort to strengthen our existing safety protocols and prevent future injuries. This strengthening of our existing safety protocols led to a decrease in reportable incidents in 2025.

Metric	2025	2024	2023
Total Recordable Incidents	1	4	12
Total Cases w/ Days Away	0	1	6

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Improving Our Communities by Investing Our Money and Time in Them
Our Board of Directors and management team are committed to giving back to, and making a positive impact on, our communities, a commitment that we carry out through the PROG Holdings Foundation (the “Foundation”) (including through its PROG Development Center), the Employee Matching Gift Program (the “Matching Gift Program”), the Paid Service Program, our Dollars for Doing Program, and various community engagement activities.
The Foundation and Matching Gift Programs
We have a goal of improving the communities where our employees live and work through donations made by the Company and the Foundation. We also strive to improve those communities through the PROG Development Center (the "Center"), other community involvement, and our Matching Gift Program. The Foundation is committed to improving lives by contributing to non-profit organizations that leverage educational, developmental and technological resources to drive socio-economic advancement and mobility for underserved populations. For example, in 2025, the Foundation and the Company made total cash donations over $668,000 to Big Brothers Big Sisters, Boys and Girls Club, and numerous other deserving causes.
To complement the Foundation initiatives described above, the Foundation also provides financial and other resources to the Center, which provides youth in economically challenged areas of Utah the opportunities for socio-economic mobility. The Foundation has a dedicated physical location for its Development Center. The Foundation-funded Center provides young adults, primarily between the ages of 16 and 24, with access to technology, in-person and hybrid programming initiatives, and other offerings designed to develop skills and resources necessary to support job readiness. The programming offered through the Center is created collaboratively with community leaders, local organizations and businesses, local school districts, and current and former high school students.
We anticipate that our employees will continue to support the Center’s efforts by volunteering virtually and in-person, and serving as mentors for the students who participate in the Center’s offerings. We are excited about the Center providing a means through which participating youth can experience a sense of belonging, and through which innovation and growth are encouraged and supported, and participants are propelled into sustaining careers in technology and other areas of business.
Our Matching Gift Program matches employee donations to most non-profit organizations, with a maximum annual match of $1,000 per employee. We believe our Matching Gift Program helps ensure that a meaningful portion of our charitable giving is responsive to the local needs of the communities where our employees live and work.
Our Paid Service and Community Engagement Programs
We believe it is crucial that our managers and employees at every level of the Company become personally engaged in the work of improving our communities by volunteering their time. As such, through our Paid Service Program, all of our employees are provided with eight hours of paid time to perform services for eligible non-profit organizations. Employees may also volunteer their time toward any eligible non-profit organization and, using our Dollars for Doing program, the Company will donate up to $1,000 per employee each year to that organization, based on the number of employee volunteer hours.

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In addition to enabling those individual opportunities for volunteering, the Company sponsors and participates in community engagement and improvement events, which during 2025, included:

Working with local schools and foundations to increase mentorships and certificate programs available to individuals in our communities;	Partnering with organizations in AZ and UT to volunteer for causes related to Technology, Education, and Development;	Leaders came together to provide approximately 27,000 books to Title 1 Elementary schools across four of the largest school districts in Utah;	Employees worked together to restore fences, lay gravel, and prepare gardens for a high school;	Provided a safe place for organizations to hold support groups, celebratory meetings, and meaningful conversations that help communities grow.
During 2025, our management team and employees volunteered 3,354 hours to these and other events and organizations that are making a positive difference in our communities.
Respecting and Supporting Our Customers
We strive to provide our customers with the respect and support that they deserve. To that end, we are focused on offering our products to them through ethical selling practices, which include accurate, transparent, easy-to-understand customer-facing materials and terms that not only comply with applicable laws and regulations, but often exceed those standards. We also show our appreciation and respect for our customers by working hard to provide them with excellent customer service, helping position them for success with our offerings, and striving to protect the security of their personal information.
Ethical Selling Practices
Our product offerings, including customer-facing marketing materials and transaction agreements, are reviewed on a regular basis by a cross-functional team of Company employees who are assigned the task of making sure those materials are transparent, easy-to-understand and compliant with applicable laws and regulations. This on-going effort includes participation by employees from our marketing, sales, operations, compliance, legal, and data privacy teams. In addition, we provide training manuals and in-person and virtual training to our POS partners to ensure that their marketing and other customer-facing materials accurately describe our offerings and comply with applicable laws and our compliance policies.
We monitor our POS partners’ websites and have a team of field inspectors visit POS partner locations to ensure their materials about our offerings and related practices satisfy our requirements.
Striving to Offer Excellent Customer Service
We believe the service our customers receive through customer support agents is critical to them having a positive experience and wanting to utilize our product offerings again as repeat customers. For that reason, we provide customers with multiple avenues for making us aware of any complaints or concerns they may have about their experiences with us. For 2025, the number of customer complaints expressed as a percentage of total active leases with Progressive Leasing averaged 0.38%. We carefully track the complaints we receive from

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customers, the timeliness of our responses to customers who call us with complaints, and the time it takes us to resolve those matters. For example, with respect to Progressive Leasing, in 2025:

63%	83%	95%

of all customer questions, concerns or complaints were resolved on the same day the customer contacted us;	were resolved in less than ten days; and	were resolved in less than thirty days.
In addition to monitoring how quickly we resolve customer concerns, we also monitor whether customers believe our customer service agents are friendly and knowledgeable. We do so by frequently conducting customer satisfaction surveys focused on how customers view their interactions with our support agents, at all phases of the transaction lifecycle. Those survey results help us identify and understand specific areas for improvement within our customer service function.
Our Progressive Leasing and Four Technologies Google customer satisfaction ratings at the end of 2025 were 4.8 and 4.6 respectively, out of a possible 5 stars. In addition, during 2025, our Progressive Leasing business won the American Business Awards' Silver Stevie Award for outstanding customer service in the Financial Services industry. We believe these factors demonstrate that we are providing strong customer service, but we intend to continue our efforts to further improve the quality and timeliness of our customer service.
Positioning Customers for Success with Our Offerings
Our Progressive Leasing business provides its customers with flexible terms designed to help them achieve merchandise ownership, including through low initial payments and early buyout options, such as our 90-day early buyout option. In addition, our proprietary decisioning processes and tools are designed and calibrated to result in customer application approval decisions and, for applicants who are approved, approval amounts, that position our customers for success with our products offerings. However, when our customers experience unexpected financial challenges and hardships, catastrophic weather events or other natural disasters, loss of a job, medical emergencies or other financially challenging situations, we work with those customers to try to find a solution that will enable them to achieve an outcome with our offerings that is satisfactory to them. In addition, our Progressive Leasing customers have the option to cancel their agreements with us at any time without any negative consequences by returning the leased merchandise to us, or having us pick it up.
Steps we took during 2025 to try to help customers facing unexpected financial hardships achieve success with our offerings included, depending on the unique facts and circumstances faced by each customer:
▪Suspending collections activities;
▪Modifying payment schedules personalized to the customer’s unique situation;
▪Offering discounted settlement opportunities, where appropriate;
▪Waiving non-sufficient fund fees; and
▪Allowing customers to defer making payments to us
In addition, with respect to Progressive Leasing customers who are active duty military personnel, when those customers are deployed, we forgive their remaining lease payments and allow their families to keep their leased merchandise.
One of the ways we evaluate if our customers are achieving success with our offerings is by monitoring the percentage of Progressive Leasing’s lease-to-own (“LTO”) transactions that result in customers achieving ownership of the merchandise they obtained through LTO arrangements with Progressive Leasing. For leases funded by Progressive Leasing in 2024, the large majority of those transactions resulted in customers achieving

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ownership of the leased merchandise. We believe this demonstrate that our customers are frequently achieving success with our product offerings.
Understanding and Improving Our Environmental Footprint and Impacts
Our Board of Directors and management team believe it is critical that businesses across all industries, including ours, all do their part to improve the environment. During recent years, we have taken a number of steps designed to help us understand our current environmental footprint and impacts, and which we believe will result in a reduction of our energy, water and paper use, as well as our direct and indirect greenhouse gas ("GHG") emissions, including:

Engaging a third-party environmental consultant to assist us with understanding our environmental footprint and developing a plan to reduce our unfavorable environmental impacts, including with respect to the matters described below

Calculating Scope 1, Scope 2 and Scope 3 GHG emissions
Reducing our total water usage at our headquarters
Continuing to allow most of our employees to work from home, which we believe results in significant reductions in greenhouse gas emissions and fuel usage
Other steps we have previously taken to improve our impact on the environment include:

Locating our headquarters in a building that is LEED Silver Certified, which uses daylight harvesting lighting control systems;
Providing recycling containers at our facilities, through which we recycle aluminum, paper and plastic; eliminating mailing hard copies of lease agreements to almost all of our customers, resulting in a reduction of approximately 16 million pages of paper annually;
	Installing speed governors on all of our fleet of trucks used for moving merchandise, to save fuel, reduce emissions and promote safe driving; and	Enforcing our restrictions on excessive vehicle idling by promptly alerting any fleet driver who has been idling for longer than the maximum time we permit.
We plan to update the status of our initiatives to reduce our energy, water and paper use and GHG emissions in our annual ESG reviews, and encourage all of our stakeholders to follow our progress.

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Non-Management Director Compensation in 2025
The compensation program for our non-employee directors is designed to fairly compensate them for the effort and responsibility required to serve on the board of a company of our size and scope, as well as to align our directors’ interests with those of our shareholders more generally. For 2025, our non-employee directors received an annual cash retainer of $100,000 and an annual award of restricted stock units having a value of $150,000, which generally vests one year following the grant date. Our Chairman, Mr. Robinson, in recognition of the additional duties he performs by serving as our Chairman, also receives a cash retainer of $125,000. Non-employee directors serving as the chairpersons of our Audit, Compensation & Human Capital and Nominating, Governance & Corporate Responsibility Committees also received an additional annual cash retainer of $30,000, $25,000 and $20,000, respectively, for their additional service and related time commitments. Our non-employee directors may also elect to participate in our Deferred Compensation Plan.
Directors who are employees of the Company receive no compensation for their service on our Board of Directors.
The following table shows compensation earned by non-employee directors during 2025:

Name	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)	Total ($)
Douglas C. Curling[3]	125,000	150,000	275,000
Cynthia N. Day[3,4]	130,000	150,000	280,000
Robert K. Julian[3]	100,000	150,000	250,000
Ray Martinez[3]	100,000	150,000	250,000
Daniela Mielke[3]	100,000	150,000	250,000
Ray M. Robinson[3]	225,000	150,000	375,000
Caroline Sheu[3,4]	100,000	150,000	250,000
James P. Smith[3]	113,022	150,000	263,022
Kathy T. Betty[5]	42,198	—	42,198
1.Includes fees earned for services in the fourth quarter of 2025 which were paid in 2026.
2.Represents the grant date fair value of stock awards pursuant to Financial Accounting Standards Board Codification Topic 718.
3.As of December 31, 2025, each of these non-executive directors held 5,592 units of restricted stock subject to vesting, which was the number of units of restricted stock granted to them in May 2025.
4.Ms. Day and Ms. Sheu elected to defer receipt of the cash retainer pursuant to the Company's Deferred Compensation Plan for 2025. The Company does not provide matching contributions under that plan with respect to non-employee directors.
5.Ms. Betty left the Board of Directors effective May 7, 2025.
Stock Ownership Guidelines
Under our current stock ownership guidelines, each director is expected to own or acquire shares of our common stock and common stock equivalents (including restricted stock and restricted stock units) having a value of at least $400,000 prior to the later of January 31, 2021 or four years from when the director first joined our Board of Directors. As of December 31, 2025, each of our directors is currently in compliance with the requirements established in these guidelines.

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Compensation Discussion
and Analysis
The purpose of this Compensation Discussion & Analysis section (this “CD&A”) is to provide information regarding our executive compensation philosophy, objectives and decisions for our “named executive officers” (“NEOs”) and to explain how and why the Compensation & Human Capital Committee of our Board of Directors (the "Compensation Committee") made its compensation decisions for 2025. The NEOs for 2025 are shown in the table below:

Named Executive Officer	2025 Position
Steven A. Michaels	President and Chief Executive Officer
Brian J. Garner	Chief Financial Officer
Todd King	Chief Legal and Compliance Officer
Executive Summary
The Compensation Committee recognizes that the Company and its management team continued to take significant steps in 2025 to further the Company's three-pillared strategy of Grow, Enhance and Expand.
With respect to the "Grow" pillar, the Company's BNPL business, Four Technologies, tripled its active customer count and more than doubled its GMV to $736 million in 2025. Further, Progressive Leasing's direct-to-consumer platform, PROG Marketplace, more than doubled its GMV from 2024.
The "Enhance" pillar was bolstered by improvements in the Company's technology platforms, which promoted increased customer engagement, provided greater transparency and flexibility, and advanced our e-commerce capabilities.
In terms of the "Expand" pillar, the Company successfully negotiated and entered into an agreement to acquire Purchasing Power, a leading voluntary employee benefit program provider that allows employees to purchase brand name products and services through payroll deductions and allotments. The acquisition of Purchasing Power significantly grows the Company's ecosystem of transparent and inclusive alternative payment options offered to underserved and other consumers, meaningfully diversifies the Company's revenue streams and positions the Company to increasingly leverage cross-marketing initiatives.
While the Company meaningfully advanced its three-pillar strategy through these important accomplishments, it continued to face significant challenges presented by the macroenvironment. Although inflation moderated in 2025, as compared to 2024, the cost of living remained elevated, especially for housing, food and other non-discretionary items. We believe this, and other headwinds, unfavorably impacted disposable income and consumer confidence within the Company’s customer base, resulting in another year of decreased demand for the types of leasable merchandise offered by many of the Company’s key national and regional POS partners. That decrease in consumer demand was evidenced by the bankruptcy of one of Progressive Leasing's largest retail partners, which resulted in the closure of most of its stores in 2025, negatively impacting Progressive Leasing's GMV throughout the year.
The Committee appreciates that the Company's management team continued to take aggressive actions to mitigate the unfavorable impacts of the macroeconomic environment during 2025. For example, as payment delinquencies and write-offs for Progressive Leasing began to increase in early 2025, the team quickly tightened its lease decisioning and continued to carefully and actively monitor the performance of the business's lease portfolio, resulting in lease merchandise write-offs within the Company's targeted range of 6% to 8%. The team also successfully converted several large, regional retailers, as well as hundreds of small and medium retailers,

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Compensation Discussion and Analysis
from its POS partner pipeline, which offset a portion of the GMV Progressive Leasing lost as a result of the retailer bankruptcy and tightening of its lease decisioning discussed above.
Other important achievements by the management team during 2025 included the following:

Attaining consolidated GMV of $2.50 billion, an increase of 12.1% compared to 2024, including a 144.2% increase in Four's GMV to $736.5 million
Growing the size of our consolidated active customer count to 1.4 million in 2025 from 1.1 million in 2024
Increasing the percentage of Progressive Leasing's revenue derived from e-commerce channels to 23.3% in 2025 from 17.0% in 2024
Reshaping our payment offerings through the sale of nearly all of the Vive Financial portfolio, and entering into an agreement to acquire Purchasing Power

Repurchasing approximately 4.5% of the Company's outstanding shares and paying four quarterly cash dividends during 2025 — equating to $72.5 million of capital being returned to shareholders — without impacting the Company's future ability to invest in organic and strategic growth

Winning the American Business Awards' Silver Stevie Award for outstanding customer service in the Financial Services industry
The Compensation Committee is committed to implementing executive compensation plan designs, metrics and strategies, that are intended to incent and motivate our leadership team to reach the goals set by the Compensation Committee, as discussed in further detail in this CD&A. The Compensation Committee-approved compensation programs are further designed to create a strong linkage between executive pay and the Company's financial and operational performance. The Committee believes that objective was achieved in 2025, as discussed below.
The Committee annually reviews the design of performance metrics used in the Company's executive compensation programs. For 2025, the Committee largely maintained the design of the compensation plans used in 2024 after determining that such design continued to strongly adhere to the compensation plan objectives described in detail below. For 2025, the compensation plan results included:
▪With respect to the Company's Annual Short-Term Incentive Program ("STIP"), the Company meaningfully exceeded the threshold level of performance for Consolidated Adjusted EBITDA, but fell below the target level of performance for that metric. The Company failed to achieve the threshold level of performance for Progressive Leasing GMV, and thus, no payment was earned by Messrs. Michaels, Garner and King on the portion of the 2025 STIP tied to that metric. However, the Company meaningfully exceeded the target level of performance for GMV derived from Progressive Leasing's direct-to-consumer offering, PROG Marketplace, and reached the maximum level of achievement for both Progressive Leasing GMV derived from its cross-marketing initiatives and for the Company's strategic and compliance goals. As a result of the levels of achievement for all of these metrics, Messrs. Michaels, Garner and King earned an STIP payment equal to 93.9% of their targeted compensation.
▪With respect to the Company's Long-Term Incentive Program ("LTIP"), the Company exceeded the threshold level of performance for Adjusted Revenue and Adjusted Pretax Income, but fell short on the target level of performance for those metrics by 5% and 2%, respectively. As a result, Messrs. Michaels, Garner and King earned an LTIP payout of 84.7% of the performance shares tied to those two metrics that were granted to them in 2025(1). During 2025, the Committee also granted those NEOs performance shares that may be earned based on the relative total shareholder return of the Company's stock during a three-year performance period. Any of
(1) We define Adjusted Revenue as the consolidated GAAP revenues of PROG Holdings, Inc., reduced for the amount of credit loss provision expense at Vive, Four and the Company's other strategic operations. Adjusted Pretax Income is consolidated GAAP earnings before income tax expense, adjusted to exclude restructuring expenses, costs related to the cybersecurity incident, net of insurance recoveries, the write-off of assets related to retailer bankruptcy, transaction-related expenses for the Vive sale, and transaction-related expenses for the acquisition of Purchasing Power. For purposes of measuring Adjusted Revenue and Adjusted Pretax Income, we included actual results of Vive for the nine months ended 9/30/2025 plus forecasted results of Vive in the fourth quarter of 2025.

PROG Holdings, Inc. 2026 Proxy Statement	45

Compensation Discussion and Analysis
those shares that are earned would cliff-vest at the end of the three-year performance period, following the Committee's certification of the level of performance achieved.
We are committed to actively engaging with our shareholders, and their feedback is an important input in how we approach and evaluate our executive compensation program and practices. We are pleased to report that, at last year's annual meeting, our shareholder "say-on-pay" vote was overwhelmingly approved by more than 94% of the votes cast. The Compensation Committee will continue to consider "say-on-pay" vote results and feedback from shareholders when reviewing our executive compensation programs and practices.
Objectives of Our Executive Compensation Programs
The primary objectives and priorities of our executive compensation program are to:

1	2	3	4	5

attract, motivate, and retain quality executive leadership;	align the incentive goals of our executive officers with the interests of our shareholders;	enhance the individual performance of each executive officer;	improve our overall performance; and	support achievement of our business plans and long-term goals.
To accomplish these objectives, the Compensation Committee considers a variety of factors when approving compensation programs, including:

The actual financial and business performance of the Company, as compared to our expectations;
Individual executive performance, as compared to our expectations;
Changes in our short-term and long-term business strategies;
Attracting, retaining, and motivating high-caliber executive talent to realize our objectives;
External market data to ensure we deliver competitive compensation opportunities to our executives; and
Alignment of pay and performance to ensure shareholder interests are being met.
A more complete description of the annual process for establishing our executive compensation programs is described below.

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Compensation Discussion and Analysis
Our Strong Compensation Governance Practices
In addition to linking pay with performance and working to help ensure our executive compensation programs continue to serve the long-term interests of our shareholders, we believe we employed strong compensation and governance principles and policies during 2025, while avoiding problematic or disfavored practices, as further described below:

▪Retain an independent consultant to assist the Compensation Committee, which consists entirely of directors that are independent under the NYSE listing standards and under the Compensation Committee's charter
▪Annually assess the Company's compensation policies to ensure that the features of our program do not encourage undue risk
▪Employ all executives on an "at will" basis
▪Emphasize performance-based compensation over fixed compensation in our pay mix
▪Align pay and performance by providing a greater portion of total pay in long-term, equity-based compensation
▪Structure incentive plans with multiple measures, including growth, profitability, and returns
▪Cap incentive plan payouts, with robust performance targets and ranges
▪Require double-trigger equity vesting acceleration upon a change of control
▪Maintain meaningful stock ownership requirements
▪Maintain a clawback policy that complies with the SEC rules and NYSE listing standards

What We Do

▪No repricing or cash buyouts of stock options without shareholder approval
▪No excise or other tax gross-ups on change-in-control payments
▪No hedging or pledging of Company stock
▪No excessive perquisites or other benefits
▪No single-trigger severance benefits upon a change-in-control
▪No payment of dividends on unearned or unvested shares
▪No guaranteed incentive payments
▪No employment agreements with our NEOs

What We Don’t Do

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Compensation Discussion and Analysis
2025 Compensation Process and Actions
Role of the Compensation Committee. The Compensation Committee is comprised solely of directors that our Board of Directors has determined to be independent under applicable standards of both the SEC and NYSE. Its role is to oversee executive and outside director compensation, benefit plans and policies, including equity compensation plans and other forms of compensation, and other significant human capital matters. More specifically, the Compensation Committee reviews and discusses proposed compensation for NEOs, evaluates their performance, and sets their compensation. In addition, the Compensation Committee approves all equity awards for NEOs and other executive officers.
Role of Management. The Compensation Committee considered the input and recommendations of Mr. Steve Michaels with respect to our executive compensation programs and decisions that impact other NEOs. Mr. Garner also provided input with respect to financial goals and recommendations as relevant to the overall executive compensation program design. Although management and other invitees at Compensation Committee meetings may participate in discussions and provide input, all votes and final decision-making on NEO compensation are solely the responsibility of the Compensation Committee, and those final deliberations and votes are conducted in executive sessions in which no executive officer participates.
Role of Independent Compensation Consultant. The Compensation Committee has the authority to retain independent consultants and other advisors. During 2025, the Compensation Committee retained the services of Exequity LLP ("Exequity") which reported directly to the Compensation Committee but worked with management at the direction of the Compensation Committee. The Compensation Committee assessed the independence of the advisors, including the potential for conflicts of interest as required by the SEC and NYSE listing standards, and concluded that Exequity was appropriately independent and free from potential conflicts of interest.
Although the specific services of the independent consultant vary from year to year, the following are the services generally provided by the independent consultant:
▪providing information on trends and related legislative, regulatory, and governance developments;
▪reviewing and recommending any changes to the benchmarking peer group for the consideration and approval of the Compensation Committee;
▪conducting competitive assessments of executive compensation levels and incentive program designs;
▪consulting on compensation for outside directors;
▪conducting a review of our compensation programs from a risk assessment perspective;
▪assisting with review and disclosures regarding the executive compensation programs; and
▪reviewing the Compensation Committee’s annual calendar and related governance matters.
Representatives from Exequity attended meetings of the Compensation Committee pertaining to 2025 executive compensation decisions, and also participated in executive sessions as requested by the Compensation Committee.
Role of Benchmarking. The Compensation Committee annually reviews market data provided by its independent consultant to better understand market movement, to assess how our executives' compensation compares, and to evaluate compensation adjustments. Market data was reviewed at the end of 2024 to help inform 2025 target pay levels for our NEOs.

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Compensation Discussion and Analysis
In referencing the market data, the Compensation Committee does not manage total compensation for our NEOs within a prescribed competitive position or percentile of the compensation market. Rather, the Compensation Committee reviews compensation for each NEO relative to market data and considers other internal and external factors when exercising its business judgment as to compensation decisions. Other factors material to the Compensation Committee’s deliberations include objective measurements of business performance, accomplishment of compliance, strategic, and financial objectives, the development and retention of management talent, enhancement of shareholder value, and other matters the Compensation Committee deems relevant to our short-term and long-term success.
With respect to 2025 compensation decisions, the Compensation Committee referenced a market study that was conducted by Exequity at the end of 2024, which utilized both peer group and survey data. The peer group used in the study is annually reviewed and approved by the Compensation Committee to ensure its continued applicability to the Company in terms of operating characteristics, size (revenue and market capitalization) and industry appropriateness. Following a review of the executive compensation peer group for 2025, the Compensation Committee determined to remove one company, Black Knight, Inc., due to it being acquired and add two new companies, Bread Financial Holdings, Inc. and Shift4 Payments, Inc. The peer group serves as the primary reference group for reviewing NEO pay. In addition to peer group data, the Compensation Committee also reviews general industry survey data as a secondary reference. Survey data was sourced from Willis Towers Watson's General Industry Executive Compensation Survey.

Peer Group
Ally Financial Inc.	Euronet Worldwide, Inc.	OneMain Holdings, Inc.
Bread Financial Holdings, Inc.	FirstCash Holdings, Inc.	PRA Group, Inc.
Credit Acceptance Corporation	Genpact Limited	Shift4 Payments, Inc.
Discover Financial Services	Green Dot Corporation	SLM Corporation
Encore Capital Group, Inc.	Jack Henry & Associates, Inc.	Synchrony Financial
Enova International, Inc.	LendingTree, Inc.	WEX Inc.
ePlus inc.	Navient Corporation

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Compensation Discussion and Analysis
Components of Our 2025 Executive Compensation Programs
Primary Components
The three primary components of each NEO’s total direct compensation for 2025 were as follows:

Component	Terms and Objectives
Base Salary
▪Fixed amount of compensation for performing day-to-day job responsibilities intended to reflect the scope of an executive’s role.
▪Reviewed annually for potential adjustment based on factors such as market levels, individual performance, and scope of responsibility.

Annual Cash Incentive Award
▪Performance-based award opportunity based on achievements with respect to financial and operational performance goals, including advancing the Company's strategic objectives.
▪Motivate executives to improve operational performance year-over-year.
▪Reward executive officers for delivering on financial and operational goals.

Long-Term Equity Incentive Award
▪To balance long-term performance and retention, 2025 long-term equity incentive awards for the CEO and his direct reports were allocated as follows: 70% performance shares that measure both internal and external performance and 30% time-based restricted stock awards.
▪ Align executive interests with shareholders.
▪ Motivate executive officers to achieve superior business results over the long-term.
▪Enhance alignment between management and shareholder interests.
▪Support stock ownership requirements.

These components are designed to be competitive with employers with whom we compete for executive talent and to support our compensation program objectives. The Compensation Committee does not set a prescribed mix or allocation for each component, but rather focuses on total direct compensation when making compensation decisions for our executives. In making these decisions, the Compensation Committee also considers the following related factors: performance against corporate and individual objectives for the fiscal year, performance of general management responsibilities, the value of any unique skills and capabilities, contributions as a member of the executive management team, and competitive market considerations.
Although most of our employees participate in performance-based incentive plans, total direct compensation for our NEOs is more heavily weighted toward performance-based compensation. This reflects our philosophy that performance-based compensation opportunities – linked to strategic, financial and operating performance – should increase as overall responsibility increases.

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Compensation Discussion and Analysis
Compensation Outcomes and Pay Mix for 2025
The following graphs demonstrate our pay for performance philosophy by showing the mix of 2025 target pay for our CEO and other NEOs as a group, with the greatest portion delivered in long-term incentive awards:
Base Salaries
The Compensation Committee views base salaries as fixed compensation. Typically, it reviews base salaries annually and adjusts them as appropriate to ensure that salaries remain competitive, as well as reflective of each executive’s role, responsibilities and performance. However, in rare instances the Compensation Committee may adjust them in the interim as necessary to ensure they remain appropriate, competitive and reflective of an executive’s position, including any change in responsibilities.
During the first quarter of 2025, the Compensation Committee, with the assistance of Exequity, reviewed the base salaries of Messrs. Michaels, Garner and King for possible adjustments. During that process, the Compensation Committee considered, among other factors, compensation market data provided by Exequity, the roles and responsibilities of each of those NEOs, and the individual performance of each of those NEOs and, with respect to Messrs. Garner and King, Mr. Michaels’ recommendations regarding their base salaries. As a result of that process, the Compensation Committee approved annual base salaries for the NEOs as shown in the table below:

Named Executive Officer	2025 Base Salary ($)
Steven A. Michaels	1,000,000
Brian J. Garner	575,000
Todd King	500,000
Annual Cash Incentive Awards
Annual cash incentive awards made through our 2025 STIP provide the opportunity to earn cash awards based on the achievement of performance targets determined by the Compensation Committee at the beginning of the year. The amount earned will vary based on the degree to which the performance target is achieved, subject to the Compensation Committee’s review.
The target awards set forth below applied to our NEOs for 2025:

Named Executive Officer	2025 Target % of Salary
Steven A. Michaels	150%
Brian J. Garner	110%
Todd King	100%

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Compensation Discussion and Analysis
Performance Measures and Weights. During the first quarter of 2025, the Compensation Committee established the performance metrics that would be used in the 2025 STIP, the weighting for each of those metrics, as well as threshold, target and maximum levels of performance and payout levels.
The following were the performance measures and weights for the 2025 STIP for each NEO:

Performance Measure	Weight
Consolidated Adjusted EBITDA	60%
Progressive Leasing GMV	15%
PROG Marketplace GMV	5%
Progressive Leasing GMV from Cross-Marketing	5%
Compliance and Strategic Initiatives	15%
Consolidated Adjusted EBITDA used for management incentive purposes is Consolidated GAAP Earnings Before Income Tax Expense, adjusted to exclude: (i) depreciation and amortization expense; (ii) interest expense, net; (iii) stock-based compensation expense; (iv) restructuring expenses; (v) transaction-related fees for the sale of Vive; (vi) transaction-related fees for the acquisition of Purchasing Power; (vii) the write-off of assets related to the bankruptcy of a retail partner; and (viii) costs related to the cybersecurity incident, net of insurance recoveries. For purposes of measuring Adjusted EBITDA for the 2025 STIP, we included actual results of Vive for the nine months ended September 30, 2025, plus forecasted results for Vive for the fourth quarter of 2025, as the performance targets were set assuming Vive would be part of operations for the full year and Vive was expected to meet those targets. Progressive Leasing GMV is the GMV from Progressive Leasing lease-to-own transactions that are completed both in-store and executed online. PROG Marketplace GMV is GMV generated from lease-to-own transactions completed on Progressive Leasing's direct-to-consumer platform. Progressive Leasing GMV from Cross Marketing is GMV generated from customers of certain of the Company’s other businesses who complete lease-to-own transactions with Progressive Leasing in response to receiving cross-marketing materials from Progressive Leasing.
The Compensation Committee selected Adjusted EBITDA as one of its key performance metrics for the 2025 STIP because it is a key metric used by management and investors to monitor and assess the Company’s financial performance. It is also widely used by investors for valuation purposes and for comparing the Company’s performance against the performance of others in its industry. Accordingly, the Compensation Committee assigned it a significant weighting of 60%. For a comprehensive discussion of our GAAP financial results, refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
The Compensation Committee selected three growth-based metrics for the 2025 STIP (the "Growth Metrics") in support of the Company's "Grow" pillar under its three-pillared strategy to Grow, Enhance and Expand. The Growth Metrics consisted of (1) Progressive Leasing GMV, (2) PROG Marketplace GMV and (3) Progressive Leasing GMV from Cross-Marketing. The Committee assigned an aggregate weighting to these Growth Metrics of 25% to signify the importance and focus the Compensation Committee and Board of Directors placed on GMV growth. Progressive Leasing GMV was selected as an STIP Growth Metric because our Board and management team believe that finding ways to grow Progressive Leasing's GMV, despite the macroeconomic environment presenting challenges to its customers and POS partners, is essential to continuing to create long-term value for the Company's shareholders. To that end, PROG Marketplace GMV and Progressive Leasing GMV from Cross-Marketing were also selected as STIP Growth Metrics to help drive an increase in overall GMV for Progressive Leasing. More specifically, PROG Marketplace GMV was selected for the 2025 STIP because our Board and management team believe direct-to-consumer offerings are an increasingly important source of growth for our GMV, revenues and earnings. Our Board and management team also believe that a focus on direct-to-consumer offerings will enable us to drive additional customers and revenue to our valued POS partners, while also providing customers with the flexibility to shop for leasable items, and pay for those items using Progressive Leasing, wherever and whenever they choose to do so. Progressive Leasing GMV from Cross-Marketing was selected as an STIP Growth Metric for 2025 because our Board and management team believe that one of the

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Compensation Discussion and Analysis
primary benefits of maintaining a consumer payment ecosystem with multiple types of payment offerings is the ability of each of those businesses to drive additional customers and revenue to other businesses within that ecosystem through cross-marketing initiatives, thereby allowing customers to select the payment option that best meets their need at any given time.
The Compensation Committee weighted the remaining portion of the 2025 STIP toward the Company’s key compliance and strategic initiatives. The Compensation Committee believes this metric emphasizes the importance of recognizing progress in areas beyond financial results that support the Company’s business strategy and values and is critical to creating sustained shareholder value in the future. For these reasons, the Compensation Committee assigned the compliance and strategic initiatives metric a weighting of 15%.
Performance Goals and Results. The Compensation Committee established goals for each of the performance measures in the 2025 STIP during the first quarter of 2025, including a threshold, target, and maximum performance goal that corresponded to a threshold, target, and maximum incentive payout level. As discussed further above in our Executive Summary, the performance measures were set by the Compensation Committee to appropriately incentivize management to achieve rigorous, yet attainable, results in a very challenging macroeconomic operating environment, while at the same time, driving a strong outcome for the Company's shareholders.
For the Adjusted EBITDA metric and the Growth Metrics, the payout range was from 0% to 200% of target and, for the Compliance and Strategic Initiatives measure, the payout range was from 0% to 150% of target (based on the number of compliance/strategic-related goals achieved).
The following tables summarize the performance goals, performance results, and related 2025 STIP payout levels as a percentage of target for each NEO:

	Weight	Plan Performance Range			Actual Performance and Payout[1]
Metric ($ in millions)		Threshold	Target	Maximum	12/31/2025	% Achieved	Payout Calculation
Consolidated Adjusted EBITDA	60%	$227.4	$284.2	$341.0	$273.1	90.2%	54.1%
Progressive Leasing GMV	15%	$1,777.5	$1,975.0	$2,172.5	$1,760.8	—%	—%
PROG Marketplace GMV	5%	$60.0	$75.0	$90.0	$81.8	145.2%	7.3%
Progressive Leasing GMV from Cross-Marketing	5%	$28.0	$35.0	$42.0	$45.4	200%	10.0%
Compliance and Strategic Initiatives	15%	4 Projects	5 Projects	6 Projects	6 Projects	150%[2]	22.5%
Total Payout							93.9%

1.Actual performance was adjusted to exclude the impact of: (i) stock-based compensation; (ii) restructuring expenses; (iii) transaction-related fees for the Vive sale; (iv) transaction-related fees for the acquisition of Purchasing Power; (v) write-off of assets related to the bankruptcy of a retail partner; and (vi) costs related to the cybersecurity incident that occurred in September 2023, net of insurance recoveries. For purposes of measuring Adjusted EBITDA, we included actual results of Vive for the nine months ended September 30, 2025, plus forecasted results for Vive for the fourth quarter of 2025.
2.Compliance and Strategic goals are capped at 150% of target.

Based on the STIP performance metrics and weightings described above, and the level of performance achieved for each of those metrics, our NEOs received the 2025 STIP payments described in the table below:

Named Executive Officer	Target Annual Incentive ($)	Award Earned Under Annual Short-Term Incentive Plan Based on Performance ($)
Steven A. Michaels	1,500,000	1,408,500
Brian J. Garner	632,500	593,900
Todd King	500,000	469,500

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Compensation Discussion and Analysis
Long-Term Equity Incentive Awards
PROG Holdings' long-term equity incentive ("LTI") awards are intended to:
▪reward the achievement of business objectives that the Compensation Committee believes will benefit our shareholders;
▪align the interests of our senior management with those of our shareholders; and
▪assist with retaining our senior management to ensure continuity of leadership.
Beyond these objectives, the Compensation Committee also considers market design practices, equity dilution, accounting expense, and other internal considerations when deciding on the structure and size of equity awards.
Award Type and Mix. Each year the Compensation Committee grants equity awards to our NEOs; however, the award type and mix may change from time to time. To balance performance and retention incentives, the 2025 equity awards were made in the form of performance share units and time-based restricted stock awards.
The graphic below depicts our 2025 equity share award mix for Messrs. Michaels, Garner and King.

2025 Equity Awards	Objective	Key Features
Performance Shares
▪Align our executives with shareholders through performance-contingent awards that are paid in stock and measure both internal and external performance, and that consider absolute performance to pre-established goals as well as relative performance against similarly sized public companies.
▪40% of the LTI awards measure annual adjusted revenue and adjusted pretax income, equally weighted.
▪30% of the LTI awards measure relative TSR over a cumulative three-year performance period.

▪Performance shares based on internal financial metrics (revenue and profit) are measured on one-year Company performance to enhance accuracy in goal setting. Any earned awards pursuant to the internal performance shares are subject to additional time-based vesting, with the vesting occurring in three equal increments following the first, second, and third anniversaries of the grant, which facilitates our retention objectives and achievement of internal financial metrics.
▪Relative TSR performance shares are measured against the S&P 600 Small Cap Index over three years and may vest at the end of the performance period depending on relative performance.

Restricted Stock	▪The final 30% of the total LTI awards address competitive concerns with a focus on retaining our key executives needed to realize our long-term performance objectives.	▪Pro rata annual three-year vesting, with vesting occurring in three equal increments following the first, second, and third anniversaries of the grant.

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Compensation Discussion and Analysis
Target Awards. Target awards for 2025 were determined by the Compensation Committee and are intended to be reflective of each NEOs role and responsibilities and are shown below:

	Restricted Stock[1]		Performance Shares		2025 Target LTI Value
Named Executive Officer	(#)	($)	(#)	($)	($)
Steven A. Michaels	77,135	2,250,028	179,981	5,633,407	7,883,435
Brian J. Garner	19,220	560,647	44,846	1,403,681	1,964,328
Todd King	8,550	249,404	19,949	624,406	873,810
LTI awards generally were converted to a target number of performance shares and time-based restricted stock by dividing the allocable portion of the grant date award value by the Company's closing stock price on the date of grant. The number of rTSR performance shares granted was determined based on the allocable portion of the grant date award divided by the closing price of the Company's common stock on the date of grant. However, the estimated fair value of the rTSR performance shares on the grant date, represented in the table above, was determined using a Monte Carlo simulation model that resulted in an estimated fair value of 117% of the closing price of the Company's common stock on the date of the grant.
Performance Shares Performance Measures and Weights
The following were the performance measures and weights for the performance shares granted in 2025:

Performance Measures	Percentage of LTI[1]
Relative TSR	30%
Consolidated Adjusted Revenue	20%
Consolidated Adjusted Pretax Income	20%
1.The remaining LTI grant was provided through restricted stock awards.

Relative TSR measures the Company's stock price at the beginning and end of the three-year performance period relative to the S&P 600 Small Cap Index. Consolidated Adjusted Revenue is the consolidated GAAP revenues of the Company, reduced for the amount of credit loss provision expense at Vive, Four and the Company's other strategic operations. Consolidated Adjusted Pretax Income is consolidated GAAP earnings before income tax expense, adjusted to exclude restructuring expenses, costs related to the cybersecurity incident, net of insurance recoveries, the write-off of assets related to the retailer bankruptcy, transaction-related expenses for the Vive sale, and transaction-related expenses for the acquisition of Purchasing Power. For purposes of measuring Adjusted Revenue and Adjusted Pretax Income, we included actual results of Vive for the nine months ended September 30, 2025 plus forecasted results for Vive for the fourth quarter of 2025, as the performance targets included Vive operating activities for the full year.
The Compensation Committee selected these measures to focus participants on the financial performance of our business, including sustaining and improving the quality of our earnings, as well as ensuring that our internal performance is aligned with our stock price and shareholder returns.
Performance Goals and Results
The Compensation Committee established goals for each of the performance measures applicable to performance shares, including a threshold, target, and maximum performance goal that corresponded to a threshold, target, and maximum number of shares that could be earned. The number of shares that could be earned ranged from 0% to 200% of target. Payouts for results between these levels are interpolated, with scales that vary by business segment. If the results are less than threshold, then no shares would be earned.

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Compensation Discussion and Analysis
The following table summarizes the financial performance goals, performance results, and related earning levels as a percentage of target for NEO:

	Weight[1]	Plan Performance Range			Actual Performance and Payout
Metric ($ in millions)		Threshold	Target	Maximum	12/31/25	Achieved %	Payout %
Consolidated Adjusted Revenue	50%	$2,274.1	$2,526.8	$2,779.5	$2,395.7	94.8%	37.0%
Consolidated Adjusted Pretax Income	50%	$151.8	$189.7	$227.6	$186.2	98.2%	47.7%
Total Payout		50%	100%	200%			84.7%
1.The remaining LTI grant was provided through restricted stock awards and rTSR awards as discussed above.

Executive Compensation Policies
Stock Ownership Guidelines. The Compensation Committee has adopted stock ownership guidelines to further align the interests of senior executives with our shareholders. The table below summarizes the current guidelines that apply to our NEOs. As of December 31, 2025, our executive officers either meet or are on track to meet guidelines within the five-year timeframe specified by these guidelines.

Feature	Provision
Required levels	5x base salary: Chief Executive Officer 3x base salary: Chief Financial Officer and Chief Legal and Compliance Officer
Shares counted toward guidelines
Stock owned outright
Shares held in retirement accounts
Unvested time-based restricted stock units and restricted stock awards
Earned but unvested performance shares
“In the money” value of vested but unexercised stock options

Clawback Policy. In November 2023, the Compensation Committee adopted an updated clawback policy to comply with applicable laws and NYSE listing standards, which provides that all or a portion of any incentive-based compensation awarded to our executive officers must be recouped if we restate our consolidated financial statements. Under this policy, covered employees, including our NEOs, would be required to repay to the Company the difference between the amount of incentive-based compensation received and the amount that would have been payable under the restated financial statements, on a pre-tax basis.
Securities Trading Policy. As part of our Insider Trading Policy, all of our officers and directors are prohibited from trading any interest or position relating to the future price of our securities. These prohibited transactions include trading in puts, calls, short sales, or hedging transactions, but do not generally prohibit other purchases and sales of our common stock made in compliance with the limitations contained in our Insider Trading Policy. Pledging of Company securities is prohibited under our Insider Trading Policy. A copy of our Insider Trading Policy is filed as Exhibit 19 to our Annual Report on Form 10-K.
Tally Sheets. The Compensation Committee reviews tally sheets for select executives. These tally sheets provide a comprehensive view of target, actual, and contingent executive compensation payouts under a variety of termination and performance scenarios. The tally sheets allow the Compensation Committee to understand the cumulative effect of prior pay decisions and stock performance, as well as the retentive ability of existing LTIs, severance, and change-in-control arrangements. The tally sheets are intended to facilitate the Compensation Committee’s understanding of the nature and amounts of total compensation under our executive compensation program and to assist the Compensation Committee in its overall evaluation of our program.

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Compensation Discussion and Analysis
Executive Benefits and Perquisites
Our executive compensation program also provides certain benefits and perquisites to our NEOs. The value of these benefits and perquisites represents a small portion of an NEO’s overall total compensation opportunity and does not materially influence the Compensation Committee’s decisions with respect to the salary and incentive elements of the compensation of our NEOs. The Compensation Committee periodically reviews the perquisites and other personal benefits that we provide to senior management to ensure they remain in the best interests of the Company and its shareholders.
Healthcare Benefits. Our NEOs receive a full range of standard benefits, including the medical, dental, vision, life and voluntary disability coverage available to our employees generally.
Retirement Plans. Our NEOs participate on the same basis as other employees in our 401(k) Retirement Savings Plan, which we refer to as our 401(k) Plan, for all full-time employees. Employees with at least 90 days of service who meet certain eligibility requirements are eligible for a Company match. Our 401(k) Plan uses a safe harbor formula that allows employees to contribute up to 75% of their annual compensation with 100% matching by the Company on the first 3% of compensation and an additional 50% match on the next 2% of compensation. All matching by the Company is immediately vested.
Under the Company’s Nonqualified Deferred Compensation Plan, which we refer to as the Deferred Compensation Plan, a select group of management or highly compensated employees are eligible to elect to defer up to 75% of their base salary and up to 75% of their annual bonus on a pre-tax basis. Should they so elect, the Company will make discretionary matching contributions under the same formula that applies for our 401(k) Plan, with the benefit not exceeding the 401(k) Plan statutory limit.
Severance Arrangements. It has been our practice to utilize an executive severance plan and other severance and change-in-control arrangements for select executives to provide these senior leaders certain benefits in the event their employment is terminated by us without cause or after a change in control of the Company. We believe these arrangements assist us in hiring executives and in retaining key leaders who are critical to the ongoing stability of our business. We further believe they foster objectivity should they be asked to evaluate proposals that may result in the loss of their employment. We believe our severance and change-in-control arrangements with our executives are reflective of current market practices. See “Executive Compensation – Potential Payments Upon Termination or Change-in-Control.”
Tax Considerations
Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to public companies for annual compensation over $1 million (per individual) paid to certain executive officers. As a result, most of the compensation payable to any of our NEOs in excess of $1 million annually will not be fully deductible. When setting executive compensation, we consider many factors, such as attracting and retaining executives and providing appropriate performance incentives. We also consider the after-tax cost to the Company in establishing our executive compensation programs, both individually and in the aggregate, but tax deductibility is not our sole consideration, and, in general, it has not been a material factor in our considerations when determining the amounts of compensation to be paid to our NEOs. Furthermore, the Compensation Committee expects in the future to authorize compensation in excess of $1 million to our executives that will not be fully deductible when it believes doing so is in the best interests of the Company and its shareholders.

PROG Holdings, Inc. 2026 Proxy Statement	57

Compensation & Human Capital
Committee Report
The Compensation & Human Capital Committee (the "Compensation Committee") operates pursuant to a written charter adopted by the Board of Directors and available through the Company’s website, investor.progholdings.com. The Compensation Committee is composed of five independent members of the Board of Directors as defined under the listing standards of the New York Stock Exchange and under the Compensation Committee’s charter. The Compensation Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities with respect to executive and director compensation.
In keeping with its responsibilities, the Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section included in the Proxy Statement related to the Company's 2025 Annual Meeting of Shareholders and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in the Proxy Statement and incorporated into the Annual Report on Form 10-K.
This report is respectfully submitted by the Compensation & Human Capital Committee of the Board of Directors.
The Compensation & Human Capital Committee
Douglas C. Curling (Chair)
Cynthia N. Day
Ray M. Robinson
Ray Martinez
Caroline Sheu

58	PROG Holdings, Inc. 2026 Proxy Statement

Executive Compensation
The following Summary Compensation Table summarizes the total compensation earned by, or awarded to, our named executive officers in 2025, 2024 and 2023, as applicable.
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[1] ($)	Option Awards[2] ($)	Non-Equity Incentive Plan Compensation[3]($)	All Other Compensation[4] ($)		Total ($)
Steven A. Michaels Chief Executive Officer	2025	1,000,000	—	7,424,432	—	1,408,500	47,498	6	9,880,430
	2024	1,000,000	—	10,044,764	—	2,256,000	27,600		13,328,364
	2023	975,000	—	4,675,007	1,250,010	2,251,895	40,319		9,192,231
Brian J. Garner Chief Financial Officer	2025	575,000	—	1,849,960	—	593,900	13,800	7	3,032,660
	2024	550,000	—	2,895,979	—	909,920	13,800		4,369,699
	2023	550,000	—	1,285,625	343,748	902,793	15,732		3,097,898
Todd King[5] Chief Legal and Compliance Officer	2025	500,000	—	822,935	—	469,500	13,800	7	1,806,235
	2024	450,000	—	1,093,613	—	507,600	13,800		2,065,013
	2023	366,875	—	547,579	—	391,093	137,711		1,443,258
1.Represents the aggregate grant date fair value of awards of time-based restricted stock and performance shares recognized by the Company as required by Financial Accounting Standards Board Codification Topic 718. See Note 13 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for a discussion of the assumptions used in calculating these amounts. For the time-based restricted shares, the fair value is calculated using the closing stock price on the date of grant. For the performance shares that have only a service and performance condition(s), the fair value is also the closing stock price on the date of grant, multiplied by a number of shares that is based on the achieved attainment level, which represents the probable outcome of the performance condition on the date of grant. For the performance shares that include a market condition, a Monte Carlo simulation model was used to determine the fair value. The value of performance shares granted in 2025 assuming the highest level of achievement was $11,266,813, $2,807,362 and $1,248,812 for Messrs. Michaels, Garner and King, respectively. The amounts reported above for equity-related awards and, therefore, total compensation, may not represent the amounts that each executive actually realizes from the awards. Whether, and to what extent, an executive realizes value will depend on a number of factors, including stock price and, with respect to the Company's Long-Term Incentive Award Program, continued employment.
2.Represents the grant date fair value of awards of stock options recognized by the Company as required by the Financial Accounting Standards Board Codification Topic 718. The Company determines the fair value of stock options on the grant date using a Black-Scholes-Merton option pricing model that incorporates expected volatility, expected option life, risk-free interest rates, and expected dividend yields. See Note 13 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for a discussion of the assumptions used in calculating these amounts. The amounts reported above for equity-related awards and, therefore, total compensation, may not represent the amounts that each executive actually realizes from the awards. Whether, and to what extent, an executive realizes value will depend on a number of factors, including stock price and, with respect to the Company's Long-Term Incentive Award Program, continued employment.
3.Reflects the value of the cash bonus earned under the Company's Annual Cash Incentive Award Program.
4.We provide a limited number of perquisites to our NEOs and value those perquisites based on their aggregate incremental cost to the Company.
5.Mr. King was appointed the Company's Chief Legal and Compliance Officer effective as of May 15, 2023. Prior to that, Mr. King served as the Company's Chief Corporate Governance, Securities Law and M&A Counsel.
6.Includes matching contributions in the amount of $13,800 made by the Company to Mr. Michaels’ account in the Company’s 401(k) plan, matching contributions in the amount of $13,800 made by the Company to Mr. Michaels' account as part of the Nonqualified Deferred Compensation Plan, and $19,898 related to a gift provided to him for his thirtieth anniversary of employment with the Company.
7.Includes matching contributions in the amount of $13,800 made by the Company to Messrs. Garner's and King's accounts in the Company’s 401(k) plan.

PROG Holdings, Inc. 2026 Proxy Statement	59

Executive Compensation
Grants of Plan-Based Awards in Fiscal Year 2025
Our Compensation Committee granted restricted stock and performance shares to our named executive officers during 2025. Set forth below is information regarding awards granted in 2025. See “Outstanding Equity Awards at 2025 Fiscal Year End” for the number of awards outstanding on December 31, 2025.

Name	Grant Date	Potential Payouts Under Non- Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards5 ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Steven A. Michaels		750,000	1,500,000	3,000,000
	2/25/2025[2]				51,423	102,846	205,692		3,000,018
	2/25/2025[3]				38,568	77,135	154,270		2,633,389
	2/25/2025[4]							77,135	2,250,028
Brian J. Garner		316,250	632,500	1,265,000
	2/25/2025[2]				12,813	25,626	51,252		747,510
	2/25/2025[3]				9,610	19,220	38,440		656,171
	2/25/2025[4]							19,220	560,647
Todd King		250,000	500,000	1,000,000
	2/25/2025[2]				5,700	11,399	22,798		332,509
	2/25/2025[3]				4,275	8,550	17,100		291,897
	2/25/2025[4]							8,550	249,404
1.For the named executive officers, represents the amounts that could be earned under the Company's Annual Cash Incentive Award Program based on performance against pre-determined goals for consolidated adjusted EBITDA, Progressive Leasing GMV, PROG Marketplace GMV, Progressive Leasing GMV from cross-marketing, and compliance and strategic initiatives. The amounts actually earned are included in the non-equity incentive plan compensation column of the Summary Compensation Table.
2.Represents the performance shares granted under the Company's Long-Term Incentive Award Program. Performance metrics included consolidated Adjusted Revenue and consolidated Adjusted Pre-Tax Income. The threshold number of shares represents 50% of target, and the maximum number of shares represents 200% of target. Any awards earned vest in three approximately equal increments over a three-year period on March 2, 2026, 2027 and 2028.
3.Represents the performance shares granted under the Company's Long-Term Incentive Award Program. Performance will be measured based on the relative total shareholder return of the Company's stock during a three-year performance period. The threshold number of shares represents 50% of target, and the maximum number of shares represents 200% of target. Any awards earned would cliff-vest on March 2, 2028.
4.Includes time-based restricted stock granted to each of our NEOs under the Company's Long-Term Incentive Award Program, that are expected to vest in three approximately equal increments over a three-year period on each of March 2, 2026, 2027 and 2028.
5.Represents the aggregate grant date fair value of awards recognized by the Company as required by Financial Accounting Standards Board Codification Topic 718. See Note 13 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for a discussion of the assumptions used in calculating these amounts.

60	PROG Holdings, Inc. 2026 Proxy Statement

Executive Compensation
2015 Equity and Incentive Plan
General. The purpose of the Company’s 2015 Equity and Incentive Plan, as amended and restated (the “Equity Plan”) is to promote the long-term growth and profitability of the Company and our subsidiaries by providing employees, directors, consultants, advisors and other persons who work for us and our subsidiaries with incentives to maximize shareholder value and otherwise contribute to our continued success. In addition, we believe the Equity Plan is a critical component to help us attract, retain and reward the best talent and align their interests with our shareholders.
Administration of the Equity Plan. Our Board of Directors may appoint the Compensation & Human Capital Committee or such other committee consisting of two or more members (in each case, the “Committee”) to administer the Equity Plan, and our Board of Directors has currently designated the Compensation & Human Capital Committee to serve this function. The Committee has the right to select the persons who receive awards under the Equity Plan, to set the terms and conditions of such awards (including the term, exercise price, vesting conditions, and the consequences of termination of employment), and to interpret and administer the Equity Plan. Subject to the express provisions of the Equity Plan, the Committee is authorized and empowered to do all things that the Committee in its discretion determines to be necessary or appropriate in connection with the administration and operation of the Equity Plan.
Types of Awards. The Equity Plan provides for the grant of NQSOs, ISOs, SARs, restricted stock, restricted stock units, performance shares, performance units, annual incentive awards and other stock-based awards to eligible participants. ISOs may only be granted to employees of the Company or its subsidiaries.
Shares Available for Issuance. The aggregate number of shares that will be available for issuance pursuant to awards granted under the Equity Plan is 11,546,816 shares (the “Share Pool”), subject to adjustment as described in the Equity Plan, of which 1,426,626 shares remain available for issuance as of March 9, 2026. The shares issued by the Company under the Equity Plan will be authorized but unissued shares or shares currently held (or subsequently acquired) as treasury shares, including shares purchased on the open market or in private transactions.
If shares awarded under the Equity Plan are not issued, or are reacquired by the Company, as a result of a forfeiture of restricted stock or a restricted stock unit, or the termination, expiration or cancellation of an NQSO, ISO, SAR, performance share or performance unit, or the settlement of an award in cash in lieu of shares, that number of shares will be added back to the Share Pool. If the exercise price of an option, or the purchase price and/or tax withholding obligation under any award is satisfied by the Company retaining shares or by the participant tendering shares (either by actual delivery or attestation), the number of shares so retained or tendered shall be deemed delivered for purposes of determining the Share Pool and shall not be available for further awards under the Equity Plan. To the extent a SAR is settled in shares of common stock, the gross number of shares subject to such SAR shall be deemed delivered for purposes of determining the Share Pool and shall not be available for further awards under the Equity Plan. Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options shall not be added back to the Share Pool.
Amendment and Termination. Our Board of Directors or the Committee may amend or terminate the Equity Plan in whole or in part at any time, but the amendment or termination cannot adversely affect any rights or obligations with respect to an award previously granted without the affected participant’s written consent. The Company must obtain the approval of the shareholders before amending the Equity Plan to the extent required by Section 422 of the Internal Revenue Code or the rules of the NYSE or other applicable law.
The Committee may amend an outstanding award agreement in a manner not inconsistent with the terms of the Equity Plan, but the amendment will not be effective without the participant’s written consent if the amendment is materially adverse to the participant. The Committee cannot amend outstanding awards, without shareholder approval, to reduce the exercise price of outstanding awards, or cancel outstanding options or SARs in exchange for cash, another award or stock option or SAR with an option exercise price or SAR price that is less than the option exercise price or SAR price of the original stock option or SAR.

PROG Holdings, Inc. 2026 Proxy Statement	61

Executive Compensation
Employee Stock Purchase Plan
General. The purpose of the Company's Employee Stock Purchase Plan, which we refer to as the "ESPP," which was approved by our shareholders, is to encourage ownership of our common stock by eligible employees of the Company and certain of its subsidiaries which have been designated as eligible to participate in the ESPP. Specifically, the ESPP provides eligible employees an opportunity to use payroll deductions to purchase shares of our common stock on periodic purchase dates at a discount. The Compensation Committee believes that the ESPP is a valued benefit for our eligible employee base. We believe that allowing employees to purchase shares of our common stock through the ESPP motivates high levels of performance and provides an effective means of encouraging employee commitment to our success and recruiting new employees. We expect that employee participation in the ownership of the business through the ESPP will be to the mutual benefit of both our employees and the Company. Our Board of Directors or the Compensation Committee may amend, suspend or terminate the ESPP at any time. However, no amendment may increase the number of shares of common stock available under the ESPP, change the employees eligible to participate, or cause the ESPP to cease to be an “employee stock purchase plan” within the meaning of Section 423 of the Code, without obtaining shareholder approval within 12 months before or after such amendment.
Administration. The ESPP is administered by the Compensation Committee, although the Compensation Committee may, where permitted by the terms of the ESPP and applicable law, delegate administrative tasks under the ESPP to the services of an agent and/or PROG Holdings' employees to assist with the administration of the ESPP. Subject to the provisions of the ESPP and applicable law, the Compensation Committee or its delegate will have full and exclusive authority to interpret the terms of the ESPP and determine eligibility to participate in the ESPP. In all cases, the ESPP is required to be administered in such a manner so as to comply with applicable requirements of Section 423 of the Code. All determinations of the Compensation Committee are final and binding on all persons having an interest in the ESPP.
Offering Period, Purchase of Shares. Under the ESPP, participants have the ability to purchase shares of our common stock at a discount during a series of successive offering periods, which will commence and end on such dates as determined by the Compensation Committee or its delegate. Unless otherwise determined by the Compensation Committee or its delegate, each offering period will be six months in length. However, in no event may an offering period be longer than 27 months in length.
Shares Available for Issuance. The maximum number of shares of our common stock authorized for sale under the ESPP is 700,000. The shares made available for sale under the ESPP may be authorized but unissued shares, treasury shares, reacquired shares reserved for issuance under the ESPP, or shares acquired on the open market. As of December 31, 2025, the aggregate number of shares of common stock that may be issued under the ESPP was 290,285.

62	PROG Holdings, Inc. 2026 Proxy Statement

Executive Compensation
Outstanding Equity Awards at 2025 Fiscal Year-End
The following table provides information on outstanding stock option and stock awards of PROG Holdings, Inc. held by the named executive officers, including both unexercised and unvested awards, as of December 31, 2025. The market value of the stock awards is based upon the closing market price for the Company’s common stock as of December 31, 2025, which was $29.49.

Name of Executive	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested[1] ($)
Steven A. Michaels	41,796		—		20.88	2/26/2026
	33,762		—		25.07	2/24/2027
	25,632		—		43.59	3/2/2028
	19,644		—		49.97	2/21/2029
	27,356		—		32.07	3/6/2030
	64,710		—		46.94	3/3/2031
	105,648		—		29.16	3/1/2032
	71,470	2	35,735	2	24.70	3/1/2033
							16,869	3	497,467
							42,176	4	1,243,770
							42,177	5	1,243,800
							77,135	6	2,274,711
							67,476	7	1,989,867
							112,472	8	3,316,799
							63,266	9	1,865,714
							102,846	10	3,032,929
							77,135	11	2,274,711
Brian J. Garner	1,767		—		25.07	2/24/2027
	3,036		—		43.59	3/2/2028
	4,196		—		49.97	2/21/2029
	5,725		—		32.07	2/25/2030
	13,260		—		46.94	3/3/2031
	24,117		—		29.16	3/1/2032
	19,654	2	9,827	2	24.70	3/1/2033
							4,639	3	136,804
							12,160	4	358,598
							12,160	5	358,598
							19,220	6	566,798
							18,556	7	547,216
							32,426	8	956,243
							18,240	9	537,898
							25,626	10	755,711
							19,220	11	566,798
Todd King							2,715	3	80,065
							4,592	4	135,418
							4,592	5	135,418
							8,550	6	252,140
							2,078	12	61,280
							3,352	7	98,850
							12,246	8	361,135
							6,888	9	203,127
							11,399	10	336,157
							8,550	11	252,140
1.Reflects award value based on a share price of $29.49, the closing price of our common stock on December 31, 2025.
2.These options vested in three equal increments on each of March 1, 2024, 2025 and 2026.
3.These RSUs vested in three equal increments on each of March 1, 2024, 2025 and 2026.
4.These RSUs vest in three equal increments on each of March 7, 2025, 2026 and 2027.

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Executive Compensation
5.These RSUs vest over two years, with 33% vested on March 7, 2025 and 67% vested on March 7, 2026.
6.These RSUs vest in three equal increments on each of March 2, 2026, 2027 and 2028.
7.Amounts shown reflect performance shares at the maximum level of achievement based on the performance goals established in 2023. Based on Company performance, the actual payout for these awards is 137%, which is the number of shares that will vest in three equal increments on each of March 1, 2024, 2025 and 2026.
8.Amounts shown reflect performance shares at the maximum level of achievement based on the performance goals established in 2024. Based on Company performance, the actual payout for these awards is 152.4%, which is the number of shares that will vest in three equal increments on each of March 7, 2025, 2026 and 2027.
9.Amounts shown reflect rTSR performance shares at the target level of achievement, which will be measured based on the relative total shareholder return of the Company's stock during a three-year performance period. Any awards earned would cliff-vest on March 7, 2027.
10. Amounts shown reflect performance shares at the target level of achievement based on the performance goals established in 2025. Based on Company performance, the actual payout for these awards is 84.7%, which is the number of shares that will vest in three equal increments on each of March 2, 2026, 2027 and 2028.
11. Amounts shown reflect rTSR performance shares at the target level of achievement, which will be measured based on the relative total shareholder return of the Company's stock during a three-year performance period. Any awards earned would cliff-vest on March 2, 2028.
12.Amounts shown reflect performance shares at the maximum level of achievement based on the performance goals established in 2023. Based on Company performance, the actual payout for these awards is 126.5%, which is the number of shares that will vest in three equal increments on each of March 1, 2024, 2025 and 2026.
Options Exercised and Stock Vested in Fiscal Year 2025
The following tables provide information for the named executive officers on (i) stock option exercises during 2025, including the number of shares acquired upon exercise and the value realized and (ii) the number of shares acquired upon the vesting of stock awards, each before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[1] ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[2] ($)
Steven A. Michaels	—	—	161,267	4,553,546
Brian J. Garner	—	—	44,868	1,266,851
Todd King	—	—	16,356	461,813
1.Reflects the value of options exercised based on the difference between the closing price of Company common stock on the day of exercise and the applicable exercise price.
2.Reflects the value of shares that vested based on the closing price of Company common stock on the applicable vesting date.
Pension Benefits
We do not provide defined benefit pension plans for our named executive officers.
Nonqualified Deferred Compensation as of December 31, 2025
Effective July 1, 2009, the Company implemented the Deferred Compensation Plan, an unfunded, nonqualified deferred compensation plan open to a select group of management, highly compensated employees and non-employee directors. On a pre-tax basis, eligible employees can defer receipt of up to 75% of their base salary and up to 75% of their incentive pay compensation, and eligible non-employee directors can defer receipt of up to 100% of their cash director fees. In addition, the Company elected to make restoration matching contributions on behalf of eligible employees to compensate for certain limitations on the amount of matching contributions an employee can receive under the Company’s tax-qualified 401(k) plan.
Compensation deferred under the plan is recorded as a deferred compensation liability, which is recorded in accounts payable and accrued expenses in the consolidated balance sheets. The deferred compensation plan liability was $3.4 million and $2.6 million as of December 31, 2025 and 2024, respectively. Liabilities under the plan are recorded at amounts due to participants, based on the fair value of participants’ selected investments, which consist of equity and debt "mirror" funds. The obligations are unsecured general obligations of the Company and the participants have no right, interest or claim in the assets of the Company, except as unsecured general creditors. The Company has established a rabbi trust to fund obligations under the plan, primarily with cash and money market funds. The value of the assets within the rabbi trust was $3.4 million and $2.6 million as of

64	PROG Holdings, Inc. 2026 Proxy Statement

Executive Compensation
December 31, 2025 and 2024, respectively, and is included in prepaid expenses and other assets in the consolidated balance sheets. Benefits paid to employees of the Company were not material during the years ended December 31, 2025, 2024 and 2023.
Effective January 1, 2018 the Company implemented a discretionary match within the Nonqualified Deferred Compensation Plan. The match allows eligible employees to receive 100% matching by the Company on the first 3% of contributions and 50% on the next 2% of contributions for a total of a 4% match. The annual match for an individual employee is not to exceed $14,000, $13,800 and $13,200 in 2025, 2024 and 2023, respectively, and is subject to a three-year cliff vesting schedule. Deferred compensation expense related to the Company’s matching contributions was not material for the years ended December 31, 2025, 2024 and 2023.
The following table provides information on accounts of and compensation deferred by our named executive officers pursuant to the Deferred Compensation Plan:

Name of Executive	Executive Contributions in 2025 ($)	Company Contributions in 2024[3] ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at December 31, 2025 ($)
Steven A. Michaels[1]	20,000	13,800	73,358	—	1,267,169
Brian J. Garner[1]	22,885	—	2,719	—	25,604
Todd King[2]	—	—	—	—	—
1.Mr. Michaels' and Mr. Garner's contributions reflect salary earned in 2025 and deferred. This amount is also included in the Salary column of the Summary Compensation Table.
2.Mr. King did not participate in the Deferred Compensation Plan.
3.Company discretionary match is calculated and allocated in Q1 of 2025 based on contributions made in 2024. This amount is also included in the All Other Compensation column of the Summary Compensation Table.
Potential Payments Upon Termination or Change-in-Control
Severance and Change-in-Control Agreements
In September 2021, we entered into severance and change-in-control agreements with Messrs. Michaels and Garner. In May 2023, we entered into a severance and change-in-control agreement with Mr. King. Those agreements provide each of these senior leaders certain benefits in the event his employment is terminated by us without cause or after a change-in-control of the Company. We believe these arrangements assist us in retaining key leaders who are critical to the ongoing stability of our business. We further believe they foster objectivity should these executives be asked to evaluate proposals that may result in the loss of their employment following a change-in-control of the Company.
Our severance and change-in-control agreements with Messrs. Michaels, Garner and King have an initial term of three years, and automatically renew for one-year periods after the initial term, unless either party gives notice not to extend the term. Under these agreements, if the executive’s employment is terminated by the Company during the two-year period following a change-in-control (other than for cause, disability or death), or if employment is terminated by the executive for good reason, the executive shall receive (i) severance payments in a lump sum amount equal to two times the sum of (x) the executive’s annual salary plus (y) the executive’s target bonus; (ii) a lump sum cash bonus payment based on the average annual bonus earned by the executive over the two years prior to the year in which the termination occurs, pro-rated based on the number of days the executive was employed during the year in which termination occurs; (iii) a lump sum payment in an amount equal to two years’ worth of the executive’s monthly COBRA premiums for continued coverage under the Company’s group health insurance plan; and (iv) full vesting of all outstanding stock options, stock appreciation rights, restricted stock units and other equity-based awards granted to the executive under any of the Company’s equity incentive plans.

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Executive Compensation
In the event the executive’s employment is terminated by the Company outside of the change-in-control context (other than for cause, disability or death) or where the executive terminates his employment with the Company for good reason outside of the change-in-control context, the executive shall (i) receive continued salary for two years following termination plus bonus payments equal to the executive’s target bonus, payable no less frequently than on a monthly basis beginning on the 60th day following termination; (ii) vest in a pro rata portion of any stock options, restricted stock units and performance shares granted under any of the Company’s equity incentive plans that are subject to annual vesting and that: (x) were granted at least 12 months prior to the termination and (y) would otherwise vest on the next anniversary of their grant date; provided that, if the executive was employed for at least six months during the 12-month vesting period prior to the termination, then all such stock options, restricted stock units and performance shares shall vest; (iii) vest in a pro rata portion of any performance shares granted under any of the Company’s equity incentive plans and that (x) were granted at least 12 months prior to the termination and (y) are subject to a performance period greater than 12 months, with any such performance shares being settled when settled for similarly situated executives.
In the event the executive's employment is terminated due to disability or death, executive shall receive (i) continued salary through the date of termination; and (ii) a pro rata portion of the executive's annual bonus.
The definitions of “change-in-control”, “cause”, “disability” and “good reason” are summarized in the table below.
In the event that excise taxes under Section 280G of the Internal Revenue Code of 1986, as amended, would be imposed on payments under the severance and change-in-control agreements, the payments above will be reduced to the extent necessary so that no portion of the payments would be subject to excise taxes.
All severance and change-in-control benefits described above (other than accrued benefits) are conditioned upon, among other requirements, compliance by the executive with non-competition and non-solicitation restrictive covenants following his termination of employment.
The table below reflects the amount of compensation that would be payable to each of our NEOs, assuming various hypothetical termination and change-in-control situations occurred on December 31, 2025. The equity award values presented in this table reflect unvested grants held by the applicable NEO as of December 31, 2025 and are based on the closing market price of PROG Holdings common stock of $29.49 as of December 31, 2025, the last trading day in 2025. The amounts presented in the table below reflect estimates only, and actual payments and benefits to which any particular individual may be entitled upon termination of employment with the Company depend upon a number of factors not reflected in the table.

66	PROG Holdings, Inc. 2026 Proxy Statement

Executive Compensation

Termination Event	Cash Severance	Equity Acceleration	Cash Bonus	Total Value
	($)	($)	($)	($)
Steven A. Michaels
Voluntary Resignation/Termination for Cause[1]	—	—	—	—
Termination due to Death/Disability[2]	—	14,629,027	1,408,500	16,037,527
Termination by Company without Cause[1]	5,000,000	5,161,085	—	10,161,085
Termination by Executive for Good Reason[3]	5,000,000	5,161,085	—	10,161,085
Involuntary or Good Reason Termination after Change-in-Control (CIC)[3,4]	5,045,714	14,629,027	2,253,948	21,928,689

Brian J. Garner
Voluntary Resignation/Termination for Cause[1]	—	—	—	—
Termination due to Death/Disability[2]	—	3,893,835	593,918	4,487,753
Termination by Company without Cause[1]	2,415,000	1,460,940	—	3,875,940
Termination by Executive for Good Reason[3]	2,415,000	1,460,940	—	3,875,940
Involuntary or Good Reason Termination after Change-in-Control (CIC)[3,4]	2,465,982	3,893,835	906,357	7,266,174

Todd King
Voluntary Resignation/Termination for Cause[1]	—	—	—	—
Termination due to Death/Disability[2]	—	1,572,938	469,500	2,042,438
Termination by Company without Cause[1]	2,000,000	527,222	—	2,527,222
Termination by Executive for Good Reason[3]	2,000,000	527,222	—	2,527,222
Involuntary or Good Reason Termination after Change-in-Control (CIC)[3,4]	2,052,223	1,572,938	449,347	4,074,508
1."Cause" generally means such person’s (i) material fraud, malfeasance, gross negligence, or willful misconduct with respect to business affairs of the Company which is, or is reasonably likely to be if such action were to become known by others, directly or materially harmful to the business or reputation of the Company or any subsidiary of the Company; or (ii) conviction of or failure to contest prosecution for a felony or a crime involving moral turpitude.
2."Disability" generally means the executive’s inability, due to physical or mental injury or illness, to perform the essential functions of his position with or without reasonable accommodation for a period of 180 days, whether or not consecutive, occurring within any period of 12 consecutive months.
3."Good Reason" generally means: (i) any material reduction in the executive officer’s base salary; (ii) any material reduction in the executive officer’s authority, duties or responsibilities; (iii) any significant change in the geographic location at which the executive officer must perform his duties; or (iv) any material breach of the executive officer’s employment agreement by the Company.
4."Change-in-Control" generally means: (i) the acquisition (other than from the Company) by any person of beneficial ownership of 35% or more of the combined voting power of the outstanding securities of the Company entitled to vote generally in the election of directors, which we refer to as the "Outstanding Company Voting Securities", excluding, however, (1) any acquisition by the Company or (2) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; (ii) a majority of the members of our Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of our Board of Directors before the date of the appointment or election; or (iii) consummation by the Company of a reorganization, merger, or consolidation or sale of all or substantially all of the assets of the Company; excluding, however, a transaction pursuant to which all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such transaction will beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors of the corporation resulting from such transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such transaction, of the Outstanding Company Voting Securities.
2025 Equity Award Agreements
Award agreements issued pursuant to the Company’s equity incentive plans provide that certain awards will vest upon the executive’s retirement. For purposes of these arrangements, “retirement” means an executive’s voluntary termination of employment after (i) attaining the age of 55 with at least ten years of consecutive service with the Company or (ii) attaining the age of 60 with at least five years of consecutive service with the Company. None of our NEOs are currently retirement eligible.

PROG Holdings, Inc. 2026 Proxy Statement	67

Executive Compensation
Securities Authorized for Issuance Under Equity Compensation Plans
The following table sets forth aggregate information as of December 31, 2025 about the Company’s compensation plans under which our equity securities are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights[1,2] (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights[1,2] ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans[3] (#)

Equity Compensation Plans Approved by Shareholders	2,874,859	33.70	2,623,356
Equity Compensation Plans Not Approved by Shareholders	N/A	N/A	N/A
Total	2,874,859	33.70	2,623,356

1.Of the 2,874,859 securities to be issued upon exercise of the outstanding options, warrants and rights, 832,765 are options with a weighted average exercise price of $33.70 and the remaining 2,042,094 are restricted stock and performance shares that do not have an exercise price.
2.As of March 9, 2026, there were 2,979,004 securities to be issued upon exercise of outstanding options, warrants and rights. Of this amount, 788,411 are options with a weighted average exercise price of $34.41 and a weighted average remaining life of 4.98 years. The remaining 2,190,593 are restricted stock and performance shares that do not have an exercise price.
3.Includes 290,285 shares of common stock that may be issued under the Company's Employee Stock Purchase Plan.

CEO Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of the individual identified as our “median” paid employee and the annual total compensation of Steven A. Michaels, our President and Chief Executive Officer (“CEO”).
For 2025, our last completed fiscal year:
▪the annual total compensation of our CEO, as reported in the Summary Compensation Table included in this proxy, was $9,880,430;
▪the annual total compensation of the employee identified as the median paid employee of our Company (other than the CEO), was $56,165; and
▪the ratio between the annual total compensation of our CEO to the annual total compensation of the individual identified at median was estimated to be 176 to 1.
The methodology that we used to identify our median employee is described below. Annual total compensation is calculated in the same manner as the amount set forth in the "Total" column in the Summary Compensation Table (see “Executive Compensation – Summary Compensation Table”). We believe the CEO Pay Ratio information set forth above constitutes a reasonable estimate, calculated in a manner consistent with the applicable SEC rules and applicable guidance. Because other companies may use different methodologies to identify their median employees, the pay ratio set forth above may not be comparable to the pay ratios reported by other companies.
Methodology to Identify Median Employee:
Date Used to Determine Employee Population. For purposes of identifying the median employee, we selected December 31, 2025 as the date for determining our employee population.
Identification Date. We identified our median compensated employee using the population of individuals who were actively employed on December 31, 2025 (excluding the CEO).
Pay Data Used. To identify the median employee, we derived compensation information from our payroll records for fiscal year 2025. We used a consistently applied compensation measure, which included total taxable income, or its equivalent.

68	PROG Holdings, Inc. 2026 Proxy Statement

Executive Compensation
Pay versus Performance
As required by SEC rules, the following table shows: the total compensation for our NEOs for the past five fiscal years as set forth in the Summary Compensation Table; the “compensation actually paid” ("CAP") for our CEO and, on an average basis, our other NEOs (in each case, as determined under SEC rules); our Total Shareholder Return ("TSR"); the TSR of our peer group, the S&P North American Technology Sector Index, over the same period; our net earnings (loss); and Adjusted EBITDA, which is the Company-selected financial performance measure that we believe is the most important measure for linking CAP (as defined by the SEC) to the Company's performance.

	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO[2]		Average Compensation Actually Paid for other NEOs[2,3] ($)	Value of Initial Fixed $100 Investment Based on:

Year	CEO[1] ($)	CEO[1] ($)	Average Summary Compensation Table Total for other NEOs[3] ($)		TSR[4] ($)	Peer Group TSR[4] ($)	Net Income[5] (in thousands) ($)	Adjusted EBITDA[6] (in thousands) ($)

2025	9,880,430	1,309,406	2,419,448	823,010	56.42	228.99	146,788	273,104
2024	13,328,364	20,591,232	3,217,356	4,617,452	79.42	179.15	197,249	274,029
2023	9,192,231	12,618,615	1,837,817	2,503,033	57.38	131.65	138,838	297,421
2022	3,528,719	(1,221,268)	1,257,055	(209,876)	31.35	81.71	98,709	256,169
2021	7,458,031	6,469,146	2,245,127	1,814,939	83.74	126.40	243,557	390,705
1.Steven A. Michaels was our CEO beginning November 30, 2020 through all of 2025.
2.SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine CAP as reported in the Pay versus Performance Table. CAP is a value calculated under applicable SEC rules and does not represent the actual amount of compensation earned or paid to the applicable NEO. In general, CAP is calculated as Summary Compensation Table total compensation adjusted to include the fair market value of equity awards as of December 31 of the applicable year or, if earlier, the vesting date (rather than the grant date). NEOs do not participate in a defined benefit plan so no adjustment for pension benefits is included in the table below. The table below details these adjustments.
3.For 2021, our other NEOs were Messrs. Doman, Garner and Fentress, who served as our General Counsel and Corporate Secretary until his retirement from that position, effective May 31, 2022. For 2022, our other NEOs were Messrs. Doman, Garner, Fentress, and Eugene V. Thomas, who served as our General Counsel and Corporate Secretary from his appointment effective May 31, 2022 until he resigned from the Company for personal reasons effective November 6, 2022. For 2023, our other NEOs were Messrs. Doman, Garner, and Todd King, who was appointed as our Chief Legal and Compliance Officer effective May 15, 2023. For 2024 and 2025, our other NEOs were Messrs. Garner and King.
4.TSR is cumulative for the measurement period determined based on the value of an initial fixed investment of $100, calculated in accordance with Item 201(e) of Regulation S-K. The TSR peer group for purposes of this table is the S&P North American Technology Index.
5.Represents net earnings as shown in the Company's Annual Report on Form 10-K.
6.Represents the Company-selected measure, Adjusted EBITDA. The Adjusted EBITDA shown in the table is calculated using the definition approved by our Compensation Committee for the use of that performance metric in our incentive compensation plan, and is not the same definition the Company used in reporting Adjusted EBITDA in its earnings press releases in 2021 and 2025. See Appendix A for a reconciliation of Adjusted EBITDA used in our incentive compensation plan to Adjusted EBITDA reported in our earnings releases and to Net Earnings (Loss), the most directly comparable GAAP financial measure.

PROG Holdings, Inc. 2026 Proxy Statement	69

Executive Compensation
The following table provides a reconciliation of the compensation of our NEOs set forth in the Total column of the Summary Compensation Table to the CAP for our NEOs, calculated in accordance with the applicable SEC rules:

Year	Executive	Summary Compensation Table Total ($)	Subtract Stock Awards ($)	Add Year-End Equity Value of Unvested Awards Granted in the Year ($)	Change in Value of Prior Equity Awards ($)	Value of Equity Awards Granted and Vested in the Year ($)	Change in Value of Prior Year Vested Equity Awards ($)	Subtract Value of Equity Awards Failed to Meet Vesting Conditions ($)	Value of Dividends not Otherwise Reflected in Fair value ($)	Compensation Actually Paid ($)

2025	CEO	9,880,430	(7,424,432)	7,081,765	(5,474,775)	—	(2,931,735)	—	178,153	1,309,406
	Average of other NEOs	2,419,448	(1,336,448)	1,274,764	(1,055,373)	—	(512,707)	—	33,326	823,010

2025 Financial Performance Measures
The Company's Compensation Committee concluded that, for 2025, the financial performance measures set forth in the table below are the most important financial performance measures used to link CAP for the Company's NEOs to the Company's performance, as evidenced by the Compensation Committee's approval of the use of those performance measures in the Company's 2025 STIP and LTIP. For a further discussion of these financial performance measures, see the Compensation Discussion and Analysis section of this proxy statement.

Most Important Financial Performance Measures
■Adjusted EBITDA	■Adjusted Revenues	■Adjusted Pre-Tax Income

Relationship between Compensation Actually Paid and Financial Performance Measures
The graphs below set forth information regarding the relationship between CAP for our NEOs and the Company’s TSR, Net Income and Adjusted EBITDA. See Appendix A for the reconciliation of Adjusted EBITDA used in our compensation plan to Adjusted EBITDA reported in our earnings press releases, and to Net Earnings, the most directly comparable GAAP financial measure.

Compensation Actually Paid (CAP) vs. Total Shareholder Return (TSR)

$20,000
$17,500
$15,000
$12,500
$10,000
$7,500
$5,000
$2,500
$0
CAP (in thousands)
$300
$250
$200
$150
$100
$50
$0
TSR
2021
2022
2023
2024
2025
CAP - CEO
CAP - NEO Average
Company TSR
Peer Group TSR

70	PROG Holdings, Inc. 2026 Proxy Statement

Executive Compensation

Compensation Actually Paid (CAP)
vs. Net Income
CAP (in thousands)
$20,000
$17,500
$15,000
$12,500
$10,000
$7,500
$5,000
$2,500
$0
Net Income (in millions)
$250
$200
$150
$100
$50
$0
$-50
2021
2022
2023
2024
2025
CAP - CEO
CAP - NEO Average
Net Income

Compensation Actually Paid (CAP)
vs. Adjusted EBITDA
CAP (in Thousands)
$20,000
$17,500
$15,000
$12,500
$10,000
$7,500
$5,000
$2,500
$0
Adjusted EBITDA (in millions)
$400
$350
$300
$250
$200
$150
$100
$50
2021
2022
2023
2024
2025
CAP - CEO
CAP - NEO Average
Adjusted EBITDA

PROG Holdings, Inc. 2026 Proxy Statement	71

Audit Committee Report
Committee Composition and Skills
The Audit Committee (the “Committee”) is currently comprised of five non-employee directors. Prior to May 7, 2025, Ray Martinez and Caroline Sheu were also members of the Audit Committee, and thus, the Audit Committee was comprised of seven members before that date. In connection with the Board's annual review of the structure, composition and responsibilities of its committees, Mr. Martinez and Ms. Sheu were appointed to the Board's Compensation and Human Capital Committee and their service on the Audit Committee ended, effective May 7, 2025.
The Board determined that each member of the Committee meets the independence and financial literacy requirements of the NYSE and the additional, heightened independence criteria that apply to members of the Committee under SEC and NYSE rules. The Board also has determined that Ms. Day and Messrs. Curling and Julian are "audit committee financial experts," as defined by the SEC. All of the members of the Committee attended 100% of the meetings of the Committee held during our 2025 fiscal year ("fiscal 2025"). See "Governance - Board of Directors" for highlights of the experience, qualifications and skills of each Committee member.
Responsibilities of the Audit Committee, Management, and the External Auditor
The Committee is responsible for the appointment, compensation, and oversight of Ernst & Young LLP ("EY"), the Company’s independent registered public accounting firm. Further, the Committee is responsible for monitoring and overseeing the Company’s financial reporting, internal controls, and internal audit functions, as set forth in the Committee’s charter, which is a written charter adopted by the Company’s Board that outlines the responsibilities and practices of the Committee. The Committee charter is available through the Company’s website, http://investor.progholdings.com.
Regarding its oversight of the Company’s internal audit function, the Committee has reviewed the internal audit plan and staffing of the Company’s internal audit department for fiscal 2025. The Company’s Vice President of Audit Services reports directly to the Committee, and meets with the Committee in executive session on no less than a quarterly basis to discuss the progress and results of the internal audit and other matters. The Committee also periodically receives a presentation from the Company's Vice President of Audit Services regarding the process used by the internal audit function to review the quality, reliability and integrity of metrics and other data contained in the Company's annual ESG Review or other SEC filings that contain such ESG-related disclosures.
The Committee also oversees the Company’s risk function, which includes oversight of management’s establishment of an enterprise risk program to assess, monitor and manage the Company’s risks. In carrying out that oversight, the Committee receives quarterly reports from the Company’s most senior risk officers and managers on matters, such as any changes to the Company’s risk profile and risks on which management has been devoting attention. The Committee also discusses such matters with the Company's internal and independent auditors. In addition, the Committee assists the Company's Board of Directors with oversight of the Company's cybersecurity risks and mitigation plans related thereto. Moreover, the Committee oversees management’s policies relating to complaints received by the Company regarding accounting, internal controls, or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding accounting or auditing matters.
With respect to legal and regulatory actions or claims, unless otherwise determined by the Board, the Committee oversees the Company's response to such matters, including any matters involving financial, accounting and internal controls matters, and investigates any matter within the scope of the Committee's responsibilities. It also reviews and assesses the Company's compliance policies, programs and procedures and receives regular reports from the Company's Chief Legal and Compliance Officer, the Company's Vice President of Audit Services and the Company's independent auditors in connection therewith.

72	PROG Holdings, Inc. 2026 Proxy Statement

Audit Committee Report
Finally, the Committee reviews and discusses the Company’s quarterly and annual earnings press releases (including any presentation of non-GAAP information being disclosed), consolidated financial statements (including any presentation of non-GAAP financial information) and disclosures contained in the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K, including those under the heading “Management’s Discussion and Analysis and Financial Condition and Results of Operations” with management, the Company’s internal auditors and EY. During fiscal 2025, the Committee held eight meetings.
Management is responsible for:
▪The presentation and integrity of the Company’s consolidated financial statements;
▪Implementing accounting and financial reporting principles;
▪Establishing and maintaining disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act);
▪Establishing and maintaining internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act);
▪Evaluating the effectiveness of disclosure controls and procedures;
▪Evaluating the effectiveness of internal controls over financial reporting;
▪Evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting; and
▪Establishing and maintaining the Company’s Enterprise Risk Management program.
EY is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and for expressing an opinion as to their conformity with generally accepted accounting principles. EY also is responsible for performing an audit of internal controls over financial reporting. The Committee reviewed EY’s Reports of Independent Registered Public Accounting Firm ("Audit Report") included in the Company’s Annual Report on Form 10-K for fiscal 2025. In 2025, EY’s Audit Report included its communication of critical audit matters and the Audit Committee discussed a draft of the Audit Report with EY prior to its finalization.
Appointment and Oversight of EY
EY has served as the Company’s independent registered public accounting firm since 1991. Prior to retaining EY for fiscal 2025, the Committee considered, among other things:
▪EY’s historical and recent performance on the Company’s audit;
▪EY’s capability, expertise, and relevant industry knowledge;
▪External information on EY’s audit quality and performance, such as reports from the Public Company Accounting Oversight Board ("PCAOB");
▪EY’s fees and related staffing for the Company's audit; and
▪EY’s independence and tenure as our auditor, including the benefits and independence risks of having a long-tenured auditor, and the controls and processes of the Company and EY that help ensure EY’s independence.
In addition, during fiscal 2025, the Committee met with representatives of EY’s audit practice to discuss EY’s control environment and the results of its audit inspections performed by the PCAOB. The Committee will continue to have such discussions with EY in future years and monitor EY’s results in these areas.
After determining to retain EY for fiscal 2025, the Committee reviewed the terms of the proposed engagement letter, which included proposed fees for fiscal 2025. Throughout fiscal 2025, the Committee, or the Chair of the Committee (pursuant to delegated authority from the Committee), reviewed engagements for additional audit or non-audit services, and the related fees, that were outside the scope of the previously approved fiscal 2025 EY engagement letter.

PROG Holdings, Inc. 2026 Proxy Statement	73

Audit Committee Report
Discussions with EY
The Committee regularly meets with EY, with and without management present, to discuss, among other matters, the results of its examinations and evaluations of the Company’s internal controls, the overall quality (and not just the acceptability) of the Company’s financial reporting, the critical accounting policies applied by the Company in the preparation of its financial statements, and the clarity of disclosures in the financial statements.
In keeping with its responsibilities, the Committee has discussed with EY the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Committee has received the written disclosures and the letter from EY required by the PCAOB regarding EY’s communications with the Committee concerning independence, and has discussed with EY its independence, as well as the overall scope and plans for its audit.
Audited Consolidated Financial Statements
The Committee has reviewed and discussed the Company’s audited, consolidated financial statements for fiscal 2025 with management and EY. Based on these discussions, reports of management and EY, and the Committee’s review of the representations of management, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Committee’s written charter, the Committee recommended to the Board that the audited, consolidated financial statements of the Company, for fiscal 2025, be included in the Company’s Annual Report on Form 10-K for filing with the SEC.
Pre-Approval of Services Performed by EY
The Committee has adopted a policy regarding pre-approval of permitted non-audit services to be provided to the Company by EY. Fees for any permitted non-audit services provided by EY that exceed the pre-approval levels prescribed in the policy must be approved in advance by the Committee Chair or the Committee.
The Audit Committee
Cynthia N. Day (Chair)
Douglas C. Curling
Robert K. Julian
Daniela Mielke
James P. Smith

74	PROG Holdings, Inc. 2026 Proxy Statement

Audit Matters
Fees Billed in the Last Two Fiscal Years
EY served as our independent registered public accounting firm for the years ended December 31, 2025 and 2024 and has been selected by the Audit Committee to continue as our independent registered public accounting firm for the current fiscal year. The following table sets forth the fees for services provided by our independent auditors in each of the last two fiscal years:

	Year Ended December 31,
	2025	2024
	($)	($)
Audit Fees[1]	2,344,623	2,183,425
Tax Fees[2]	371,672	424,864
All Other Fees	—	—
TOTAL	2,716,295	2,608,289
1.Includes fees associated with the annual audit of the consolidated financial statements, internal control over financial reporting, reviews of the quarterly reports on Form 10-Q, the annual audit of the statutory financial statements for Puerto Rico, assistance with and review of documents filed with the SEC, debt covenant compliance letters, and accounting and financial reporting consultations and research work necessary to comply with generally accepted auditing standards. In addition to the fees reflected above, the Company reimbursed EY for out of pocket expenses that were incurred while performing these audit services totaling $27,783 and $36,912 in 2025 and 2024, respectively. Amounts represent actual fees billed and an estimate of remaining fees to be billed as of the date of this Proxy Statement.
2.Includes fees for tax compliance, tax due diligence efforts, tax advice and tax planning services.
Approval of Auditor Services
The Audit Committee is responsible for pre-approving all audit and permitted non-audit services provided to the Company by its independent auditors. To help fulfill this responsibility, the Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy (the “Pre-Approval Policy”). Under the Pre-Approval Policy, all auditor services must be pre-approved by the Audit Committee either (i) before the commencement of each service on a case-by-case basis (specific pre-approval) or (ii) by description in sufficient detail in the Pre-Approval Policy of particular services which the Audit Committee has generally approved, without the need for case-by-case consideration (general pre-approval).
Unless a particular service has received general pre-approval, it must receive the specific pre-approval of the Audit Committee or its Chair. The Pre-Approval Policy describes the audit, audit-related and tax services that have received general pre-approval. These general pre-approvals allow the Company to engage the independent auditors for the enumerated services for individual engagements up to the fee levels prescribed in the Pre-Approval Policy. The annual audit engagement for the Company is subject to the specific pre-approval of the Audit Committee. Any engagement of the independent auditors pursuant to a general pre-approval must be reported to the Audit Committee at its next regular meeting. The Audit Committee periodically reviews the services that have received general pre-approval and the associated fee ranges. The Pre-Approval Policy does not delegate to management the Audit Committee’s responsibility to pre-approve services performed by the independent auditors.
All of the services performed by EY during the year ended December 31, 2025 and 2024 were approved by the Audit Committee in accordance with the Pre-Approval Policy.

PROG Holdings, Inc. 2026 Proxy Statement	75

Beneficial Ownership of
Common Stock
The following table sets forth information, as of March 9, 2026, with respect to the beneficial ownership, as defined in Section 13(d) under the Exchange Act of our outstanding common stock by (i) each person known by us to beneficially own 5% or more of the outstanding shares of our common stock, (ii) each of our directors and nominees for director, (iii) each of our named executive officers as of December 31, 2025, and (iv) all of our executive officers, directors and director nominees as a group. Except as otherwise indicated, all shares shown in the table below are held with sole voting and investment power.

Name and Address of Beneficial Owner[1]	Amount and Nature of Beneficial Ownership (#)		Percent of Class[2]
BlackRock Inc.	6,221,626	3	15.30%
50 Hudson Yards
New York, NY 10001

The Vanguard Group	4,860,398	4	11.48%
100 Vanguard Boulevard
Malvern, PA 19355

Steven A. Michaels	791,085	5	1.97%
Curtis L. Doman	336,141	6	*
Brian J. Garner	163,785	7	*
Todd King	35,869	8	*
Douglas C. Curling	33,972		*
Cynthia N. Day	35,566		*
Robert K. Julian	3,122		*
Ray Martinez	16,909		*
Daniela Mielke	3,122		*
Ray M. Robinson	35,566		*
Caroline Sheu	16,909		*
James P. Smith	17,078		*
All executive officers, directors and nominees as a group (a total of 12 persons)	1,489,124		3.72%
* Less than 1%.
1.Unless otherwise stated, the address for each beneficial owner is c/o PROG Holdings, Inc., 256 W. Data Drive, Draper, Utah 84020.
2.Percentages for executive officers, directors and nominees are based on (i) 40,058,369 shares of common stock outstanding at March 9, 2026 plus (ii) for each named person or group, options exercisable by such person or group within 60 days thereafter, and any RSUs and PSUs, that vest for each named person within 60 days thereafter.
3.As of March 31, 2025, based on information provided in a Schedule 13G/A filed with the SEC on April 28, 2025 by BlackRock, Inc. (“BlackRock”), in which BlackRock reported that it has sole voting power with respect to 6,146,704 shares of our common stock and sole power to dispose of, or direct the disposition of, 6,221,626 shares of our common stock.
4.As of September 30, 2024, based on information provided in a Schedule 13G/A filed with the SEC on November 4, 2024 by The Vanguard Group (“Vanguard”), in which Vanguard reported that it has sole voting power with respect to zero shares of our common stock, shared voting power with respect to 37,692 shares of our common stock, sole power to dispose of, or direct the disposition of, 4,774,881 shares of our common stock, and shared power to dispose of, or direct the disposition of, 85,517 shares of our common stock.
5.Amounts represent (i) 397,128 shares of common stock held by Mr. Michaels, (ii) 10,000 shares of common stock held indirectly by Mr. Michaels' spouse and (iii) 383,957 shares of common stock issuable upon the exercise of options that are currently exercisable.
6.Amounts represent (i) 21,875 shares of common stock held by Mr. Doman, (ii) 174,524 shares of common stock held by an LLC controlled by Mr. Doman and (iii) 139,742 shares of common stock issuable upon the exercise of options that are currently exercisable.
7.Amounts represent 82,203 shares of common stock held by Mr. Garner and 81,582 shares of common stock issuable upon the exercise of options that are currently exercisable.
8.Amounts represent 35,869 shares of common stock held by Mr. King.

76	PROG Holdings, Inc. 2026 Proxy Statement

Certain Relationships And Related Transactions
Policies and Procedures Dealing with the Review, Approval and Ratification of Related Party Transactions
The charter of the Audit Committee provides that the Audit Committee shall review and approve all transactions to which the Company is a party and in which any director or executive officer has a direct or indirect material interest, apart from their capacity as a director or executive officer of the Company. To assist with this review process, the Audit Committee has adopted a policy on related party transactions that provides procedures for the review and preapproval of certain transactions involving related parties. This policy applies to any transaction or series of transactions in which we or one of our subsidiaries is a participant, the amount involved exceeds or may be expected to exceed $100,000 in any fiscal year and a related party has a direct or indirect material interest. Under the policy, a related party includes (i) any person who is or was, since the beginning of the last fiscal year, a director, executive officer or nominee for election as a director, (ii) a greater than 5% beneficial owner of any class of our voting securities, (iii) an immediate family member of either of the foregoing persons or (iv) any entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position in which such person has a 5% or greater beneficial ownership interest. Related party transactions are referred to the Audit Committee, or if there are not a sufficient number of directors on the Audit Committee without interests in the transaction, by the disinterested directors serving on our Board of Directors, for preapproval or other action.
In addition, our Company’s Code of Business Conduct provides that conflict of interest situations involving directors or executive officers must receive the prior review and approval of the Audit Committee. Our Code of Business Conduct sets forth various examples of when conflict of interest situations may arise, including when an officer or director, or members of his or her family, receive improper personal benefits as a result of his or her position in or with the Company; have certain relationships with competing businesses or businesses with a material financial interest in the Company, such as suppliers or customers; or receive improper gifts or favors from such businesses.
Related Party and Other Transactions
Since January 1, 2025, there has not been, nor is there any proposed related party transactions in which we were or will be a party required to be disclosed under SEC rules, other than the compensation arrangements and other agreements and transactions which are described in the “Executive Compensation” section of this Proxy Statement and the transactions described below.
Mr. Michaels, our President and Chief Executive Officer, and Mr. Doman, a non-officer employee of the Company during 2025, are members of the Board of Directors of the PROG Holdings Foundation (the "Foundation"). Mr. Garner, our Chief Financial Officer, is also a member of the Board of Directors of the Foundation and serves as an officer of the Foundation. Ms. Fiori, our Chief People Officer, also serves as an officer of the Foundation. The Company made cash and in-kind donations of $572,000 to the Foundation in 2025. None of Messrs. Michaels, Doman or Garner or Ms. Fiori receive any compensation in connection with their service to the Foundation. The Foundation is not one of our consolidated entities. The policy on related party transactions adopted by our Audit Committee expressly provides that donations made by the Company to the Foundation are not deemed to be related party transactions.

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Questions And Answers About Voting And The Annual Meeting
What is the purpose of this Proxy Statement?
This Proxy Statement provides information regarding matters to be voted on at the Annual Meeting. Additionally, it contains certain information that the SEC requires us to provide annually to our shareholders. This Proxy Statement is also used by the Board of Directors to solicit proxies to be used at the Annual Meeting so that all shareholders of record have an opportunity to vote on the matters to be presented at the Annual Meeting, even if they cannot attend the meeting in person. Our Board of Directors has designated Steven A. Michaels and Brian J. Garner to vote the shares of common stock represented by proxies at the Annual Meeting.
Who is entitled to vote on the matters discussed in the Proxy Statement?
You are entitled to vote if you were a shareholder of record of our common stock as of the close of business on March 9, 2026, the “record date” for the Annual Meeting, including shares of restricted stock issued pursuant to the PROG Holdings, Inc. Amended and Restated 2015 Equity and Incentive Plan that are still subject to vesting requirements. A list of all shareholders entitled to vote will be available for inspection at the Annual Meeting. Your shares can be voted at the Annual Meeting only if you are present in person or represented by a valid proxy.
What constitutes a quorum for the Annual Meeting?
The holders of a majority of the outstanding shares of our common stock as of the close of business on the record date must be present, either in person or represented by valid proxy, to constitute a quorum necessary to conduct the Annual Meeting. On the record date of March 9, 2026, 40,058,369 shares of our common stock were issued and outstanding, including shares of restricted stock still subject to vesting requirements entitled to vote at the Annual Meeting. Shares represented by valid proxies received but marked as abstentions, and shares reflecting broker non-votes, will be counted as present at the Annual Meeting for purposes of establishing a quorum.
How many votes am I entitled to for each share of common stock I hold?
Each share of our common stock represented at the Annual Meeting is entitled to one vote for each director nominee with respect to the proposal to elect directors and one vote for each of the other proposals to be voted on. You are not entitled to cumulate votes with respect to the proposal to elect directors.
What proposals will require my vote?
You are being asked to vote on the following proposals:
▪To elect ten directors to serve for a term expiring at the 2027 Annual Meeting of Shareholders;
▪To vote on a non-binding, advisory resolution approving PROG Holdings' executive compensation;
▪To ratify the appointment of Ernst & Young LLP as PROG Holdings' independent registered public accounting firm for 2026; and
▪To approve the amendment to the Amended and Restated PROG Holdings, Inc. 2015 Equity and Incentive Plan.
What vote is required to approve each proposal or elect directors, and how will my vote be counted?
Proposal 1-Election of Directors. Shareholders may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to each of the nominees for director being considered pursuant to Proposal 1. Assuming a quorum is present, a nominee will be elected upon the affirmative vote of a majority of the total votes cast at the Annual Meeting, which means that the number of votes cast in favor of a nominee’s election exceeds the number of votes cast against that nominee’s election. Any shares that are not voted (whether by abstention or otherwise) will have no impact on the outcome of the vote with respect to this proposal.

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Questions And Answers About Voting And The Annual Meeting
If an incumbent director fails to receive a majority of the votes cast, the incumbent director will promptly tender his or her resignation to our Board of Directors which can then choose to accept it, reject it, or take other action our Board of Directors deems appropriate.
Proposal 2-Advisory Vote on Executive Compensation. Shareholders may vote "FOR," "AGAINST," or "ABSTAIN" with respect to the non-binding, advisory resolution approving our executive compensation. Assuming a quorum is present, the resolution approving our executive compensation will be approved if the votes cast by holders of shares of common stock present, in person or by proxy, at the Annual Meeting in favor of the resolution exceed the votes cast against the resolution. Any shares that are not voted (whether by abstention or otherwise) will have no impact on the outcome of the vote with respect to this proposal.
Proposal 3-Ratification of the Appointment of the Independent Registered Public Accounting Firm. Shareholders may vote "FOR," "AGAINST," or "ABSTAIN" with respect to the proposal to appoint EY as PROG Holdings' independent registered public accounting firm for 2026. Assuming a quorum is present, the proposal to ratify the appointment of our independent registered public accounting firm for 2026 will be approved if the votes cast by holders of shares of common stock present, in person or by proxy, at the Annual Meeting in favor of the proposal exceed the votes cast against the proposal. Any shares that are not voted (whether by abstention or otherwise) will have no impact on the outcome of the vote with respect to this proposal.
Proposal 4-Amendment to the PROG Holdings, Inc. Amended and Restated 2015 Equity and Incentive Plan. Shareholders may vote "FOR," "AGAINST," or "ABSTAIN" with respect to the proposal to amend the PROG Holdings, Inc. Amended and Restated 2015 Equity and Incentive Plan, as amended and restated (the "Equity Plan"). Assuming a quorum is present, the proposal to amend the Equity Plan will be approved if the votes cast by holders of shares of common stock present, in person or by proxy, at the Annual Meeting in favor of the proposal exceed the votes cast against the proposal. Any shares that are not voted (whether by abstention or otherwise) will have no impact on the outcome of the vote with respect to this proposal.
How does our Board of Directors recommend that I vote?
Our Board of Directors recommends that you vote:
▪“FOR” the election of each of the ten director nominees named in this Proxy Statement to serve for a term expiring at the 2027 Annual Meeting of Shareholders (Proposal 1).
▪“FOR” approval of a non-binding, advisory resolution approving PROG Holdings' executive compensation (Proposal 2).
▪"FOR" the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2026 (Proposal 3).
▪"FOR" the proposal to amend the PROG Holdings, Inc. Amended and Restated 2015 Equity and Incentive Plan (Proposal 4).
How do I vote?
If you are a shareholder of record, then you have four voting options. You may vote:
▪Over the Internet at the website listed on the enclosed proxy card. If you vote via the Internet, do not return your proxy card.
▪By telephone using the telephone number listed on the enclosed proxy card. If you vote by telephone, do not return your proxy card.
▪By completing, signing, dating and returning a written proxy card. To vote by using a written proxy card, mark your selections on the proxy card, date the proxy card and sign your name exactly as it appears on your proxy card, and return your proxy card by mail in the pre-addressed, postage-paid envelope included with the written proxy card.
▪By attending the Annual Meeting and voting in person.
We encourage you to vote your shares as soon as possible by proxy, even if you plan to attend the Annual Meeting, to ensure your shares are voted if you later find you are unable to attend the Annual Meeting. Voting by

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Questions And Answers About Voting And The Annual Meeting
telephone or over the Internet should be accomplished prior to May 5, 2026 at 11:59 p.m., Eastern Time, for shares held directly and prior to May 1, 2026 at 11:59 p.m., Eastern Time, for shares held in a retirement plan of PROG Holdings, Inc., to ensure your vote is counted. Proxy cards from shareholders who requested a written proxy card will be accepted when received up through the closing of the polls at the Annual Meeting.
If you are a registered holder and you vote your proxy by telephone or over the Internet, or if you complete, sign, date, and return a written proxy card, and no direction is specified as to any matter to be acted upon, the shares represented by your proxy will be voted “FOR” proposals 1, 2 and 3 in this Proxy Statement, and in accordance with the proxy holder’s best judgment as to any other business that may properly come before the Annual Meeting.
If you are a beneficial holder, then please refer to the instructions provided by your broker, bank, or other nominee regarding how to vote.
What is the difference between a shareholder of record and a beneficial holder of shares?
If your shares of our common stock are registered directly in your name with our transfer agent, Computershare, Inc., then you are considered a “shareholder of record” with respect to those shares. In this case, the Proxy Statement, Notice of Annual Meeting and proxy card have been sent directly to you by us.
If your shares are held in “street name” through a broker, bank, or other nominee, then you are considered the “beneficial holder” of the shares held for you. Beneficial holders of shares should refer to the instructions provided by their broker, bank, or other nominee regarding how to vote their shares or to revoke previous voting instructions. The availability of Internet and telephone voting depends on the voting processes of the broker, bank, or other nominee. As the beneficial holder, you have the right to direct your broker, bank, or other nominee how to vote your shares. Beneficial holders may vote in person only if they have a legal proxy to vote their shares from their broker, bank, or other nominee.
I am a beneficial holder. How are my shares voted if I do not return voting instructions?
Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Under the rules of the NYSE, brokerage firms have the authority to vote shares on certain routine matters for which their customers do not provide voting instructions by the tenth day before the Annual Meeting. The proposal to ratify the appointment of EY as our independent registered public accounting firm for 2026 is considered a routine matter.
The election of directors and the non-binding, advisory resolution to approve our executive compensation are not considered routine matters under the rules of the NYSE. If a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial holder of the shares with respect to that proposal, then the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” In tabulating the voting result for any particular proposal, shares that are subject to broker non-votes with respect to that proposal will not be considered votes either for or against the proposal, but will be counted as present for determining whether or not a quorum exists. It is very important that you provide voting instructions to your brokerage firm if you want your shares to be voted at the Annual Meeting on a non-routine matter.
Can I change my mind after I vote?
If you vote by proxy, then you can revoke that proxy at any time before it is voted at the Annual Meeting by giving written notice to the Corporate Secretary of the Company or though one of the following three methods:
▪Vote again using the Internet or by telephone prior to the Annual Meeting.
▪Sign another proxy card with a later date and return it to us prior to the Annual Meeting.
▪Attend the Annual Meeting in person and vote in person.
If you hold your shares in "street name" as a beneficial holder, your bank, broker or other nominee should provide you with instructions on how you may instruct it to vote on your behalf and how you may revoke any voting instructions given.

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Questions And Answers About Voting And The Annual Meeting
How will a proposal or other matter that was not included in this Proxy Statement be handled for voting purposes if it is raised at the Annual Meeting?
If any matter that is not described in this Proxy Statement should properly come before the Annual Meeting, then Steven A. Michaels or Brian J. Garner as proxies will vote the shares represented by valid proxies in accordance with their best judgment. For any other matter that may be properly presented at the Annual Meeting but which is not described in this Proxy Statement, assuming a quorum is present, the matter will be approved if the votes cast by holders of shares of common stock present, in person or by proxy, at the Annual Meeting in favor of the matter exceed the votes cast against the matter, unless a greater vote is required by law or by our charter. At the time this Proxy Statement was printed, management was unaware of any other matters that might be presented for shareholder action at the Annual Meeting.
Who will tabulate and certify the vote?
Representatives of Broadridge Financial Solutions, Inc. will tabulate the vote, act as the independent inspector of elections for the Annual Meeting, and certify the final vote on all matters considered at the Annual Meeting.
How can I request a written set of proxy materials, including a proxy card, or an additional set of proxy materials for the Annual Meeting?
All shareholders have the ability to access this Proxy Statement, the accompanying Notice of Annual Meeting of Shareholders, a written proxy card and the Annual Report by (i) accessing the materials at www.proxyvote.com or the Investor Relations section of our website located at http://investor.progholdings.com or (ii) requesting a printed set of these materials from us at no charge. To request a printed copy of these materials, please write to us at our principal executive offices located at 256 W. Data Drive, Draper, Utah 84020, Attn. President.
What happens if I abstain from voting?
Abstentions with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, then abstentions will have no impact on the outcome of the vote with respect to any of the proposals described in this Proxy Statement for consideration at the Annual Meeting.
What do I need to do if I want to attend the Annual Meeting?
Only shareholders, our Board of Directors, board nominees, management of the Company and management’s invited guests are permitted to attend the Annual Meeting. If you are a shareholder of record and wish to attend the Annual Meeting, you must provide valid picture identification, such as a driver’s license or passport, showing a name that matches a name on the Company’s list of record shareholders as of March 9, 2026 to be admitted to the Annual Meeting. If you hold your shares through a bank, broker, or other nominee, more commonly known as holding shares in “street name,” and desire to vote at the Annual Meeting, you must inform your bank, broker, or other nominee and request a “legal” proxy from the bank, broker, or nominee. You will need to bring the legal proxy to the Annual Meeting along with valid picture identification. If you do not have a legal proxy, you will not be able to vote at the Annual Meeting. You are, however, still welcome to attend the Annual Meeting, but you must bring your most recent brokerage account statement showing that you owned PROG Holdings' common stock as of the record date along with valid picture identification to be admitted to the Annual Meeting. You are advised that if you own shares in street name and obtain a legal proxy, any proxy you have previously executed will be revoked, and your vote will not be counted unless you appear at the Annual Meeting and vote in person or legally appoint another proxy to vote on your behalf.

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Questions And Answers About Voting And The Annual Meeting
How are proxies solicited and what is the cost?
We bear all expenses incurred in connection with the solicitation of proxies. We have engaged MacKenzie Partners, Inc. to assist with the solicitation of proxies for a fee estimated to be up to $7,500 for the initial solicitation services, plus reimbursement of out-of-pocket expenses. In addition to solicitation by mail and the Internet, certain officers, directors, and employees of the Company may solicit proxies by telephone, email, facsimile, or in person, although no additional compensation will be paid for such solicitation. The Company may also request banks, brokers, and other nominees to solicit their customers who have a beneficial interest in our common stock registered in their names and will reimburse such banks, brokers, and other nominees for their reasonable out-of-pocket expenses.

IN ORDER THAT YOUR SHARES OF OUR COMMON STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING IN CASE YOU ARE NOT PERSONALLY PRESENT, YOU ARE REQUESTED TO FOLLOW THE VOTING INSTRUCTIONS PROVIDED IN THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS.

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Additional Information
Shareholder Proposals for 2027 Annual Meeting of Shareholders
Proposals of shareholders intended to be presented at the 2027 Annual Meeting of Shareholders and to be included in our proxy statement in accordance with the provisions of Rule 14a-8 must be received by November 26, 2026 to be eligible for inclusion in the Company's Proxy Statement and form of proxy for that meeting. However, in accordance with the provisions of Rule 14a-8(e) of the Exchange Act, if the date of the 2027 Annual Meeting of Shareholders is changed by more than thirty days from the date of the 2026 Annual Meeting of Shareholders, the deadline for submitting proposals to be presented at the 2027 Annual Meeting of Shareholders will be a reasonable time before the Company begins to print and mail its proxy materials for the 2027 Annual Meeting of Shareholders.
Other shareholder proposals not made in accordance with the provisions of Rule 14a-8 must be submitted to our Board of Directors in compliance with the Company’s bylaws between 90 to 120 days prior to the date of the 2027 Annual Meeting of Shareholders in order to be considered timely. Any such shareholder proposals must also be accompanied by the following information: (i) the full text in writing of the shareholder proposal as it will be proposed; (ii) the purpose or purposes for which the shareholder proposal is desired and a statement that the shareholder proposal is to be considered at the 2027 Annual Meeting of Shareholders; (iii) the names, addresses and number of shares of the Company held of record by the shareholder or shareholders making the proposal (or the number of shares of the Company beneficially owned and represented by a nominee certificate on file with the Company); (iv) the number of shares of the Company that have been solicited with regard to the proposal and the number of shares of the Company whose holders have agreed (in writing or otherwise) to vote in any specific fashion on the proposal; and (v) a written statement by the proponent that it intends to continue ownership of such voting shares through the date of the 2027 Annual Meeting of Shareholders.
Any shareholder desiring to nominate a candidate for election as a director at the 2027 Annual Meeting of Shareholders must submit the nomination in writing by first class registered mail to our President no earlier than the close of business on January 6, 2027, and no later than the close of business on March 7, 2027, unless the date of the 2027 Annual Meeting of Shareholders is not scheduled to be held between April 6, 2027 and July 15, 2027 (in which case any such nomination must be submitted to our President not earlier than the close of business on the one hundred twentieth (120th) day prior to the 2027 Annual Meeting of Shareholders and not later than the close of business on the later of the sixtieth day prior to the 2027 Annual Meeting of Shareholders or the tenth day following the day when the date of the 2027 Annual Meeting of Shareholders is first publicly announced by us). Any nomination must also contain the following information about the nominee, to the extent known by the shareholder submitting the nomination: (i) the nominee’s name, address and principal present occupation; (ii) to the shareholder’s knowledge, the total number of shares of our common stock that may be voted for the nominee; (iii) the names and addresses of the shareholders proposing to make the nomination, and the number of shares of our common stock owned by each such shareholder; (iv) the nominee’s age, past employment, education, beneficial ownership of shares of our common stock, past and present financial standing, criminal history (including any convictions, indictments or settlements thereof), involvement in any past or pending litigation or administrative proceedings (including threatened involvement), relationship to and agreements (whether or not in writing) with the shareholders (and their relatives, subsidiaries and affiliates) intending to make the nomination, past and present relationships or dealings with us or any of our subsidiaries, affiliates, directors, officers or agents, plans or ideas for managing our affairs (including, without limitation, any termination of employees, any sales of corporate assets, any proposed merger, business combination or recapitalization, and any proposed dissolution or liquidation); (v) the nominee’s written consent to being named in a proxy statement as a nominee and to serving as director if elected; and (vi) all additional information relating to the nominee that would be required to be disclosed, or otherwise required, pursuant to Sections 13 or 14 of the Exchange Act, and the rules and regulations promulgated thereunder, in connection with any acquisition of shares by the nominee

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Additional Information
or in connection with the solicitation of proxies by the nominee for his or her election as a director, regardless of the applicability of such provisions of the Exchange Act. In addition, shareholders who intend to solicit proxies in support of director nominees other than the Company's nominees must comply with the additional requirements of Rule 14a-19 of the Exchange Act.
The Company retains discretion to vote proxies it receives with respect to director nominations or any other business proposals received after their respective deadlines for submission as described above. The Company retains discretion to vote proxies it receives with respect to such proposals received prior to such deadlines provided (i) the Company includes in its Proxy Statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (ii) the proponent does not issue its own proxy statement.
Householding of Annual Meeting Materials
As permitted by the SEC, we will only deliver one copy of our proxy materials, along with separate proxy cards to multiple shareholders who reside at the same address, unless such shareholders have notified us of their desire to receive multiple copies. We will promptly deliver, upon oral or written request, a separate copy of our proxy materials to any shareholder residing at an address to which only one copy was mailed. Shareholders residing at the same address and currently receiving only one copy of our proxy materials may contact us to request multiple copies in the future. Alternatively, shareholders residing at the same address and currently receiving multiple copies of our proxy materials may request that only a single copy be mailed in the future. The Company will promptly deliver additional copies of this Proxy Statement and other proxy materials to any shareholder who contacts the Company’s principal corporate office at 256 W. Data Drive, Draper, Utah 84020 requesting such additional copies; alternatively, you may contact the Company’s proxy solicitor, MacKenzie Partners, Inc. at 1-800-322-2885 or proxy@mackenziepartners.com.
Communicating with the Board of Directors and Corporate Governance Documents
The Company’s security holders and other interested parties may communicate with our Board of Directors, the non-management or independent directors as a group, or individual directors by writing to them in care of the Corporate Secretary, PROG Holdings, Inc., 256 West Data Drive, Draper, Utah 84020. Correspondence will be forwarded as directed by the writer. The Company may first review, sort, and summarize such communications, and screen out solicitations for goods or services and similar inappropriate communications unrelated to the Company or its business. All concerns related to audit or accounting matters will be referred to the Audit Committee.
The charters of the Audit Committee, Compensation & Human Capital Committee and Nominating, Governance & Corporate Responsibility Committee, the Company’s Code of Business Conduct, its Code of Ethics for the Chief Executive Officer and the Senior Financial Officers and Employees and its Corporate Governance Guidelines can each be viewed by clicking the “Corporate Governance” tab, and then clicking on the "Governance Documents" tab on the Company's Investor Relations website at http://investor.progholdings.com. You may also obtain a copy of any of these documents without charge by writing to the Corporate Secretary, PROG Holdings, Inc., 256 West Data Drive, Draper, Utah 84020.

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Additional Information
Other Action at the Meeting
As of the date of this Proxy Statement, we have no knowledge of any business, other than described herein, and customary procedural matters that will be presented for consideration at the Annual Meeting. In the event any other business is properly presented at the Annual Meeting, it is intended that proxies will be voted in accordance with the discretion of the proxy holders.
Moreover, our Board of Directors reserves the right to adjourn or postpone the Annual Meeting for failure to obtain a quorum, for legitimate scheduling purposes, or based on other circumstances that our Board of Directors believes would cause such adjournments or postponements to be in the best interests of our shareholders.
*   *   *   *   *   *

BY ORDER OF THE BOARD OF DIRECTORS

Todd King
Chief Legal and Compliance Officer

March 26, 2026

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Appendix A
Use of Non-GAAP Financial Information
We use various non-GAAP financial measures to evaluate the performance of our management team, including the named executive officers. For the assessment of the performance of management, the Compensation & Human Capital Committee (the "Committee") of our Board of Directors believes certain non-GAAP measures better reflect the operational performance of the business. Adjusted revenues, adjusted EBITDA and adjusted pre-tax income are supplemental measures of the Company's performance that are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) and are used to evaluate the performance of our management team. Adjusted revenues, adjusted EBITDA and adjusted pre-tax income provide the Committee, management, and investors with an understanding of the results from the primary operations of our business by excluding the effects of certain items that generally arose from one-time transactions that are not reflective of the ordinary earnings activity of our operations or transactions that have variability and volatility of the amount and typically are not budgeted for in setting management performance targets.
These non-GAAP financial measures should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, such as the Company’s GAAP revenues, net earnings and diluted earnings per share and the GAAP revenues and earnings before income taxes of the Company’s operating segments. For a comprehensive discussion of our GAAP financial results, refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 18, 2026. Further, we caution investors that amounts presented in accordance with our definitions of non-GAAP measures may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate these measures in the same manner.
The adjusted revenue metrics used for determining management's 2025 financial performance discussed in this Proxy Statement are calculated as the Company and operating segment revenues, reduced by the provision for loan losses. For purposes of measuring Adjusted Revenue, we included actual results of Vive for the nine months ended September 30, 2025 plus forecasted results for Vive for the fourth quarter of 2025, as the performance targets included Vive operating activities for the full year. The Committee believes the adjusted revenue metric provides a better measure for management incentive purposes than GAAP revenues, as the metric holds management accountable for the ultimately collectability of the Company's loan portfolios.

Consolidated Adjusted Revenues	Year Ended December 31, 2025
(In Thousands)
Revenues - GAAP - Continuing Operations	$2,409,223
Revenues - GAAP - Discontinued Operations[2]	66,613
Provision for Loan Losses[1] - Continuing Operations	(40,339)
Provision for Loan Losses - Discontinued Operations[2]	(39,781)
Adjusted Revenues - Used in our Incentive Compensation Plan	$2,395,716
1.The adjusted revenue metric used in our incentive compensation plan is reduced by the provision for loan losses at Four and the Company's other strategic operations.
2.For purposes of measuring the adjusted revenue metric for our incentive compensation plan, actual results of Vive for the nine months ended September 30, 2025, plus forecasted results for Vive for the fourth quarter of 2025 were included.

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Appendix A
The adjusted pre-tax income metrics used for determining management's 2025 financial performance discussed in this Proxy Statement are calculated as consolidated GAAP earnings before income tax expense, adjusted to exclude restructuring expenses, the write-off of assets due to retailer bankruptcy, costs related to the cybersecurity incident, net of insurance recoveries, transaction-related costs, Vive overhead allocation, and Vive's pre-tax loss. The amounts for these after-tax non-GAAP adjustments can be found in the adjusted pre-tax income table below:

Consolidated Adjusted Pre-Tax Income	Year Ended December 31, 2025
(In Thousands)
Net Earnings from Continuing Operations- GAAP	$124,352
Income Taxes	50,167
Earnings from Continuing Operations Before Income Taxes	174,519
Restructuring Expenses	2,798
Write-Off of Assets due to Retailer Bankruptcy	4,996
Costs Related to the Cybersecurity Incident, Net of Insurance Recoveries	(88)
Transaction-Related Costs	2,179
Vive Adjustment[1]	1,790
Adjusted Pre-Tax Income - Used in our Incentive Compensation Plan	$186,194
1.For purposes of measuring Adjusted EBITDA for Incentive Compensation, actual results of Vive for the nine months ended September 30, 2025, plus forecasted results for Vive for the fourth quarter of 2025 were included.
This Proxy Statement also includes adjusted EBITDA used in our incentive compensation plan that does not confirm to U.S. GAAP and are considered non-GAAP measures. The adjusted EBITDA used in our incentive compensation plan metrics for the years ended December 31, 2025, 2024, 2023, 2022 and 2021 discussed in this Proxy Statement are calculated as the Company's earnings before interest expense, depreciation on property and equipment, amortization of intangible assets and income taxes. Adjusted EBITDA also excludes certain other non-GAAP adjustments as detailed in the table below.
Management believes that Adjusted EBITDA provides relevant and useful information, and is widely used by analysts, investors and competitors in our industry as well as by our management in assessing consolidated performance. Adjusted EBITDA also provides management and investors with an understanding of one aspect of earnings before the impact of investing and financing charges, income taxes and effects of certain items that generally arose from one-time transactions that are not reflective of the ordinary earnings activity of our operations or transactions that have variability and volatility of the amount. We believe the exclusion of stock-based compensation expense provides for a better comparison of our operating results with our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. These measures may be useful to an investor in evaluating our operating performance and liquidity because the measures:
▪Are widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors.
▪Are a financial measurement that is used by rating agencies, lenders and other parties to evaluate our creditworthiness.
▪Are used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for strategic planning and forecasting.
For a comprehensive discussion of our GAAP financial results, refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 18, 2026.

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Appendix A
The reconciliation of GAAP net earnings to Adjusted EBITDA, and the amount for non-GAAP adjustments for Adjusted EBITDA used in our incentive compensation plan, can be found in the table below:

Adjusted EBITDA	Years Ended December 31,
(In thousands)	2025[1]	2024	2023	2022	2021
Net Earnings	$124,352	$197,249	$138,838	$98,709	$243,557
Income Tax (Benefit) Expense	50,167	(33,641)	57,383	49,535	84,647
Earnings Before Income Tax (Benefit) Expense	174,519	163,608	196,221	148,244	328,204
Interest Expense, Net	32,254	31,289	29,406	37,401	5,323
Depreciation	8,031	9,088	9,285	10,957	10,969
Amortization	16,001	17,889	22,748	22,894	22,289
EBITDA	230,805	221,874	257,660	219,496	366,785
Stock-Based Compensation	28,477	29,179	24,920	17,521	21,349
Impairment of Goodwill	—	—	—	10,151	—
Restructuring Expenses	2,798	22,691	12,533	9,001	—
Write-Off of Assets due to Retailer Bankruptcy	4,996	—	—	—	—
Regulatory Insurance Recoveries	—	—	(525)	—	—
Costs Related to Cybersecurity Incident, Net of Insurance Recoveries	(88)	285	2,833	—	—
Transaction-Related Costs	2,179	—	—	—	561
Adjusted EBITDA	269,167	274,029	297,421	256,169	388,695
Vive Change in Allowance[2]	—	—	—	—	(2,345)
Other Adjusted EBITDA[3]	—	—	—	—	4,355
Vive Adjustment[4]	3,937	—	—	—	—
Adjusted EBITDA - Used in our Incentive Compensation Plan	$273,104	$274,029	$297,421	$256,169	$390,705
1.Amounts presented for fiscal year 2025 reflect results from continuing operations only for purposes of determining Adjusted EBITDA. During fiscal 2025, the Company classified certain operations as discontinued in accordance with U.S GAAP. Amounts presented for prior periods have not been recast to separately present continuing operations and discontinued operations but reflect the amounts used in the Incentive Compensation Plan at the time they were certified for the respective year.
2.For 2021, the Committee determined the adjusted EBITDA used for management's incentive compensation would be adjusted for the change in allowance for loan losses at Vive. The Committee believed this adjustment was useful to arrive at a metric that gives management and investors an additional, supplemental metric to assess Vive’s underlying operational performance for the period by reflecting Vive loan losses in the period they are written-off instead of when the provision is recognized. Vive's provision for loan losses requires significant judgment and estimation, including the requirement to forecast macroeconomic conditions, which may lead to significant volatility in Vive's operating performance. Therefore, in assessing the performance for Vive's operating results for management incentive purposes, the established targets and actual results were adjusted for the change in allowance for loan losses for 2021. No such adjustment was part of the incentive compensation plan for any of the subsequent years.
3.The "Other" adjusted EBITDA represents operating losses of Four and losses associated with certain new product initiatives, which were excluded from Adjusted EBITDA used in our incentive compensation plan for 2021, as these operations were not contemplated in establishing the performance targets at the beginning of the year.
4.For purposes of measuring Adjusted EBITDA for Incentive Compensation, actual results of Vive for the nine months ended September 30, 2025, plus forecasted results for Vive for the fourth quarter of 2025 were included.

88	PROG Holdings, Inc. 2026 Proxy Statement

PROG Holdings, Inc.

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 5, 2026 for shares held directly and by 11:59 p.m. Eastern Time on May 1, 2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 5, 2026 for shares held directly and by 11:59 p.m. Eastern Time on May 1, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V86844-P48347 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PROG HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following director nominees:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Douglas C. Curling	☐	☐	☐
1b. Cynthia N. Day	☐	☐	☐
1c. Curtis L. Doman	☐	☐	☐
1d. Robert K. Julian	☐	☐	☐
1e. Ray M. Martinez	☐	☐	☐
1f. Steven A. Michaels	☐	☐	☐
1g. Daniela Mielke	☐	☐	☐
1h. Ray M. Robinson	☐	☐	☐
1i. Caroline S. Sheu	☐	☐	☐
1j. James P. Smith	☐	☐	☐

	For	**Against**	**Abstain**
The Board of Directors recommends you vote FOR proposal 2.			
2. Approval of a non-binding advisory resolution to approve the Company's executive compensation.	☐	☐	☐
The Board of Directors recommends you vote FOR proposal 3.			
3. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2026.	☐	☐	☐
The Board of Directors recommends you vote FOR proposal 4.			
4. Approval of the amendment to the PROG Holdings, Inc. Amended and Restated 2015 Equity and Incentive Plan.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

V86845-P48347

PROG Holdings, Inc.
Annual Meeting of Shareholders
May 6, 2026 8:00 AM, Mountain time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Steven A. Michaels and Brian Garner, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of PROG Holdings, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 AM, Mountain time on May 6, 2026, at The Little America Hotel, 500 Main Street, Salt Lake City, Utah 84101, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If this card is signed and returned without voting instructions, you will be deemed to have instructed the proxies to vote your shares in accordance with the recommendations of the Company's Board of Directors.

Participants in any retirement plan of PROG Holdings, Inc. may vote their proportionate share of Company common stock held in the plan by signing and returning this card, or by voting electronically or by telephone. By doing so, you are instructing the trustee to vote all of your shares at the meeting, and at any and all adjournments or postponements thereof, as you have indicated with respect to the matters referred to on the reverse side of this proxy card. If this card is signed and returned without voting instructions, you will be deemed to have instructed the plan trustee to vote your shares in accordance with the recommendations of the Company's Board of Directors listed above. If this card is not returned (and your shares are not otherwise voted electronically or by telephone) or if this card is returned unsigned, your shares will be voted by the plan trustee in the same proportion as the shares for which voting instructions are received from other participants in the plan.

Continued and to be signed on reverse side